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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                           ---------------------------

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

                           ---------------------------


Filed by the Registrant  [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement           [ ] Confidential, for Use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))

[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Materials Pursuant to Rule 14a-11(c) or Rule 14a-12

                    PRUDENTIAL-BACHE/WATSON & TAYLOR, LTD.-3
                (Name of Registrant as Specified in its Charter)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[ ] $500 per each party to the controversy pursuant to Exchange Act
    Rule 14a-6(i)(3).

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies: Units representing ownership interests in limited partnership interests

     (2)  Aggregate number of securities to which transaction applies: 53,315.

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): The amount on which the filing fee is calculated was determined pursuant to Rule 0-11(c)(2) of the Exchange Act by multiplying 1/50th of 1% by $11,050,000, the aggregate amount of cash to be received by the registrant.

     (4)  Proposed maximum aggregate value of transaction: $11,050,000.

     (5)  Total fee paid: $2,210.

[X] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing Party:
     (4)  Date Filed:

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



                    PRUDENTIAL-BACHE/WATSON & TAYLOR, LTD.-3
                                ONE SEAPORT PLAZA
                             NEW YORK, NY 10292-0116

                                                             September 17, 1996

Dear Unitholders:

     We are pleased to inform you that on June 13, 1996, PrudentialBache/Watson & Taylor, Ltd.-3 (the "Partnership") entered into a contract of sale to sell (the "Sale") the properties owned by the Partnership (the "Properties"), other than certain undeveloped land, to Public Storage, Inc. (the "Buyer"). The purchase price for these seven improved Properties is $11,050,000. The Partnership is seeking to sell such undeveloped land.

     The Partnership intends to make a cash distribution to Unitholders representing the bulk of the purchase price promptly after the closing of the Sale. The Partnership would then anticipate being able to make one or more subsequent distributions within approximately one year after the closing of the Sale, and thereafter to liquidate (the "Liquidation"). The Partnership estimates that these liquidating distributions will aggregate approximately $180 per unit.

     THE SALE AND LIQUIDATION REQUIRES THE CONSENT OF A MAJORITY OF THE UNITS. YOUR APPROVAL IS VERY IMPORTANT.

     PRUDENTIAL-BACHE PROPERTIES, INC., THE MANAGING GENERAL PARTNER OF THE PARTNERSHIP, AND GEORGE S. WATSON AND A. STARKE TAYLOR, III, THE INDIVIDUAL GENERAL PARTNERS OF THE PARTNERSHIP, BELIEVE THAT THE SALE AND LIQUIDATION ARE IN THE BEST INTERESTS OF THE PARTNERSHIP AND RECOMMEND THAT YOU CONSENT TO THE SALE AND LIQUIDATION. THE GENERAL PARTNERS BASE THEIR RECOMMENDATION ON, AMONG OTHER THINGS, THE FOLLOWING FACTORS:

     (1) Their belief that current market conditions are favorable for the sale of the Partnership's Properties,

     (2) The timing of the sale is consistent with the anticipated holding period for Units set forth in the initial offering,

     (3)  The Sale and Liquidation provides liquidity to Unitholders,

     (4) The price and terms negotiated with the Buyer were the result of a competitive bidding process and were the most favorable of the offers received to acquire the Properties in the bidding process described under "THE TRANS-

          ACTION--Background of the Sale of the Properties" in the attached Consent Statement,

     (5) The purchase price exceeds the aggregate appraisal value of the Properties, as determined by Cushman & Wakefield, an independent, third-party appraisal firm. (see "THE TRANSACTION--Fairness Opinion and Appraisals" in the attached Consent Statement), and

     (6) An opinion from Robert A. Stanger & Co. to the effect that the consideration to be received in the Sale is fair from a financial point of view to the Partnership (see "THE TRANSACTION--Fairness Opinion and Appraisals" in the attached Consent Statement).

     (7) The terms and conditions of the Contract of Sale, as described under "THE CONTRACT OF SALE."

     Unitholders should be aware that, if the Sale is consummated, the Partnership would not receive the benefits of any potential increases in cash flow or values of the Properties following the Sale.

     The attached Consent Statement contains detailed information concerning the proposed Sale and Liquidation. We urge you to read the Consent Statement and enclosed materials carefully before voting. If you have any questions please feel free to call our consent solicitors, Morrow & Co., Inc. at (800) 566-9061.

                                       Very truly yours,



                                        Thomas F. Lynch, III
                                        President
                                        Prudential-Bache Properties, Inc.
                                        Managing General Partner

                    PRUDENTIAL-BACHE/WATSON & TAYLOR, LTD.-3
                                ONE SEAPORT PLAZA
                             NEW YORK, NY 10292-0116

                             ----------------------


                  NOTICE OF PROPOSED ACTION BY WRITTEN CONSENT
                               SEPTEMBER 17, 1996

                             ----------------------


To the Unitholders of Prudential-Bache/Watson & Taylor, Ltd.-3:

     NOTICE IS HEREBY GIVEN to the holders (the "Unitholders") of the limited partnership interests in the Partnership (the "Units") of Prudential-Bache/Watson & Taylor, Ltd.-3, a Texas limited partnership (the "Partnership"), that Prudential-Bache Properties, Inc., the Managing General Partner of the Partnership ("PB Properties"), is soliciting written consents, in lieu of a meeting of Unitholders, to approve a single proposal, involving (a) the sale of substantially all of the assets of the Partnership, other than certain undeveloped land, as contemplated by the Contract of Sale, dated as of June 13, 1996 (the "Contract of Sale"), by and between the Partnership and Public Storage, Inc. and the sale of such undeveloped land on such terms and conditions as the Managing General Partner may determine and (b) the complete liquidation and dissolution of the Partnership (collectively, the "Transaction"), all as more fully described in the accompanying Consent Statement. The Transaction must be approved by the holders of a majority of the Units, which approval shall constitute the approval of the Partnership.

     Only Unitholders of record at the close of business on September 1, 1996 are entitled to give their consent to these actions.

     The accompanying Consent Statement describes the Transaction in detail.

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                   YOUR CONSENT TO THIS PROPOSAL IS IMPORTANT

       DEADLINE: 10:00 A.M., NEW YORK TIME, ON FRIDAY, OCTOBER 18, 1996

TO ENSURE THAT YOUR INTEREST WILL BE REPRESENTED, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED CONSENT CARD AND PROMPTLY MAIL IT IN THE ENCLOSED SELF-ADDRESSED POSTAGE-PREPAID ENVELOPE.

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

     Your approval is important. Please read the Consent Statement carefully and then complete, sign and date the enclosed Consent Card and return it in the self-addressed postage-prepaid envelope. Any Consent Card which is signed and returned but does not specifically disapprove the Transaction will be treated as approving the Transaction.

     To be counted, the Consent Card must be received on or before 10:00 a.m. New York time on Friday, October 18, 1996 (unless such time is extended). A consent may be revoked by written notice received on or before the expiration of the time for responding.

     Your prompt response is appreciated.

                                            PRUDENTIAL-BACHE PROPERTIES, INC.,
                                            Managing General Partner

New York, New York
September 17, 1996

                    PRUDENTIAL-BACHE/WATSON & TAYLOR, LTD.-3

                             -----------------------

                                CONSENT STATEMENT

                             -----------------------

                            ACTION BY WRITTEN CONSENT
                               SEPTEMBER 17, 1996

     This Consent Statement is being furnished to the holders ("Unitholders") of the limited partnership interests (the "Units") in Prudential-Bache/Watson & Taylor, Ltd.-3., a Texas limited partnership (the "Partnership"), in connection with the solicitation of consents by Prudential-Bache Properties, Inc., the Managing General Partner of the Partnership, on behalf of the Partnership. Unitholders are being asked to consent to a proposal which, if approved and consummated, would result in the sale (the "Sale") for cash of substantially all of the Partnership's assets other than certain undeveloped land, the sale of such undeveloped land on such terms and conditions as the Managing General Partner may determine and the complete liquidation and dissolution of the Partnership (collectively, the "Transaction"). The Partnership's assets consist substantially of seven improved properties, three of which are office/showroom/warehouse complexes, three of which are mini-storage complexes, and one of which is an office complex (the "Properties"). The Partnership also owns one undeveloped parcel of land which is not being sold in the Sale.

     The Partnership has entered into a Contract of Sale (the "Contract of Sale") with Public Storage, Inc. (the "Buyer"), dated as of June 13, 1996, for the sale of the Properties to the Buyer for $11,050,000 in cash. Pursuant to the Amended and Restated Certificate and Agreement of Limited Partnership of the Partnership (the "Partnership Agreement"), the sale of all or substantially all of the Partnership's assets, which will result in the dissolution and ultimate liquidation of the Partnership, must be approved by Unitholders who are the record holders of a majority of the Units.

     No person has been authorized to give any information or to make any representation other than those contained in this Consent Statement in connection with the solicitation of consents made hereunder and, if given or made, such information or representation must not be relied upon as having been authorized by the Partnership or any other person. The delivery of this Consent Statement shall not under any circumstances create an implication that there has been no change in the affairs of the Partnership since the date hereof or that the information herein is correct as of any time subsequent to its date.

                         ------------------------------

               THE CONSENT STATEMENT AND FORM OF CONSENT ARE FIRST BEING MAILED TO UNITHOLDERS ON OR ABOUT SEPTEMBER 18, 1996.

                       THE DATE OF THIS CONSENT STATEMENT
                              IS SEPTEMBER 17, 1996

                                             TABLE OF CONTENTS

                                                                          Page
                                                                          ----
SUMMARY..............................................................       3
         Selected Historical Financial Data..........................       7
                                                                            8
ACTION BY CONSENT....................................................       8
         General.....................................................       8
         Matters to be Considered....................................       8
         Recommendations of the General Partners ....................       8
         Action by Consent; Record Date..............................       8
         Consents....................................................       9
                                                                            9
THE TRANSACTION......................................................       9
         Description of the Partnership..............................       9
         General Partners of the Partnership.........................      10
         Background of the Sale of the Properties....................      10
         Recommendations of the General Partners.....................      12
         Fairness Opinion and Appraisals.............................      13
         Certain Income Tax Consequences and Considerations..........      18
         Accounting Treatment........................................      22
         Reason for Obtaining Unitholder Approval....................      22

THE CONTRACT OF SALE ................................................      22
         The Sale ...................................................      22
         Title and Environmental Defects.............................      23
         Closing Conditions..........................................      24
         Remedies....................................................      24
         Covenants...................................................      25
         Certain Expenses............................................      25
         Casualty and Condemnation...................................      25
         Termination.................................................      26

FINAL DISTRIBUTIONS AND  LIQUIDATION ................................      27

NO APPRAISAL RIGHTS..................................................      28
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF......................      28

MARKET PRICES FOR THE PARTNERSHIP'S UNITS AND
  DISTRIBUTIONS TO UNITHOLDERS AND THE GENERAL PARTNERS..............      28
         Market Price................................................      28
         Distributions...............................................      28

AVAILABLE INFORMATION................................................      29

Contract of Sale......................................................Annex A
Stanger Fairness Opinion .............................................Annex B
Partnership Annual Report on Form 10-K for the year ended
  December 31, 1995...................................................Annex C
Partnership Quarterly Report on Form 10-Q for the quarter
  ended June 30, 1996.................................................Annex D
Ernst & Young Tax Letter..............................................Annex E

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                                     SUMMARY

     The following is a summary of certain information contained elsewhere in this Consent Statement, including the Annexes hereto, which are a part of this Consent Statement. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained in this Consent Statement. Unless otherwise defined herein, capitalized terms used in this summary have the respective meanings ascribed to them elsewhere in this Consent Statement. Unitholders are urged to read this Consent Statement in its entirety.


THE PARTNERSHIP
Prudential-Bache/
  Watson & Taylor, Ltd.-3...................The Partnership owns and operates seven improved properties, three of which are office/showroom/warehouse facilities, three of which are mini-storage complexes, and one of which is an office complex (the "Properties"). The Partnership also owns a tract of undeveloped land in Texas. The offices of the
                                            Partnership are located at One Seaport Plaza, New York, New
                                            York 10292-0116.

CONSENT DEADLINE

Deadline for Consents.......................Consents must be received by Friday, October 18, 1996, at
                                            10:00 a.m., New York time (unless such time is extended).

THE TRANSACTION

General.....................................The Transaction to be approved by Unitholders is a single proposal for the Sale and the sale of the undeveloped land and
                                            Liquidation.  The purchase price for the Properties is
                                            $11,050,000.

Final Distributions and
   Liquidation..............................As promptly as practicable following the consummation of the
                                            Sale, the Managing General Partner will determine the amount of assets that it believes will be sufficient to provide for the
                                            Partnership's liabilities, including contingent liabilities, if any.
                                            The remainder of the Partnership's cash will be distributed in accordance with the Partnership Agreement, in an initial
                                            liquidating distribution. Once all of its obligations have been satisfied and any undeveloped land is sold, the Partnership will distribute its remaining cash and dissolve. It is expected that the bulk of the distribution will be made promptly after the
                                            Sale and the remainder within approximately one year. The

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

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

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
                                            Partnership estimates that these liquidating distributions will aggregate approximately $180 per Unit. See "FINAL
                                            DISTRIBUTIONS AND LIQUIDATION."

Background..................................See "THE TRANSACTION -- Background of the Sale of the
                                            Properties."

Recommendations of the
  General Partners..........................PB Properties, George S. Watson and A. Starke Taylor, III,
                                            the general partners of the Partnership (the "General
                                            Partners"), have carefully considered the Transaction and
                                            concluded that the Transaction is in the best interests of the
                                            Partnership and the Unitholders. Accordingly, the General Partners
                                            have approved the Transaction and recommend that
                                            Unitholders vote in favor of the Transaction.  See "THE
                                            TRANSACTION -- Recommendation of the General Part-
                                            ners."

Opinion of Financial Advisor................Robert A. Stanger & Co. ("Stanger") acted as financial advisor to the Partnership in connection with the Transaction. The
                                            Partnership has received a fairness opinion from Stanger to the effect that the consideration to be received in the Sale is fair from a financial point of view to the Partnership. See "THE
                                            TRANSACTION -- Fairness Opinion and Appraisals." For
                                            rendering financial advisory services with respect to the
                                            Partnership's portfolio and preparing a fairness opinion in connection with the Sale, Stanger is being paid a fee of $202,600 by the Partnership, a substantial portion of which is contingent upon the closing of the Sale.  Stanger is also receiving fees from the other Partnerships in connection with the sale of their properties.

Independent Appraisals .....................The Partnership received MAI-certified appraisals of the
                                            Properties from an independent, third-party appraisal firm,
                                            Cushman & Wakefield of Texas, Inc. ("Cushman &
                                            Wakefield"), dated September 1995. The purchase price
                                            exceeds the aggregate appraised value of the Properties. See
                                            "THE TRANSACTION -- Fairness Opinion and Appraisals."

The Buyer...................................Public Storage, Inc., the Buyer, is an equity real estate investment trust ("REIT") organized as a corporation under the laws of the State of California. The Buyer is a fully integrated, self-administered and self-managed REIT that acquires, develops, owns and operates self-service mini-warehouse facilities
                                            and also manages similar properties for third parties. The
                                            Buyer is the largest owner and operator of mini-warehouses in the United States. The Buyer (or a predecessor) has been the manager of the day-to-day operations of the Properties since
                                            1988.  The offices of the Buyer are located at 701 Western
                                            Avenue, Glendale, California. The Buyer has entered into
                                            contracts with certain other partnerships formed by the

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


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
 ............................................General Partners under which such other partnerships would sell substantially all of their properties to the Buyer. See
                                            "THE TRANSACTION--Background of the Sale of the Properties."

Security Ownership and Voting of
  the General Partners .....................As of September 1, 1996, none of the General Partners or any director or officer of any of the General Partners owned directly or beneficially any of the Units. Ralph DeFeo, president of
                                            Watson & Taylor Management, Inc., directly owns 20 Units.
                                            Prudential Securities Incorporated, an affiliate of PB Properties, beneficially owned 253 Units (approximately 0.5% of the
                                            outstanding Units) as of September 1, 1996.  Prudential Securities
                                            Incorporated intends to vote its Units to approve the Transaction.
                                            George S. Watson and A. Starke Taylor, III (collectively,
                                            the "Individual General Partners") own 270 nonvoting
                                            "equivalent units."  See "VOTING SECURITIES AND PRINCIPAL HOLDERS
                                             THEREOF."

Effective Time of the
  Transaction...............................It is anticipated that the Transaction will be consummated as promptly as practicable after the requisite Unitholder approval has been obtained and all other conditions to the Transaction have been satisfied or waived.

Conditions to the Transaction;
  Termination of the Transaction............The Transaction is conditioned upon, among other things, the approval thereof by Unitholders of record owning a majority of the Units. The Transaction may be terminated if it is not consummated by March 13, 1997. The Partnership may
                                            terminate the Transaction if  the Partnership receives a more favorable offer for the purchase of the Properties. In the latter case, a termination fee of  $209,950 (plus expenses up to
                                            $15,000) shall be payable to the Buyer. A termination fee
                                            would also be payable if Unitholder approval is not obtained and a contract or letter of intent to sell the properties at a price exceeding the Purchase Price is entered into within 180 days of the termination of the Contract of Sale. See "THE
                                            CONTRACT OF SALE -- Conditions; Termination."

No Appraisal Rights ........................Unitholders do not have appraisal rights in connection with the
                                            Transaction. See "NO APPRAISAL RIGHTS."

Certain Income Tax
  Consequences and
  Considerations............................For U.S. Federal income tax purposes, the Partnership will be required to report a loss allocable to the Unitholders of
                                            approximately $4.8 million in connection with the sale of the
                                            Properties and the sale of certain undeveloped land.  As a result, each taxable Unitholder will recognize a loss of approx-


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

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

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
                                            imately $85 per Unit, and each tax-exempt Unitholder will
                                            recognize a loss of approximately $95 per Unit. See "THE
                                            TRANSACTION -- Certain Income Tax Consequences and
                                            Considerations."

Accounting Treatment........................For financial reporting purposes, the Sale will be treated as a sale of properties. See "THE TRANSACTION -- Accounting
                                            Treatment."

Regulatory Matters..........................No Federal or State regulatory requirements must be complied with or approvals obtained in connection with the Transactions.

ACTION BY CONSENT

Record Date; Units
  Entitled to Consent.......................Unitholders of record at the close of business on September 1, 1996, are entitled to execute an action by written consent. At such date, there were 53,315 Units outstanding, each of which will entitle the record owner thereof to one vote.

Purpose of the Action.......................Written consents are being solicited to approve (a) the sale of the Properties, which comprise substantially all of the assets of the Partnership (the "Sale"), other than certain undeveloped land, and the sale of such undeveloped land on such terms and conditions as the Managing General Partner may determine
                                            and (b) the complete liquidation and dissolution of the Partnership and the distribution of the assets of the Partnership in
                                            accordance with the Partnership Agreement, other than such assets as are set aside to provide for the payment of all liabilities of the Partnership (the "Liquidation," and together with
                                            the Sale and the sale of the undeveloped land, the "Transaction").

Votes Required..............................The approval of the Transaction will require the written consent of Unitholders of record holding a majority of all outstanding Units of the Partnership entitled to consent thereto.
                                            Such approval will constitute the approval of the Partnership.

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

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                    PRUDENTIAL-BACHE/WATSON & TAYLOR, LTD.-3
                       SELECTED HISTORICAL FINANCIAL DATA

     The following selected historical financial data for each of the years in the five-year period ended September 30, 1995 and the nine months ended June 30, 1995 and 1996, has been derived from the Partnership's financial statements. The selected financial data set forth below should be read in conjunction with the financial statements and related notes thereto included in the Partnership's Annual Report on Form 10-K for the fiscal year ended September 30, 1995 and the unaudited financial statements and related notes thereto included in the Partnership's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996, copies of which are attached hereto.


                                                                                                        Nine Months ended
                                                Year ended September 30,                                     June 30,
                         ------------------------------------------------------------------------   ---------------------------
                            1995           1994           1993            1992            1991           1996           1995
                            ----           ----           ----            ----            ----           ----           ----

Rental income            $ 1,953,727    $ 1,890,856    $ 1,834,820    $ 1,771,478     $ 1,634,725    $ 1,510,354    $ 1,461,017

Provision for loss on
impairment of assets     $ 2,000,000             --             --    $ 2,745,000              --             --             --

Net income (loss)        $(1,733,919)   $   237,617    $   246,181    $(2,539,656)    $   127,320    $   180,190    $   203,508

Net income (loss) per
Unit                     $    (33.07)   $      3.40    $      3.55    $    (47.88)    $      1.47    $      2.92    $      2.98

Total assets             $12,742,033    $14,903,764    $15,281,959    $15,769,943     $19,244,097    $11,917,295    $14,661,337

Total limited partner
  distributions          $   334,910    $   601,756    $   658,024    $   867,615     $   637,549    $ 1,200,839    $   267,929

Limited partner
  distributions paid
  per Unit               $      6.25     $    11.23    $     12.28    $     16.19     $     11.84    $     22.41    $      5.00


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

                                ACTION BY CONSENT

GENERAL

     This Consent Statement is being furnished on behalf of the Partnership to the holders of the limited partnership interests of the Partnership in connection with the solicitation of consents by PB Properties, as Managing General Partner of the Partnership.

     This Consent Statement and accompanying form of Consent Card is first being mailed to Unitholders on or about September 18, 1996.

MATTERS TO BE CONSIDERED

     Consents are being solicited to approve a proposal involving the sale of the Properties which comprise substantially all of the assets of the Partnership, the sale of certain undeveloped land on such terms as the Managing General Partner may determine, and the distribution of the assets (which following the Sale and the sale of the undeveloped land will consist principally of cash and cash equivalents) of the Partnership, other than such assets as are set aside to provide for the payment of liabilities of the Partnership, and the complete liquidation and dissolution of the Partnership.

RECOMMENDATIONS OF THE GENERAL PARTNERS

     The General Partners have approved the sale of the Properties, the sale of certain undeveloped land held by the Partnership on such terms and conditions as the Managing General Partner may determine, and the complete liquidation and dissolution of the Partnership and recommend that Unitholders consent to the Transaction. See "THE TRANSACTION -- Background of the Sale of the Properties; Recommendation of the General Partners."

ACTION BY CONSENT; RECORD DATE

     The record date has been fixed as September 1, 1996 (the "Record Date") for the determination of Unitholders entitled to consent with respect to the Transaction. As of the close of business on the Record Date, there were 53,315 Units outstanding and entitled to consent, which Units were held by 3,269 Unitholders of record. Each Unitholder of record at the close of business on the Record Date is entitled to consent on the Transaction and cast one vote for each Unit held by returning a properly executed Consent Card.

     The consent of Unitholders who are the record holders of a majority of all outstanding Units entitled to vote thereon is required to approve the Transaction. Under applicable law, in tabulating the vote for any matter, abstentions and broker non-votes will have the same effect as votes against the Transaction.

CONSENTS

     This Consent Statement is being furnished to Unitholders in connection with the solicitation of consents by and on behalf of the Partnership.

     Any consent given pursuant to this solicitation may be revoked by the person giving it at any time before 10:00 a.m. New York time on Friday, October 18, 1996 (unless the time for responses is extended), by sending a written notice of such revocation to the Partnership's consent solicitor, Morrow & Co., Inc., so that such notice arrives before such time. Any written notice of revocation or subsequent consent should be sent to Morrow & Co., Inc., 909 Third Avenue, 20th Floor, New York, New York 10022.

     Under applicable law and the Amended and Restated Certificate and Agreement of Limited Partnership of the Partnership (the "Partnership Agreement") any matter upon which the Unitholders are entitled to act may be submitted to the Unitholders for a vote by written consent without a meeting.

     The Partnership has retained Morrow & Co., Inc. to aid in the solicitation of consents for a fee of approximately $3,500, plus expenses. In addition to solicitation by use of the mails, officers, directors and employees of PB Properties or its affiliates may solicit consents in person or by telephone, telegram or other means of communication. Such officers, directors and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. All costs and expenses of this solicitation, including the cost of preparing and mailing this Consent Statement, will be borne by the Partnership.

UNITHOLDERS SHOULD NOT SEND ANY UNIT CERTIFICATES WITH THEIR
CONSENT CARDS.

                                 THE TRANSACTION

DESCRIPTION OF THE PARTNERSHIP

     The Partnership was formed to acquire, develop, own and operate self-storage and business center facilities. In December 1985, the Partnership completed an offering through which it sold 53,315 Units, representing gross proceeds to the Partnership of approximately $26.6 million. The Partnership will terminate on December 31, 2050 unless terminated sooner under the provisions of the Partnership Agreement.

     The Partnership invested in and owns and operates the Properties, which consist of seven improved properties, three of which are office/showroom/warehouse complexes, three of which are mini-storage facilities, and one of which is an office complex.

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     Excepted from the Properties is a parcel of undeveloped land consisting of approximately 18.7 acres of vacant land located at the southwest corner of IH-35E and Wheatland Road in Dallas, Texas. The site has approximately 1,700 feet of frontage along the west side of the II-35E service road and approximately 780 feet of frontage along the south side of Wheatland Road. The property is zoned RR, Regional Retail. The property was appraised as of September 30, 1995 at $375,000. In seeking to sell such undeveloped land, the Managing General Partner makes no assurances as to its success in selling the land or as to the purchase price therefor.

GENERAL PARTNERS OF THE PARTNERSHIP

     The general partners of the Partnership are PB Properties, the Managing General Partner, and George S. Watson and A. Starke Taylor, III, the Individual General Partners (collectively, the "General Partners").

BACKGROUND OF THE SALE OF THE PROPERTIES

     In late 1995, the General Partners of the Partnership considered seeking bids for the Properties and the undeveloped land, and, assuming acceptable bids were received, entering into agreements to sell the Properties subject to limited partner approval, obtaining limited partner approval, and, after the sale, liquidating the Partnership. At such time Messrs. Watson and Taylor reiterated their view as had previously been expressed to the Managing General Partner that Watson & Taylor Management, Inc. could achieve better results managing the Properties than those achieved by the Buyer, leading to higher cash flow for the Partnership. Therefore, Messrs. Watson and Taylor believed that it would be in the best interests of the Partnership that management of the Properties be transferred to their management company and, after results improved, to then sell the Properties. The Managing General Partner did not agree with these views and believed that, for the reasons stated in the next paragraph, this was an excellent time to sell the Properties. The Managing General Partner informed Watson and Taylor that it would not agree to transfer management of the Properties to Watson & Taylor Management, Inc. Based on the Managing General Partner's position, Watson and Taylor concluded that the best interests of the Partnership would be served by proceeding with a sale of the Properties if fair prices could be obtained.

     The Partnership then retained Stanger to provide advice with respect to a possible sale of the Properties and liquidation of the Partnership. Stanger advised the General Partners that the market for the sale of self-storage properties was favorable, based on, among other things, (i) strong performance trends in the self-storage industry, (ii) bullish expectations among self-storage buyers and investors, (iii) increasing economic viability of self-storage development activity in many areas, and the consequent potential future negative impact on occupancies and rental rates for existing facilities,
(iv) a very high level of availability of equity capital and currently deep pool of buyers with budgeted acquisition capital targeting self-storage properties,
(v) re-emergence of lending activity and debt capital to the self-storage market, (vi) favorable trends in acquisition parameters of major buyers and a resulting increase in property values and (vii) increased ability to market properties on favorable terms.

     Accordingly, based in part on such information, as well as, (i) current market conditions appearing favorable for a sale, (ii) the original business plan for the Partnership being consistent with a sale at approximately such time and (iii) the General Partners ability to evaluate bids before committing to a sale, the General Partners determined to seek bids for the Properties.

     On December 18, 1995, the Partnership, as well as Prudential-Bache/Watson & Taylor, Ltd.-I, Prudential-Bache/Watson & Taylor, Ltd.-2 and Prudential-Bache/Watson & Taylor, Ltd.-4 (three other partnerships formed by the General Partners to invest primarily in similar properties) (the "Other Partnerships") announced that they were soliciting bids for their properties, invited interested parties to bid on any or all of the properties held by such partnerships and announced that, if acceptable bids were received by a partnership, the partnership would enter into agreements to sell the properties, subject to the approval of its limited partners. If so approved, the partnership would liquidate and distribute its net assets to its partners.

     The Partnership then retained Stanger as its financial advisor. The Partnership and its advisor contacted approximately 100 potential bidders concerning the possible sale of the Properties, of whom approximately 35 returned executed confidentiality agreements, and were each sent an offering package which contained business and financial information pertinent to the Properties and the properties of the Other Partnerships.

     The Partnership received thirteen bids to purchase some or all of the Properties. The terms and conditions of each bid were reviewed based upon certain factors which the Partnership had instructed bidders were especially important. Such factors included, but were not limited to, price, certainty of closing (including the definiteness of financing and financial capability of the bidder), the existence of potential downward adjustments to the purchase price in the bid as a result of due diligence or claims by the Buyer, including but not limited to reductions in purchase price for any structural repairs, capital costs and deferred maintenance items, and the absence of closing contingencies of the sale relating to the purchase of assets of any of the Other Partnerships.

     As a result of this review and discussions with bidders, the terms of certain bids were modified. Among the bids reviewed was a bid from a private company for the assets of the Partnership and all the assets of the Other Partnerships in which the nominal amount of the offer allocated to the Partnership's Properties exceeded the Buyer's offer. However, the bidder had not visited the properties, indicated the bid was subject to potential reductions following a due diligence physical review of the properties and a review by its accountants of financial information related to the Properties, and subsequently indicated that its bid was contingent on the acquisition of all the assets of the Other Partnerships as well as the Partnership. In addition, the bidder failed to provide sufficient evidence of its ability to finance the acquisition. When informed that its offer for the properties of two of the Other Partnerships would not be accepted, the bidder withdrew its bid for the Partnership's Properties.

     During the course of these reviews and discussions, the Buyer, which had not previously submitted a bid for the Properties, submitted a bid for the Properties, as well as bids for substantially all of the properties held by the Other Partnerships.

     Each of these bids was conditioned on the acceptance of the Buyer's other bids. The Partnership negotiated with the Buyer regarding price separately from the Other Partnerships. Each partnership insisted that the price offered for its properties by the Buyer be higher than any other bona fide bid received by such partnership. In addition, each partnership insisted that the price to be paid for its properties not be affected by the price to be paid for the properties of any other partnership. Each partnership also insisted that, once signed, the contract with it not be conditioned on the contract entered into by any other partnership, and that the termination of one contract would not have any affect on any other contract. The Contract of Sale is not conditioned on any contract with any Other Partnership, consistent with the original guidelines provided to bidders. The Buyer's proposal was the most favorable received for the Properties.

     The Buyer is an equity real estate investment trust ("REIT") organized as a corporation under the laws of the State of California. The Buyer is a fully integrated, self-administered and self-managed REIT that acquires, develops, owns and operates self-service mini-warehouse facilities. The Buyer is the largest owner and operator of mini-warehouses in the United States. The offices of the Buyer are located at 701 Western Avenue, Glendale, CA 91203 and its telephone number is (818) 244-8080.

     The Buyer (or a predecessor) has been the manager of the day-to-day operations of the Properties, as well as certain properties held by the Other Partnerships, since 1988.

     The Buyer has entered into contracts with the Other Partnerships under which each of the Other Partnerships would sell its properties to the Buyer (other than, in certain cases, undeveloped land owned by such partnerships).

RECOMMENDATIONS OF THE GENERAL PARTNERS

     The General Partners of the Partnership, believe that the Sale is fair and reasonable to the Unitholders, and recommend that the Unitholders approve the Transaction. In arriving at their determination, the General Partners considered each of the factors discussed below:

      (i) Their belief that current market conditions are favorable for the sale of the Properties.

     (ii) The timing of the Sale is consistent with the anticipated holding period for Units set forth in the initial offering.

    (iii) The Sale and liquidation provides liquidity to Unitholders.

     (iv) The price and terms agreed to by the Buyer are the result of a competitive bidding process and are the most favorable available to the Partnership, based upon the bidding process described above under "--Background of the Sale of the Properties."

      (v) The purchase price exceeds the aggregate appraised value of the Properties, as determined by Cushman & Wakefield, an independent, third-party appraisal firm. (see "--Fairness Opinion and Appraisals").

     (vi) The fairness opinion of Stanger that the consideration to be received in the Sale is fair from a financial point of view to the Partnership, described below under "--Fairness Opinion and Appraisals."

    (vii) The terms and conditions of the Contract of Sale, as described under "THE CONTRACT OF SALE." In particular, the fact that the Buyer's obligations are not subject to obtaining financing. If the Buyer were to terminate its obligations, it would forfeit the $828,750 Downpayment. Further, the Contract of Sale limits claims that the Buyer can make against the Partnership. Finally, the Contract of Sale can be terminated by the Partnership if the Partnership receives and accepts an unsolicited better offer for the Properties, although the Partnership would then be obligated to return the Downpayment and pay an additional $209,950 (plus expenses up to $15,000) to the Buyer. A termination fee would also be payable if Unitholder approval is not obtained and a contract or letter of intent to sell the properties at a price exceeding the Purchase Price is entered into within 180 days of the termination of the Contract of Sale.

     Unitholders should be aware that, if the Sale is consummated, the Partnership would not receive the benefits of any potential increases in cash flow or values of the Properties following the Sale.

     The General Partners found it impracticable to, and therefore did not, quantify or otherwise assign specific or relative weights to the above factors in its consideration of the Contract of Sale, and instead, considered the various above factors in their totality.

FAIRNESS OPINION AND APPRAISALS

Fairness Opinion from Stanger

     Stanger was engaged by PB Properties on behalf of the Partnership, in its capacity as Managing General Partner of the Partnership, to provide financial advisory services and to render an opinion as to the fairness to the Partnership from a financial point of view of the consideration to be received in the Sale. The full text of the Opinion, which contains descriptions of the assumptions and qualifications made, matters considered and limitations on the review and opinion, is set forth in Annex B to this Proxy Statement and should be read in its entirety. Certain of the material assumptions, qualifications and limitations to the fairness opinion are set forth below. The summary set forth below does not purport to be a complete description of the analysis used by Stanger in rendering the fairness opinion. Arriving at a fairness opinion is a complex analytical process not necessarily susceptible to partial analysis or amenable to summary description.

     In connection with its analysis, Stanger made certain assumptions, described more fully below, which the Partnership advised Stanger it would be reasonable to make. The Partnership imposed no conditions or limitations on the scope of Stanger's investigation or with respect to the methods and procedures to be followed in rendering the fairness opinion. The Partnership has agreed to indemnify Stanger against certain liabilities arising out of its engagement to render financial advisory services and to prepare and deliver the fairness opinion.

     EXPERIENCE OF STANGER - Stanger, founded in 1978, has provided information, research, investment banking and consulting services to clients throughout the United States, including major New York Stock Exchange firms and insurance companies and over 70 companies engaged in the management and operation of partnerships and real estate investment trusts. The investment banking activities of Stanger include financial advisory services, asset and securities valuations, asset sale transaction structuring and negotiation, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.

     Stanger, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, reorganizations and for estate, tax, corporate and other purposes. In particular, Stanger's valuation practice principally involves partnerships, partnership securities and the assets typically owned through partnerships including, but not limited to, real estate, oil and gas reserves, cable television systems and equipment leasing assets.

     SUMMARY OF MATERIALS CONSIDERED - In the course of Stanger's analysis to render its opinion regarding the Sale, Stanger: (i) reviewed the Contract of Sale and this Consent Statement, (ii) reviewed the Partnership's Annual Reports on Form 10-K for the years ending September 30, 1993, 1994 and 1995 and the Partnership's Quarterly Reports on Form 10-Q for the quarters ended December 31, 1995, March 31, 1996 and June 30, 1996, (iii) reviewed the Appraisals of the Properties prepared by Cushman & Wakefield ("Cushman & Wakefield"), an independent appraisal firm, as of September 30, 1995, (iv) reviewed summary historical operating statements for each of the Properties for 1995 and the first six months of 1996 and budgets for 1996, (v) performed site inspections of each of the Properties owned by the Partnership, (vi) reviewed information regarding purchases and sales of self-storage/office-warehouse properties and other information relating to acquisition criteria for self-storage/office-warehouse properties, (vii) discussed with management of the Partnership conditions in self-storage/office-warehouse property markets, conditions in the market for sales/acquisitions of properties similar to those owned by the Partnership, current and projected operations and performance, and the financial condition of the Partnership and (viii) conducted such other studies, analyses, inquiries and investigations as Stanger deemed appropriate.

     SUMMARY OF ANALYSIS - The following is a summary of certain reviews conducted by Stanger in connection with and in support of its fairness opinion. The summary of the Opinion and analysis of Stanger set forth in this Proxy is qualified in its entirety by reference to the full text of such Opinion.

     Review of Method of Sale. Stanger observed that the portfolio of Properties owned by the Partnership was offered for sale pursuant to a competitive bidding process. Potential purchasers were identified based on a review of certain real estate industry publications, a review of publicly traded real estate investment trusts, and industry contacts. Prospective buyers were identified based on such factors as type of properties owned or managed, geographical location of current portfolio, and disclosed acquisition objectives. Based on this process, approximately 100 prospective purchasers were identified and contacted regarding their interest in the Properties.

     A confidential memorandum describing each Property was prepared, which included a physical description, photographs, available site plans, location maps, market area demographics, unit configuration, gross potential income, historical physical occupancy, and a summary of financial information. As a result of the process described above, 35 confidential memorandums were distributed to prospective buyers after receipt of confidentiality agreements. Thirteen bidders submitted proposals to purchase some or all of the Properties of the Partnership. Bids were evaluated both on an individual property basis and on a portfolio basis.

     Review of Appraisals and Purchase Price - In preparing its opinion, Stanger relied in part upon the Appraisals of the Partnership's portfolio of properties which were prepared as of September 30, 1995 by Cushman & Wakefield. Stanger observed the Appraisals were certified by a Member of the Appraisal Institute and were conducted utilizing the income approach and the sales comparison approach to establish value. In addition, Stanger observed that in the course of conducting the Appraisals, Cushman & Wakefield collected and analyzed local market data, including but not limited to, rental rates at competing properties and capitalization rates and/or prices per unit or square foot paid in actual sales transactions involving similar type properties in the general market area of each Property. Stanger observed the aggregate appraised value of the Properties owned by the Partnership and to be sold to the Buyer was $10,425,000.

     Stanger observed that the Purchase Price is $11,050,000 and that such amount is $625,000 greater than the appraised value of $10,425,000 based on independent appraisals prepared by Cushman & Wakefield as of September 30, 1995. The Purchase Price, at $11,050,000, thus represents a 6% premium to the sum of the appraised values.

     CONCLUSIONS - Based on the foregoing, Stanger concluded that, based upon its analysis and assumptions, and as of the date of the fairness opinion, the consideration to be received in the Sale is fair to the Partnership from a financial point of view.

     ASSUMPTIONS - In evaluating the Sale, Stanger relied upon and assumed, without independent verification, the accuracy and completeness of all financial and other information contained in the Consent Statement or that was furnished or otherwise communicated to Stanger. Stanger did not perform an independent appraisal of the assets and liabilities of the Partnership and relied upon and assumed the accuracy of the Appraisals. Stanger also relied on the assurances of the Managing General Partner that any financial statements, projections, budgets, or value estimates contained in the Consent Statement or otherwise provided to Stanger were reasonably prepared on a basis consistent with actual historical experience and reflecting the best currently available estimates and good faith judgments; that no material changes have occurred in the appraised value of the portfolio or the information reviewed between the date of the Appraisals or the date of other information provided and the date of the opinion; and that the Managing General Partner is not aware of any information or facts that would cause the information supplied to Stanger to be incomplete or misleading in any material respect.

     In connection with preparing the fairness opinion, Stanger was not engaged to, and consequently did not, prepare any written report or compendium of its analysis for internal or external use beyond the analysis set forth in Annex B. Stanger does not intend to deliver any additional written summary of the analysis.

     COMPENSATION; PRIOR RELATIONSHIPS - For rendering financial advisory services with respect to the sale of the Partnership's portfolio and preparing the fairness opinion in connection with the Sale, Stanger is being paid a fee of $202,600 by the Partnership, a substantial portion of which is contingent upon the closing of the Sale. Stanger will also receive fees from the Other Partnerships totalling $928,800 for financial advisory services and preparing fairness opinions in connection with the sale of their assets. In addition, Stanger will be reimbursed for certain out-of-pocket expenses, including legal fees, and will be indemnified against certain liabilities including certain liabilities under the Federal securities laws. During the past two years, Stanger has rendered certain consulting services to the Partnership and its affiliates and the Other Partnerships, for which it has received customary compensation aggregating $262,918. Stanger has also rendered financial advisory services to REIT affiliates of the Buyer during the past two years, for which it has received customary compensation aggregating $334,086.

     LIMITATIONS AND QUALIFICATIONS - Stanger was not requested to, and therefore did not: (i) select the method of determining the consideration offered in the Sale, (ii) make any recommendation to Limited Partners whether to approve or reject the Sale or (iii) express any opinion as to the business decision to effect the Sale, alternatives to the Sale or tax factors resulting from the Sale. Stanger's opinion is based on business, economic, real estate and securities markets, and other conditions as of the date of its analysis. Events occurring after that date may materially affect the assumptions used in preparing the Opinion. See "-Background of the Sale of the Properties."

     Among the factors considered in its selection were Stanger's experience in connection with self-storage assets and mergers, acquisitions and reorganizations of real estate partnerships and its expertise in real estate valuations and transactions.

CUSHMAN & WAKEFIELD APPRAISAL REPORTS

     Various subsidiaries of Cushman & Wakefield, Inc. completed individual appraisal reports on each Property as of September 30, 1995. Property inspections were conducted and included discussions with on-site managers. Appraisers also conducted market research regarding local and regional economic conditions, competitive self-storage/office warehouse/office showroom properties (existing and potential) and recent comparable sales transactions. The sum of the individual appraised values of the Properties in the reports was $10,425,000.

     In each appraisal, Cushman & Wakefield used the Sales Comparison Approach and the Income Approach to develop a market value estimate for each Property. The Cost Approach was not used due to the difficulty in quantifying the various forms of obsolescence, and, in addition, because it is generally recognized that market participants do not rely on the Cost Approach in making their investment decisions.

     SALES COMPARISON APPROACH. Cushman & Wakefield utilized the Sales Comparison Approach as one of two methods to estimate the market value of each Property. The basic steps involved in the Sale Comparison Approach are: (i) research recent, relevant property sales and current offerings throughout the competitive area; (ii) select and analyze those properties considered most similar to the property appraised considering changes in economic conditions that may have occurred between the sale date and the date of value, and other physical, functional or locational factors; (iii) identify sales which include favorable financing and calculate the cash equivalent price; (iv) reduce the sale prices to common units of comparison such as the price per square foot of building area, and the effective gross income multiplier; (v) make appropriate comparative adjustments to the prices of the comparable properties to relate them to the property being appraised; and (vi) interpret the adjusted sales data and draw a logical value conclusion.

     For each of the seven appraisals which utilized the Sales Comparison Approach, the sales prices inherent in the comparable sales transactions were reduced to those common units of comparison used by buyers and sellers to analyze improved properties. The two primary units of comparison developed by Cushman & Wakefield were the sales price per square foot and the effective gross income multiplier (EGIM) methods of analysis.

     INCOME APPROACH. Cushman & Wakefield also employed the Income Approach in developing a market value estimate for each property. In utilizing the Income Approach, Cushman & Wakefield developed an unleveraged discounted cash flow analysis for each property based upon an eleven year cash flow forecast inclusive of the estimated proceeds from a hypothetical sale at the end of the tenth year. The estimated proceeds from the hypothetical sale at the end of the ten year holding period were based upon the eleventh year's net operating income from the property.

     The basis for the growth rates which were applied to the revenues and expenses of the properties in the portfolio included the following considerations: Cushman & Wakefield's analysis of the historical operating performance of the properties; Cushman & Wakefield's internal database of revenues and operating expenses for other comparable properties; and Cushman & Wakefield's analysis of the probable market conditions which would affect the revenues and operating expenses for each of the properties.

     The basis for the discount rate utilized by Cushman & Wakefield includes the following: Cushman & Wakefield's internal database for comparable properties; Cushman & Wakefield's regular, periodic survey of more than 20 institutional owners of properties; and publicly available, published real estate industry statistics.

     Cushman & Wakefield is a commercial real estate company which provides a broad array of services to its domestic and international clients. Cushman & Wakefield and affiliates have offices nationwide covering most of the major real estate markets, and its business activities include commercial leasing, tenant representations, appraisals and valuations, feasibility studies, sales and financings of income-producing properties, real estate advisory and consulting services, property management and market research. Cushman & Wakefield has, from time to time, provided services to PB Properties and its affiliates, and may do so in the future. As compensation for its services in connection with the appraisals, the Partnership paid the various Cushman & Wakefield companies which prepared the reports fees totalling $32,000 and reimbursed them for their out-of-pocket expenses.

     An appraisal is only an estimate of value, as to the specific date stated in the appraisal, and is subject to the assumptions and limiting conditions stated in the report. As an opinion, it is not a measure of realizable value and may not reflect the amount which would be received if the property was sold. Reference should be made to the entire appraisal report. Copies may be obtained at the reasonable cost of document reproduction upon written request to Prudential-Bache/Watson & Taylor, Ltd.-3, Property Appraisals, One Seaport Plaza, New York, New York 10292-0116.

CERTAIN INCOME TAX CONSEQUENCES AND CONSIDERATIONS

General

     The following discussion summarizes the general estimated Federal income tax consequences arising from the consummation of the Sale and provides a general overview of certain State income tax considerations. This summary is not intended to and should not be considered an opinion respecting the Federal or State income tax consequences to a particular Unitholder. Due to the complexity of the tax issues involved, Unitholders are urged to consult with their personal tax advisors regarding their individual circumstances and the tax reporting consequences of the transaction.

     Based upon the description of the Sale and the sale of certain undeveloped land contained in this Consent Statement, and assuming the Sale and the sale of the undeveloped land are consummated on September 30, 1996, the Partnership's independent accountants have advised the Partnership that THE SALE AND THE SALE OF THE UNDEVELOPED LAND WILL RESULT IN A TOTAL LOSS ALLOCABLE TO THE UNITHOLDERS FOR FEDERAL INCOME TAX PURPOSES IN 1996 OF APPROXIMATELY $4.8 MILLION OR AN AVERAGE OF APPROXIMATELY $85 PER UNIT FOR A TAXABLE UNITHOLDER AND AN AVERAGE OF APPROXIMATELY $95 PER UNIT FOR A TAX-EXEMPT UNITHOLDER. (All per Unit calculations for Federal income tax purposes were based upon 53,585 Units which included the "equivalent units" held by the Individual General Partners.) Approximately $2.2 million of such loss (or an average of approximately $39 per Unit for a taxable Unitholder and an average of approximately $43 per Unit for a tax-exempt Unitholder) will represent Section 1231 Loss (defined below) and approximately $2.6 million (or an average of approximately $46 per Unit for a taxable Unitholder and an average of approximately $52 per Unit for a tax-exempt Unitholder) will represent capital loss. However, due to varying admission dates and the operation of the Partnership Agreement, the actual amount of recognized loss that is allocated to a Unit will depend upon a Unitholder's admission date.

     The summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"); existing final, temporary and proposed Treasury regulations thereunder (the "Regulations" or "Treas. Reg. ss."); published rulings and practices of the Internal Revenue Service (the "IRS"); and court decisions, each as currently in effect. There can be no assurance that the IRS will agree with the conclusions herein or that future legislation or adminis-trative changes or court decisions will not significantly modify the Federal income tax law regarding the matters described herein, potentially with retroactive effect.

     This summary does not discuss all the Federal income tax aspects of the Transaction that may be relevant and material to a particular Unitholder in light of the Unitholder's personal circumstances, or to certain types of Unitholders subject to special treatment. For example, insurance companies, subchapter S corporations, partnerships, pension and profit-sharing plans, tax-exempt organizations, non-U.S. taxpayers and others may be subject to special rules not discussed below.

Partnership Status

     Under current law, a "partnership" is not a taxable entity and incurs no Federal income tax liability. Instead, each partner is required to take into account in computing their own income tax liability their own allocable share of the partnership's items of income, gain, loss, deduction and credit (hereinafter referred to as "income or loss"). The distribution of cash attributable to partnership income is generally not a separate taxable event. This tax treatment, however, depends entirely upon the Partnership's classification as a "partnership" (rather than an "association taxable as a corporation") for Federal income tax purposes. This summary assumes, and PB Properties believes, that the Partnership has been and will continue to be properly classified as a "partnership" for Federal income tax purposes, but no assurance can be given to Limited Partners that this will continue to be true and no opinion of counsel or of the Partnership's independent accountants or ruling from the IRS is currently being sought with respect to this partnership status issue.

Federal Income Tax Consequences

     A sale of the Properties would have certain tax implications to the Unitholders that should be considered.

     Based on its terms, the Sale and the sale of the undeveloped land will result in the Partnership's recognition of a loss for Federal income tax purposes, which in turn will cause the Partnership's partners to be allocated such loss.

     The potential tax consequences to the Unitholders, assuming the Sale and the sale of the undeveloped land are consummated on September 30, 1996, are discussed below.

     Generally, the sale or other disposition of a property for an "amount realized" which is less than the "adjusted basis" of such property will result in the recognition of taxable loss by the taxpayer. The amount realized is ordinarily the selling price reduced by the expenses of sale. The "adjusted basis" of property is its cost (including nondeductible capital expenditures made by the taxpayer at the time of purchase) or other basis in the hands of the taxpayer with certain additions or subtractions for expenditures, transaction costs or recoveries of capital during the period of time from acquisition of the property until the sale or other disposition. To determine the gain or loss on the sale or other disposition of property the initial cost basis must be (i) adjusted upward or increased to include the cost of expenditures for capital expenditures such as improvements, betterments, commissions and other nondeductible charges; and (ii) adjusted downward or decreased by (a) items that represent a return of capital and (b) depreciation and amortization.

     Under Section 1231 of the Code (which deals with gains and losses from the sale or exchange of business property), to the extent that a taxpayer's Section 1231 Gains for any taxable year from all sources exceed such taxpayer's Section 1231 Losses (defined below) from all sources for the year, subject to certain exceptions (such as depreciation recapture discussed below), such net Section 1231 Gain (subject to the 5-year rule stated below) shall be treated as a long-term capital gain. However, Section 1231 Gain shall be treated as ordinary income to the extent of prior Section 1231 Losses from any source that were treated as ordinary in any of the previous five years. Section 1231 Gains are those gains arising from the sale or exchange of "Section 1231 Property" which means (i) depreciable assets used in a trade or business, or (ii) real property used in a trade or business, which are held for more than one year. Conversely,
Section 1231 Losses are those losses arising from the sale or exchange of
Section 1231 Property. If Section 1231 Losses exceed Section 1231 Gains, such losses would be treated as ordinary losses.

     Under Sections 1245 and 1250 of the Code (which deal with depreciation recapture), a portion of the amount allowed as depreciation expense with respect to Section 1231 Property may be "recaptured" as ordinary income upon sale or other disposition of personal or real property rather than as long-term capital gains ("Section 1245 Gain" and "Section 1250 Gain" respectively). Sections 1245 and 1250 Gains are taxed at the marginal ordinary income tax rate of the taxpayer as opposed to the 28% individual capital gains rate. The Partnership will have minimal, if any, Section 1245 Gain and Section 1250 Gain as a result of the Sale.

     Under Section 702(a)(3) of the Code (which generally deals with the "pass through" tax items from a partnership to its partners), a partnership is required to separately state, and the partners are required to account separately, for their distributive share of all gains and losses. Accordingly, with the Sale and the sale of the undeveloped land now expected to be consummated on September 30, 1996, each Unitholder's allocable share of Section 1245 Gain, Section 1250 Gain, Section 1231 Loss, capital loss, and Partnership net taxable income or loss will be reflected on their own Schedule K-1 for the partnership year ended September 30, 1997.

     Net long-term capital gains of individuals, trusts and estates will be taxed at a maximum rate of 28%, while ordinary income (such as Section 1245 gain or Section 1250 gain) will be taxed at a maximum rate depending upon that Unitholder's taxable income, of up to 39.6%. With respect to net capital losses, the amount of net long-term capital loss that can be utilized to offset ordinary income will be limited to the sum of net capital gains from other sources recognized by the Unitholder during the tax year, plus $3,000 ($1,500 in the case of a married individual filing a separate return). The excess amount of such net long-term capital loss may be carried forward and utilized in subsequent years subject to the same limitations. A corporate Unitholder cannot deduct net capital losses (i.e., it can only deduct a capital loss to the extent of its capital gains). A corporation can carry back a capital loss to each of the three preceding tax years and can carry the loss forward for five years subject to the same limitations.

     While the issue is not free from doubt, the IRS, pursuant to Section 291(a) of the Code (which generally causes additional depreciation recapture for corporate taxpayers), would likely require a corporate Unitholder to treat 20% of the portion of the gain on the Sale allocated to such corporate Unitholder that would otherwise be Section 1231 Gain as ordinary income to the extent of depreciation claimed with respect to real property, and the following discussion and estimates assume such treatment. The total potential amount of Section 291(a) ordinary income recharacterization for a corporate Unitholder is minimal, if any.

     A Unitholder's allocable share of any Partnership loss realized on the sale of its properties (other than capital loss from the sale of investment properties) will be subject to the passive activity loss rules. Please consult your tax advisor regarding the effect that the passive activity loss rules will have upon your tax situation.

     The Partnership expects to make distributions from the Sale proceeds. See "Market Prices and Distributions--Distributions." This distribution will first reduce a Unitholder's Federal income tax basis in their own Unit, and, to the extent the amount of the distribution is in excess of that basis, such excess will be taxed as a long-term or short-term capital gain, depending on a Unitholder's holding period. If upon the subsequent termination of the Partnership a Unitholder has a basis remaining for their own Unit, the amount of such remaining basis will give rise, in the year of the termination, to a long-term or short-term capital loss, depending on a Unitholder's holding period. Such capital loss can be used to offset (i) net Section 1231 Gains that have not been otherwise recharacterized as ordinary income, and (ii) net capital gains from all other sources that are recognized in the year of Sale.

     Actual gain or loss amounts may vary from the foregoing estimates. The foregoing estimate does not take into account the effects, if any, of any costs associated with Environmental Defects or Title Defects. See "THE CONTRACT OF SALE--Title and Environmental Defects." The foregoing estimate was prepared assuming a September 30, 1996 closing, although a later closing in 1996 is not expected to result in material differences.

Certain State Income Tax Considerations

     Because each State's tax law varies, it is impossible to predict the tax consequences to the Unitholders in all the State tax jurisdictions in which they may be subject to tax. Accordingly, the following is a general summary of certain common (but not necessarily uniform) principles of State income taxation. Unitholder's should consult their own tax advisors regarding the State income tax consequences of the Transaction.

     State tax consequences to each Unitholder will depend upon the provisions of the State tax laws to which the Unitholder is subject. The Partnership will generally be treated as engaged in business in each of the States in which the Properties are located, and the Unitholders would generally be treated as doing business in such States and therefore subject to tax in such State. Most States modify or adjust the taxpayer's Federal taxable income to arrive at the amount of income potentially subject to State tax. Resident individuals generally pay State tax on 100 percent of such State-modified income, while corporations and other taxpayers generally pay State tax only on that portion of State-modified income assigned to the taxing State under the State's own apportionment and allocation rules.

Other

     The discussions set forth above are only a summary of the material Federal income tax consequences of the Transaction to the Unitholders and of certain State income tax considerations. They do not address all potential tax consequences that may be applicable to a Unitholder, and may not be applicable to certain categories of Unitholders, such as nonUnited States persons, tax-exempt entities or financial institutions. It also does not address the State, local or foreign tax consequences of the Transaction. ACCORDINGLY, UNITHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE SPECIFIC INCOME TAX CONSEQUENCES OF THE TRANSACTION TO THEM, INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS.

ACCOUNTING TREATMENT

     For financial reporting purposes, the transaction will be treated as a sale of properties and the gain from the sale will be recorded in the Partnership's Statement of Operations, reduced by all expenses of sale, including appraisals, fairness opinion and other professional fees and transfer taxes. Under generally accepted accounting principles, the Partnership would incur a gain of approximately $100,000 on the Sale and the sale of the undeveloped land.

REASON FOR OBTAINING UNITHOLDER APPROVAL

     Pursuant to the Partnership Agreement, the sale of all or substantially all of the Partnership's assets must be approved by holders of a majority of the outstanding Units.

                              THE CONTRACT OF SALE

     The following is a summary of the material terms of the Contract of Sale. This summary does not purport to be complete and reference is made to the Contract of Sale, which is attached to this Consent Statement as Annex A and is incorporated herein by reference. Defined terms used but not defined herein have the same meaning as in the Contract of Sale.

THE SALE

     The Partnership has entered into the Contract of Sale with the Buyer pursuant to which it has agreed to sell the Properties to the Buyer for a purchase price of $11,050,000. The Buyer has made a downpayment of $828,750 (the "Downpayment"), which is being held by the Escrow Agent. The Contract of Sale provides that upon the terms and subject to the conditions of the Contract of Sale, the Closing shall take place three business days following satisfaction of the conditions to the Closing.

TITLE AND ENVIRONMENTAL DEFECTS

     The Contract of Sale provides that the Buyer may, within 20 days of delivery of certain title reports and related documents with respect to the Properties, deliver to the Partnership written notice setting forth its objections to any matters encumbering title to the Properties other than the Permitted Exceptions (generally, immaterial title defects) (collectively "Title Defects") and within the time frames set forth below, any Environmental Defects (generally, hazardous materials located in, on or under any of the Properties in violation of environmental laws). The Title Defects and the Environmental Defects are sometimes referred to herein as, the "Defects." With respect to Title Defects the Partnership shall have the option to (i) cure any or all of the Title Defects prior to Closing, (ii) remove such Property from the transaction and adjust the Purchase Price by the allocated value of the affected Property, (iii) grant the Buyer a credit against the Purchase Price equal to the cost to cure such Title Defects or (iv) terminate the Contract of Sale, in which latter event, provided that the Buyer is not in default, the Downpayment, together with any interest thereon, shall be returned to the Buyer. With respect to any Environmental Defect, the Partnership shall have the option to (i) cure any or all of the Environmental Defects prior to Closing or (ii) grant the Buyer a credit against the Purchase Price equal to the cost to cure such Environmental Defects. If the cost to correct any Environmental Defect exceeds 10% of the allocated value of the affected Property, the Partnership shall have the option to remove such affected Property from the transaction and adjust the Purchase Price by such allocated value.

     The Contract of Sale provides that (i) the Partnership shall have the right to adjourn the Closing Date for such reasonable period, not to exceed sixty days, as shall be necessary to cure any such Defect and (ii) the Partnership shall have the right, subject to the terms and conditions hereof, to cause the Closing to take place with respect to the other Properties and then to cause the Closing to take place with respect to the affected Property within such reasonable period, not to exceed thirty days, as shall be necessary to cure any such Defect.

     In order to establish an Environmental Defect, the Buyer shall be required to deliver to the Partnership on or prior to 10 days after (i) the Buyer's receipt of the Phase I environmental site assessment for each Property or (ii) if applicable, the Buyer's receipt of a final Phase II environmental assessment for any Property, a report reasonably detailing any Environmental Defect. The Buyer and the Partnership have agreed to make reasonable efforts to agree as to the existence of and the cost to cure any Environmental Defect. If the Buyer and the Partnership do not agree on the foregoing within 15 days after the Partnership's receipt of the Buyer's notice described above, then the parties shall submit the matter to binding arbitration.

     Other than the aforementioned Title and Environmental Defects, the Contract of Sale calls for the sale of the Properties in an "As Is, Where Is" condition, with no further adjustment to the purchase price for structural and deferred maintenance items, if any, or other factors relating to the physical condition of the Properties, subject to the Casualty and Condemnation provisions discussed below.

     The Buyer has requested that the Partnership provide it with certain information and perform certain additional testing regrading environmental matters with respect to certain Properties so that the Buyer can determine whether there are any Environmental Defects with respect to such Properties. Based upon, among other things, reports produced by, and discussions with, the Partnership's environmental consultant, the Managing General Partner does not anticipate that there are any material Environmental Defects with respect to these Properties, although there can be no assurances in this regard.

     The Buyer has raised certain objections regarding title or survey issues with respect to the Properties. Based upon, among other things, review of title commitments with respect to the Properties, the Managing General Partner does not anticipate that these objections will have any material effect on the Partnership's ability to sell the Properties to the Buyer or on the purchase price to be received, although there can be no assurances in this regard.

CLOSING CONDITIONS

     The obligations of each party to close under the Contract of Sale are subject to (i) the approval of the Sale by the holders of a majority of the Units, (ii) there being no law or court order preventing the Sale or any litigation by a governmental entity seeking to prevent the Sale, (iii) the representations and warranties of the other party being true and correct in all material respects and (iv) the other party having performed, in all material respects, its covenants in the Contract of Sale.

REMEDIES

     If the Buyer shall elect to proceed with the performance of the Contract of Sale notwithstanding the failure to be satisfied of any conditions to the Closing, the Buyer shall be deemed to have waived the requirement that those conditions be satisfied. The Buyer's sole recourse for the Partnership's failure to consummate the Closing in accordance with the terms of the Contract of Sale shall be, at the Buyer's option, (i) if appropriate, to sue for specific performance, or (ii) to terminate the Contract of Sale and receive a "Termination Fee" in an amount equal to the Buyer's reasonable out of pocket attorneys' fees for outside counsel incurred by the Buyer in connection with the transactions contemplated by the Contract of Sale but in no event to exceed $15,000, which Termination Fee shall be in addition to the return of the Downpayment plus all accrued interest thereon and, if the Partnership executes a contract or letter of intent to sell the Properties within 180 days from termination of the Contract of Sale, to receive an amount equal to 1.9% of the purchase price as liquidated damages. In the event that the Managing General Partner of the Partnership does not recommend or withdraws its recommendation to the limited partners of the Partnership to vote to grant the Partnership Consent for any reason other than as is required by its fiduciary obligations to the Partnership due to a change in circumstances after the date of the Contract of Sale, the Partnership shall pay to the Buyer an amount equal to 1.9% of the Purchase Price (plus the Buyer's expenses, not to exceed $15,000) as liquidated damages, together with a refund of the Downpayment, and the Partnership shall have no further obligation to the Buyer whatsoever.

     If the Buyer shall be unable or unwilling to consummate the Closing in violation of the terms of the Contract of Sale, the Partnership shall have the right (i) to terminate the Contract of Sale and retain the Downpayment and interest thereon as liquidated and agreed upon damages, and neither the Partnership nor the Buyer shall have any further rights or obligations hereunder.

     The Contract of Sale further provides that except as expressly set forth therein, none of the representations and warranties contained in the Contract shall survive the Closing.

COVENANTS

     The Contract of Sale provides that the Partnership will not initiate, solicit, negotiate with or provide information to any person (other than the Buyer) concerning any merger, sale of substantial assets out of the ordinary course of business or similar transaction involving the Properties to be sold to the Buyer, provided that the Partnership may negotiate with or furnish information to a third party if the Managing General Partner of the Partnership determines, in its sole discretion, that its fiduciary duties require it to take such actions.

     The Contract of Sale also provides that the Partnership shall operate the Properties in the ordinary and usual course, consistent with past practice.

     The Contract of Sale further provides that each party thereto will use all reasonable efforts to perform all acts required to consummate the transactions contemplated thereby as promptly as practicable.

CERTAIN EXPENSES

     The Contract of Sale provides that the Partnership shall pay for (a) the cost of any Surveys, the premium for any title insurance and any other costs of closing and (b) transfer taxes, documentary stamp taxes, recording charges and other taxes or charges imposed by any governmental entity in connection with the transfer of the Properties. The Contract of Sale also provides that the Partnership shall deliver to the Buyer at the Partnership's sole cost and expense any (i) Phase I environmental site assessments, (ii) Phase II environmental assessments of the Properties, (iii) other Phase II environmental assessments which are reasonably required by the Phase I environmental site assessments to be conducted at the Properties. Each of the parties shall otherwise pay for any and all other costs which it may incur in connection with the Contract of Sale.

CASUALTY AND CONDEMNATION

     The Contract of Sale provides that if, prior to the Closing Date, any of the Properties is damaged due to a casualty (a "Casualty") and the cost of repairing such damage, in accordance with the Partnership's insurance claims, is less than $100,000, then the Partnership shall repair such Casualty prior to the Closing Date or assign to the Buyer the proceeds of the Partnership's policy of casualty insurance and pay to the Buyer the amount of any deductible. If the cost of repairing a Casualty to any Property, in accordance with the Partnership's insurance claims, equals or exceeds $100,000, then the Partnership shall have the option to repair the Casualty to such Property prior to Closing to the condition it was in prior to Closing or if the Partnership does not repair the Property, the Buyer shall have the option to remove such Property from the transaction and adjust the Purchase Price as provided in accordance with the Contract of Sale or have the Partnership assign to the Buyer the insurance proceeds and pay to the Buyer the amount of any deductible. Notwithstanding anything herein to the contrary, (i) the Partnership shall have the right to adjourn the Closing Date for such reasonable period as shall be necessary to repair any such Casualty and (ii) the Partnership shall have the right, subject to the terms and conditions hereof, to cause the Closing to take place with respect to the other Properties and then cause the Closing to take place with respect to the affected Property within such reasonable period as shall be necessary to repair any such Casualty.

     If, prior to the Closing Date, all or any portion of any Property is condemned or taken by eminent domain, then the Contract of Sale shall nevertheless remain in full force and effect without any abatement of the Purchase Price. In such event, the Partnership shall convey such Property to the Buyer at the Closing in its then existing condition, and the Buyer shall be entitled to receive all net condemnation awards otherwise payable to the Partnership as a result of such loss or damage and, in full satisfaction of any claims by the Buyer against the Partnership, the Partnership shall assign to the Buyer, without recourse or warranty of any nature whatsoever, all of the Partnership's right, title and interest in and to any claims the Partnership may have to any condemnation awards, as well as all rights or pending claims of the Partnership with respect to such condemnation or taking of such Property, and the Partnership shall pay to the Buyer all payments theretofore made by such condemning authorities as a result of such loss after deducting therefrom the costs of collection thereof.

TERMINATION

     The Contract of Sale may be terminated as follows:

     (a) By the Partnership, if during the term of the Contract of Sale the Partnership has received a bona fide offer from an unrelated third party which the Managing General Partner of the Partnership has determined is more favorable to the Partnership and its partners than the terms hereof (the "Topping Offer"), provided that the Partnership has provided the Buyer with at least 5 days written notice of the terms of such offer and the right to match such offer, and further provided that the Partnership shall pay to the Buyer, simultaneously with the acceptance of the Topping Offer (regardless of whether the sale contemplated by the Topping Offer is consummated), a "Topping Fee" in an amount equal to 1.9% of the Purchase Price plus an amount equal to the Buyer's reasonable out of pocket attorney's fees for outside counsel incurred by the Buyer in connection with the transactions contemplated by the Contract of Sale but in no event are the attorney's fees to exceed $15,000.

     (b) By the Partnership or the Buyer, if a court of competent jurisdiction issues a binding and final order permanently preventing the sale of the Properties to the Buyer.

     (c) By the Partnership or the Buyer, if the Closing does not occur on or before March 13, 1997, provided that the party seeking to terminate is not in breach of the Contract of Sale.

     (d) By the Partnership or the Buyer, if the Unitholders vote not to grant the Consent, provided that, if (i) the Closing does not occur due to a failure to obtain the Consent and (ii) the Partnership enters into a contract or a letter of intent within 180 days after the termination of the Contract of Sale, to sell the Properties at a price which exceeds the Purchase Price, the Partnership shall pay to the Buyer the Topping Fee.

                       FINAL DISTRIBUTIONS AND LIQUIDATION

     As promptly as practicable following the consummation of the Sale, the Managing General Partner will determine the amount of assets that it believes will be sufficient to provide for the Partnership's contingent liabilities, if any. The remainder of the Partnership's cash will be distributed to the Unitholders and the General Partners, in accordance with the Partnership Agreement, in an initial liquidating distribution. Once all contingent obligations have been satisfied, the Partnership will distribute its remaining net assets, if any, and dissolve.

     The Partnership estimates that the total distribution will be approximately $180 per Unit. This estimate is based on the factors set forth below. THERE CAN BE NO ASSURANCES AS TO THE ACTUAL AMOUNTS DISTRIBUTED, OR AS TO THE AMOUNTS SET FORTH BELOW. ACTUAL AMOUNTS MAY VARY MATERIALLY FROM THESE FIGURES.

              Gross Purchase Price                        $11,050,000
              Partnership Working Capital                    (162,000)
                                                          -----------
                  Subtotal                                $10,888,000

              Expenses of Sale and Liquidation              1,243,000
                                                          -----------
              Net Distributable Amount                     $9,645,000

              GP Distributions                                   $-0-

              Net LP Distributable Amount
               (including certain "equivalent units")      $9,645,000
                                                           ==========
              Total LP Distributions Per Unit                    $180
                                                                 ====

     The Net LP Distributable Amount includes approximately $48,000 distributable to the Individual General Partners for 270 "equivalent units."

     The foregoing estimate does not take into account the effects, if any, of any costs associated with Environmental Defects or Title Defects. See "THE CONTRACT OF SALE-Title and Environmental Defects." The foregoing estimate was prepared assuming a September 30, 1996 closing, although a later closing is not expected to result in material differences.

     Transfers of Units are effected on the books of the Partnership quarterly on the first day of the calendar quarter subsequent to the assignment. If the Sale is, as expected, closed, and the initial liquidating distribution is made, prior to December 31, 1996, only holders of record as of October 1, 1996 will be entitled to such distribution.

                               NO APPRAISAL RIGHTS

     If Unitholders owning a majority of the Units on the Record Date vote in favor of the Transaction, such approval will bind all Unitholders. The Partnership Agreement and the Texas Revised Limited Partnership Act, under which the Partnership is governed, do not give rights of appraisal or similar rights to Unitholders who dissent from the vote of the majority in approving or disapproving the Transaction. Accordingly, dissenting Unitholders do not have the right to have their Units appraised and to have the value of their Units returned to them because they disapprove of the action of a majority of the Unitholders.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     On the Record Date, there were 53,315 Units issued and outstanding and entitled to consent.

     According to publicly available information, as of September 1, 1996, no person or entity beneficially owns more than 5% of the outstanding Units.

     As of the Record Date, none of the General Partners nor any officer or director thereof owned any Units. Ralph DeFeo, president of Watson & Taylor Management, Inc., owned 20 Units. Prudential Securities Incorporated, an affiliate of PB Properties, owned 253 Units as of the Record Date. Messrs. Watson and Taylor hold an aggregate of 270

"equivalent units", which entitle them to the economic benefits of Units, but which do not carry the right to vote. PB Properties holds 270 "equivalent units" which do not carry the right to vote and for which it has waived its right to share in any Partnership allocations of income or loss and in any limited partnership cash distributions.

                  MARKET PRICES FOR THE PARTNERSHIP'S UNITS AND
              DISTRIBUTIONS TO UNITHOLDERS AND THE GENERAL PARTNERS

MARKET PRICE

     The Units are not listed on any national or regional securities exchange or quoted on the NASDAQ system, and there is no established public trading market for the Units. A significant secondary market has not developed, and it is not expected that one will develop in the future.

DISTRIBUTIONS

     Since the inception of the Partnership through August 15, 1996, the Partnership has made distributions of approximately $6.9 million, or an average of approximately $115 per Unit, to the Unitholders, including holders of "equivalent units", as applicable, pursuant to the terms of the Partnership Agreement. The following table sets forth the amount of such per Unit cash distributions paid to Unitholders on or about 45 days after the end of the specified quarter.

           1994
           ----
           First quarter                   $2.50
           Second quarter                   2.50
           Third quarter                    2.50
           Fourth quarter                   1.25

           1995
           ----
           First quarter                    1.25
           Second quarter                   1.25
           Third quarter                    1.25
           Fourth quarter                   1.25

           1996
           ----
           First quarter                    1.25
           Second quarter                   1.25

     In addition, a distribution of $18.66 per Unit was paid to Unitholders in May 1996 relating to the net proceeds of the sale of certain undeveloped land.

                              AVAILABLE INFORMATION

     This Consent Statement does not purport to be a complete description of all agreements and matters relating to the condition of the Partnership, its Properties and the transactions described herein. Accompanying this Consent Statement are the Annual Report on Form 10-K for the year ended December 31, 1995, and the Quarterly Report on Form 10-Q for the quarter ended June 30, 1996, which provide additional information regarding the Partnership. With respect to statements contained in this Consent Statement as to the content of any contract or other document filed as an exhibit to the Form 10-K and Form 10-Q, each such statement is qualified in all respects by reference to such exhibit and the schedules thereto which may be obtained without charge upon written request to the Partnership. If making such a request, please send it to the Prudential-Bache/Watson & Taylor, Ltd.-3, One Seaport Plaza, New York, NY 10292-0116.

     The information concerning the Buyer contained herein was supplied by the Buyer. Although the Partnership does not have any knowledge that any such information is untrue, neither the Partnership nor any of its partners takes any responsibility for the accuracy or completeness of such information.

     All documents filed after the date of this Consent Statement but before action by consent is taken shall be deemed to be incorporated by reference into this Consent Statement. Copies of these documents will be available at the reasonable cost of document reproduction upon request to Prudential-Bache/Watson & Taylor, Ltd.-3, One Seaport Plaza, New York, NY 10292-0116. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Consent Statement shall be deemed to be modified or superseded for purposes of this Consent Statement to the extent that a statement contained in this Consent Statement (or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Consent Statement) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Consent Statement.

                                                                        ANNEX A

                                CONTRACT OF SALE

     THIS CONTRACT, made as of June 10, 1996, by and between PrudentialBache/Watson & Taylor, Ltd.-3, a Texas limited partnership ("Seller"), and Public Storage Inc., a California corporation ("Buyer").

                              W I T N E S S E T H:

     WHEREAS, Seller desires to sell and Buyer desires to purchase (i) all of Seller's right, title and interest in the real properties and improvements and any fixtures and personalty, if any, presently existing and located thereon, more particularly described on Exhibit A attached hereto together with all rights and appurtenances pertaining thereto and (ii) all of Seller's right, title and interest in and to all other items set forth on Exhibit A attached hereto (each individually, a "Property", and, collectively, the "Properties"), all upon the terms and subject to the conditions hereinafter set forth; and

     WHEREAS, following such sale, Seller intends to liquidate and distribute its net assets (including the proceeds of such sale) to its partners.

     NOW, THEREFORE, in consideration of the foregoing, the sum of $1.00 by each party in hand paid to the other, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby mutually agree as follows:

     1. Agreement to Purchase and Sell. Subject to the terms and conditions hereinafter set forth, Seller agrees to sell to Buyer and Buyer agrees to purchase from Seller, free and clear of all liens, claims, encumbrances and other charges, except the Permitted Exceptions (as hereinafter defined), all of Seller's right, title and interest in and to the Properties.

     2. Purchase Price. The purchase price ("Purchase Price") for the Properties, which Buyer agrees to pay, is the sum of $11,050,000 payable as follows:

          (a) $828,750 as the downpayment (the "Downpayment"), upon the execution of this Contract by wire transfer of immediately available federal funds to the account of Escrow Agent (as hereinafter defined), to be held by the Escrow Agent in accordance with this Section 2.

          (b) The remainder of the Purchase Price at Closing (as hereinafter defined), by wire transfer of immediately available federal funds to Escrow Agent's account pursuant to Seller's instructions.

     Chicago Title Insurance Company shall act as escrow agent (the "Escrow Agent") and shall hold the Downpayment in accordance with the provisions of the agreement annexed hereto as Exhibit B, which agreement is being executed simultaneously with this Contract.

          (c) Any other provision hereof to the contrary notwithstanding, it is expressly understood and agreed that, in consideration of the execution of this Contract by Seller and to support Seller's covenants and agreements in this Agreement through the Inspection Period (as hereinafter defined), in the event that Buyer exercises any right to terminate this Contract as set forth herein, Escrow Agent shall disburse the sum of One Hundred and No/100 Dollars ($100.00) ("Independent Consideration") from the Downpayment to Seller before disbursing the balance of the Downpayment to Buyer. The Independent Consideration is in addition to and independent of any other consideration or payment provided for in this Contract, is non-refundable and shall be paid to Seller notwithstanding any other provision of this Contract.

     Any interest earned on the Downpayment shall be paid to Buyer. At the Closing, such interest shall be a credit against the Purchase Price.

     3. Evidence of Title. (a) Seller shall convey to Buyer at Closing (as hereinafter defined) good, valid, marketable, indefeasible and insurable fee simple title to the Properties, subject to any and all covenants, conditions, rights of way, restrictions, easements and other matters affecting title, which do not materially impair the use or the value of the Property to which they relate (collectively, the "Permitted Exceptions") provided however the Permitted Exceptions shall expressly exclude any Unpermitted Exceptions (as hereinafter defined).

          (b) As used herein, the term "Unpermitted Exception" shall mean with respect to any Property (provided the same is not caused by the actions of Buyer):

               (A) Any building encroachment or sign encroachment (i) on real estate not owned by Seller, (ii) on a setback line, or (iii) in violation of a binding easement burdening the Property, in each case which materially impairs the use or value of the Property;

               (B) Any defect in the Seller's chain of title which would prevent Seller from being able to convey title to the Property in fee simple at Closing under the laws of the State in which the Property is located, unless the Title Insurer is willing to issue a policy of title insurance which contains affirmative coverage for claims arising solely out of such defect;

               (C) Any easement which burdens the Property such that access or use is compromised, in each case which materially impairs the use, access or value of the Property;

               (D) Any lack of access or easements necessary to operate the Property in the manner which such Property has been operated by Seller prior to Closing, in each case which materially impairs the use, access or value of the Property;

               (E) Any liens for the payment of money other than real estate taxes, association assessments, special district taxes and related charges not yet due and payable; and

               (F) Any standard printed exceptions on the title commitments which can be removed by an affidavit or delivery to the Title Insurer of an appropriate Survey (as hereinafter defined);

               (G) (i) the failure to be in material conformance with the then applicable local zoning codes or deed restrictions, (ii) if a Property is not in conformance with the then applicable local zoning codes, the failure of such Property to have the status equivalent to a "non-conforming use" and (iii) the existence of a permanent and final order by the applicable local jurisdiction which materially impairs the use or value of the Property.

          (c) Seller shall deliver to Buyer, within twenty days after the date hereof, (i) commitments for ALTA policies of owners title insurance (the "Title Commitments") issued by Chicago Title Insurance Company through Title Associates Inc. 430 Park Avenue New York, New York 10022, as the Title Insurer's authorized Agent, showing fee simple title to the Properties as vested in Seller and to be vested in Buyer, subject to the Permitted Exceptions and (ii) current surveys prepared by licensed public land surveyors according to ALTA standards showing the boundaries of the Properties, the location of any easements, rights-of-ways, improvements, encroachments thereon, all matters on the Title Commitments which can be shown and, certifying the number of acres if possible (to the nearest one thousandth acre) comprising the Properties (the "Surveys"). Within twenty days after the delivery of the Title Commitments, legible copies of all items referenced therein and the Surveys, Buyer shall deliver to Seller written notice setting forth its objections to any matters encumbering the Properties including any Unpermitted Exceptions other than the Permitted Exceptions collectively ("Title Defects") and within the time frames set forth below any Environmental Defects (as hereinafter defined). The Title Defects and the Environmental Defects are sometimes referred to herein as, the "Defects." With respect to Title Defects Seller shall have the option to (i) cure any or all of the Title Defects prior to Closing,
     (ii) remove such Property from the transaction and adjust the Purchase Price as provided hereafter on Exhibit C (iii) grant Buyer a credit against the Purchase Price equal to the cost to cure such Title Defects or (iv) terminate this Contract, in which latter event, provided that Buyer is not in default hereunder, the Downpayment, together with any interest thereon, shall be returned to Buyer. With respect to any Environmental Defect, Seller shall have the option to (i) cure any or all of the Environmental Defects prior to Closing, or (ii) grant Buyer a credit against the Purchase Price equal to the cost to cure such Environmental Defects. If the cost to correct any Environmental Defect exceeds 10% of the allocated value of the affected Property as set forth in Exhibit C attached hereto and made a part hereof, Seller shall have the option to remove such affected Property from the transaction contemplated hereby, and adjust the Purchase Price as provided hereafter on Exhibit C. Notwithstanding anything herein to the contrary, (i) Seller shall have the right to adjourn the Closing Date for such reasonable period, not to exceed sixty days, as shall be necessary to cure any such Defect and (ii) Seller shall have the right, subject to the terms and conditions hereof, to cause the Closing to take place with respect to the other Properties and then to cause the Closing to take place with respect to the affected Property within such reasonable period, not to exceed thirty days, as shall be necessary to cure any such Defect. The term "Environmental Defect" shall mean "Hazardous Materials" (hereinafter defined) located in, on or under any one of the Real Properties in violation of any Environmental Laws (hereinafter defined).

     In order to establish an Environmental Defect, Buyer shall be required to deliver to Seller on or prior to 10 days after (i) Buyer's receipt of the Phase I environmental site assessment for each Property or (ii) if applicable Buyers receipt of a final Phase II environmental assessment prepared by LAW (as hereinafter defined) for any Property, reasonably detailing any Environmental Defect. Buyer and Seller shall make reasonable efforts to agree as to the existence of and the cost to cure any Environmental Defect. If Buyer and Seller do not agree on the foregoing within 15 days after Seller's receipt of Buyer's notice described above, then the parties shall submit the matter to binding arbitration in accordance with the terms hereof. As used herein, "Environmental Laws" means all federal, state and local statutes, codes, regulations, rules, ordinances, orders, standards, permits, licenses, policies and requirements (including consent decrees, judicial decisions and administrative orders) relating to the protection, preservation, remediation or conservation of the environment or worker health or safety, all as amended or reauthorized, or as hereafter amended or reauthorized, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act of 1976 ("RCRA"), 42 U.S.C. Section 6901 et seq., the Emergency Planning and Community Right-to-Know Act ("Right-to-Know Act"), 42 U.S.C. Section 11001 et seq., the Clean Air Act ("CAA), 42 U.S.C. Section 7401 et seq., the Federal Water Pollution Control Act ("Clean Water Act"), 33 U.S.C.
Section 1251 et seq., the Toxic Substances Control Act ("TSCA"), 15 U.S.C.
Section 2601 et seq., the Safe Drinking Water Act ("Safe Drinking Water Act"), 42 U.S. C. Section 300f et seq., the Atomic Energy Act ("AEA"), 42 U.S.C.
Section 2011 et seq., the Occupational Safety and Health Act ("OSHA"), 29 U.S.C.
Section 651 et seq., and the Hazardous Materials Transportation Act (the "Transportation Act"), 49 U.S.C. Section 1802 et seq. As used herein, "Hazardous Materials" means: (1) "hazardous substances," as defined by CERCLA; (2) "hazardous wastes," as defined by RCRA; (3) any radioactive material including, without limitation, any source, special nuclear or byproduct material, as defined by AEA; (4) friable asbestos; (5) polychlorinated biphenyls; and (6) any other material, substance or waste regulated under any Environmental Laws.

     If any dispute between the parties is required by the terms of this Contract to be submitted to arbitration. Then such matter shall be submitted to binding arbitration by the American Arbitration Association (the "Association") (or any successor organization) (provided that, in the event of a dispute as to an Environmental Defect, the arbitration shall be performed by a reputable arbitrator with at least 10 years experience in environmental matters). All arbitration shall be finally determined in New York City and shall be governed (except as provided above) in accordance with the Rules for Commercial Arbitration of the Association (or any successor thereto) and the judgment or the award rendered may be entered in any court having jurisdiction. Each party shall pay 50% of the fees and expenses of the Association. The Closing Date shall be adjourned with respect to the Property involved in any dispute (or, at Seller's or Buyer's option, all of the Properties if the dispute involves three or more Properties) pending resolution of the matter in dispute. Upon resolution of such dispute Seller shall take whatever action Seller is required to take pursuant to this Contract or the final determination of an arbitrator.

     4. Condition of the Properties. Subject only to Seller's covenants, representations and warranties in this Contract, Buyer shall purchase the Properties in their "AS IS" condition at the Closing Date, subject to all latent and patent defects (whether physical, financial or legal, including title defects), based solely on Buyer's own inspection, analysis and evaluation of the Properties and not in reliance on any records or other information obtained from Seller or on Seller's behalf. Buyer acknowledges that it is not relying on any statement or representation (other than any representations, warranties, covenants and indemnifications contained in this Contract) that has been made or that in the future may be made by Seller or any of Seller's employees, agents, attorneys or representatives concerning the condition of the Properties (whether relating to physical conditions, operating performance, title, or legal matters). Without limiting the foregoing, any information disclosed in writing to Buyer in connection with any investigations, inspections, tests or analyses performed prior to Closing, shall be deemed acceptable to Buyer, and not violative of any warranty or representation of Seller, if Buyer proceeds to Closing hereunder.

     5. Closing. Upon the terms and subject to the conditions of this Contract, the transfer of title and possession of the Properties (the "Closing") shall be held at the offices of Skadden, Arps, Slate, Meagher & Flom, 919 Third Avenue, New York, New York 10022, or as a closing by mail at the offices of the Escrow Agent, 388 Market Street, San Francisco, California, Attention: Michelle Viguie, unless otherwise agreed in writing, at 10:00 a.m., local time, on the date which is 3 business days after all of the conditions to Closing as set forth in Sections 6, 7 and 8 hereof have been satisfied. The date on which the Closing occurs is herein called the "Closing Date".

     6. Conditions to Seller's and Buyer's Obligation to Close. The obligations of Seller and Buyer to close under this Contract are subject to the fulfillment, prior to or at Closing, of each of the following:

          (a) Seller shall have obtained consents to the sale of the Proper-ties (the "Partnership Consent") as provided by the terms of that certain Amended and Restated Certificate and Agreement of Limited Partnership of Seller dated as of March 18, 1985 including any amendments, the "Partnership Agreement") and applicable law.

          (b) There shall not be in effect any statute, regulation, order, decree or judgment of any governmental entity having jurisdiction which renders illegal or enjoins or prevents in any material respect the sale of the Properties to Buyer.

     7. Conditions to Seller's Obligation to Close. The obligations of Seller to close under this Contract are subject to the fulfillment, prior to or at Closing, of each of the following:

          (a) The representations and warranties of Buyer shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing Date, as if made at and as of such date except as otherwise expressly provided herein.

          (b) On and as of the Closing Date, Buyer shall have performed and complied with, in all material respects, all agreements and covenants required by this Contract to be performed or complied with prior to or on the Closing Date.

     8. Conditions to Buyer's Obligation to Close. The obligations of Buyer to close under this Contract are subject to the fulfillment, prior to or at Closing, of each of the following:

          (a) The representations and warranties of Seller shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing Date, as if made at and as of such date except as otherwise expressly provided herein.

          (b) On and as of the Closing Date, Seller shall have performed and complied with, in all material respects, all agreements and covenants required by this Contract to be performed or complied with prior to or on the Closing Date.

     9. Deliveries.

          (a) Seller's Deliveries. Upon the terms and subject to the conditions of this Contract, on the Closing Date (or such other date may be expressly provided), Seller shall convey each Property and its related interests to Buyer by delivery of the following documents which documents shall be in form and substance reasonably acceptable to both Buyer and Seller:

               (i) quit claim deed or deed without covenants if a quit claim deed can not be utilized in a jurisdiction where a Property is located; so long as the Title Insurer is willing to issue a policy of title insurance which is customary in the applicable jurisdiction containing no exceptions from coverage solely out of the delivery by Seller of a quit claim deed or deed without covenants);

               (ii) bill of sale for each Property conveying the fixtures and personalty owned by Seller, in the form of Exhibit D attached hereto;

               (iii) non-recourse assignment of Seller's interest, as lessor, in any leases of space at the Property including any security deposits thereunder (the "Leases") in the form of Exhibit D attached hereto;

               (iv) non-recourse assignment, to the extent assignable, of Seller's rights under any service or maintenance contracts (including, without limitation, yellow pages, landscaping, security and refuse removal contracts) relating to the Property (the "Service Contracts") in the form of Exhibit D attached hereto;

               (v) non-recourse assignment, to the extent assignable, of any licenses, permits and unexpired warranties and guarantees, if any, pertaining to the Property;

               (vi) certificates and resolutions as may be reasonably requested by the Buyer and Title Insurer demonstrating the authority of the persons executing documents at Closing.

               (vii) non-recourse assignment of all of Sellers's interest in and to any Phase I and Phase II environment site assessment which Seller makes available to Buyer;

               (viii) non-foreign affidavit;

               (ix) all documents and instruments reasonably required by the Title Insurer to issue the title policies;

               (x) possession of the Properties to Buyer;

               (xi) notice to the tenants of each Property prepared by Buyer notifying such tenants of the transfer of title and assumption by Buyer of the landlord's obligations under the Leases and the obligation to refund the security deposits;

               (xii) copies of current real Property tax bills and utility statements with respect to any unimproved property; and

               (xiii) a certificate of the managing general partner of Seller to the effect that all of the representations and warranties of Seller are true and correct in all material respects at Closing;

               (xiv) an Owner's Policy of Title Insurance for each Property in an amount equal to the value set forth on Exhibit C for such Property insuring Buyer's title subject only to the Permitted Exceptions and otherwise in form acceptable to Buyer and containing such endorsements as may be reasonably requested by Buyer.

          (b) Buyer's Deliveries. Upon the terms and subject to the conditions of this Contract, on the Closing Date, Buyer shall deliver the following:

               (i) assumption of the Leases and Service Contracts, substantially in the form of the instrument annexed hereto as Exhibit D annexed hereto and made a part hereof.

               (ii) certificates and resolutions as may be requested by Seller and Title Insurer demonstrating the authority of the persons executing documents at Closing.

               (iii) balance of the Purchase Price by wire transfer.

     10. Proration Items. The following shall be apportioned on a per diem basis as of midnight of the day preceding the Closing Date ("Adjustment Date") and adjusted between the parties on the basis of a thirty day month:

          (a) Real estate and other taxes, assessments and charges, and other municipal and state charges, license and permit fees, water and sewer rents and charges, if any, on the basis of the fiscal period for which assessed or charged;

          (b) Water, electric, gas, steam and other utility charges for service furnished to the Properties;

          (c) Fuel, if any, and all taxes thereon, on the basis of a reading taken as close as possible to the Adjustment Date;

          (d) Base rents and any other rental payments (including, without limitation, any percentage rent, escalation charges for real estate taxes and operating expenses, cost-of-living adjustments, parking rent) (the "Rents") paid or payable under the terms of the Leases for the month of Closing. Where the Leases contain tenant obligations for taxes, common area expenses, operating expenses or additional charges of any nature ("CAM Charges"), and where Seller shall have collected any portion thereof in excess of amounts incurred by Seller for such items for the period prior to the Closing Date, then there shall be an adjustment and credit given to Buyer on the Closing Date for such excess amounts collected. Buyer shall apply all such excess amounts to the charges owed by Buyer for such items for the period after the Closing Date and, if required by the Leases, shall rebate or credit tenants with any remainder. If it is determined at any time after Closing that the amount collected during Seller's ownership period exceeded expenses incurred during the same period by more than the amount previously credited to Buyer at Closing, then Seller shall promptly pay to Buyer the deficiency. Also, if it is determined after Closing that the amount collected during Seller's ownership period is less than the expenses incurred during the same period, then

     Buyer shall promptly pay to Seller the deficiency, but only to the extent such deficiency is actually collected by Buyer from the tenants under the Leases.

          (e) Any amounts paid or payable under any Service Contracts being assigned to Buyer; and

          (f) All costs associated with telephone directory listings and any other prepaid advertising;

          (g) Any other customary adjustments made in connection with the sale of similar type buildings.

     Seller will not assign to Buyer any of the hazard insurance policies affecting the Properties then in force. There will therefore be no proration of insurance costs at Closing. Except as may be otherwise provided herein, all other expenses which are attributable to the period prior to the Closing Date shall be the obligation of Seller and those which are attributable to the period from and after the Closing Date shall be the obligation of Buyer.

     For purposes of the foregoing apportionments and adjustments, the following procedures shall govern:

               (i) If the Closing Date shall occur before the real estate tax rate is fixed, the apportionment of such taxes shall be made upon the real estate taxes for the immediately preceding year.

               (ii) If there are water meters on the Properties, Seller shall furnish meter readings to a date not more than thirty days prior to the Adjustment Date; and the unfixed meter charges for the intervening time to the Adjustment Date shall be apportioned on the basis of such meter readings, and any such meter charges for the period subsequent to the Adjustment Date shall be paid by Buyer.

               (iii) The apportionment of utility charges shall be made upon the basis of charges shown on the latest available bills for such utilities. The charges shown on such available bills for periods prior to the Adjustment Date shall be paid by Seller, and for the period from the date of each such last available utility bill to the Adjustment Date an apportionment shall be made based on the amount charged for the period covered by such last available bill.

               (iv) All taxes, water and sewer charges and assessments for public improvements which are liens upon the Properties as of the Closing Date, will be allowed to Buyer as a credit against the Purchase Price, subject to apportionment as herein provided, and the existence of any such lien shall not constitute an objection to title.

               (v) If any tenants are required to pay Rents which are collected by Buyer after the Closing Date and which are attributable in whole or in part to any period before to the Closing Date, the Buyer shall promptly pay to Seller, Seller's proportionate share thereof.

               (vi) If any tenant is in arrears in the payment of Rents on the Closing Date, Rents received from such tenant after the Closing Date shall be applied in the following order of priority: (a) first to any months preceding the month in which the Closing occurred; (b) then to the month in which the Closing occurred; and (c) then to any months following the month in which the Closing occurred. If Rents or any portion thereof received by Seller or Buyer after the Closing Date are payable to the other party by reason of this allocation, the appropriate sum shall be promptly paid to the other party.

     Buyer and Seller agree that the provisions to this Section 10 shall survive the Closing for a period of ninety (90) days after the Closing Date, during which period Buyer and Seller shall agree on a reconciliation of the prorations described herein. If the parties cannot agree on a reconciliation within such ninety (90) day period then such matter shall be submitted to arbitration.

     11. Surveys, Transfer Taxes and Other Costs. Seller shall pay for (a) the cost of any Surveys, the premium for any title insurance and any other costs of closing and (b) transfer taxes, documentary stamp taxes, recording charges and other taxes or charges imposed by any governmental entity in connection with the transfer of the Properties. Seller shall deliver to Buyer at Seller's sole cost and expense any (i) Phase I environmental site assessments, (ii) Phase II environmental assessments of the Properties conducted by Law Engineering and Environmental Services ("LAW"), (iii) pay for any other Phase II environmental assessments which are reasonably required by the Phase I environmental site assessments to be conducted at the Properties and shall use reasonable efforts to obtain a letter from LAW in the form attached hereto as Exhibit D. Other than as expressly provided herein, each of the parties shall pay for any and all costs which it may incur in connection with the transactions contemplated herein.

     The provisions of this Section 11 shall survive the Closing.

     12. Representations and Warranties of Seller. As an inducement for Buyer to purchase the Properties from Seller, Seller represents and warrants to Buyer the following:

          (a) Title to Real Estate. Seller has good, valid, marketable, indefeasible and insurable title to the Properties including the improvements and the personalty, situated thereon which are owned by Seller subject to the Permitted Exceptions.

          (b) Organization and Authority.

               (i) Seller is duly organized and validly existing under the laws of the State of Texas, has full partnership power and authority to carry on its business as it is being conducted and shall have upon receipt of the Partnership Consent full partnership power and authority to consummate the transaction.

               (ii) Seller and the managing general partner of Seller have the requisite partnership and corporate power and authority to execute, deliver and perform this Contract. The execution, delivery and performance of this Contract and the consummation of the transactions contemplated hereby have been duly authorized by all necessary partnership and corporate action on the part of Seller and the managing general partner (subject to obtaining the Partnership Consent). This Contract is a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

               (iii) Neither the execution and delivery of this Contract nor the consummation of the transactions contemplated hereby in the manner herein provided nor the fulfillment of or compliance with the terms and conditions hereof shall:

                    A. contravene any material provision of the Partnership
               Agreement; or

                    B. violate, be in conflict with, constitute a default under, cause the acceleration of any payments pursuant to, or otherwise impair the good standing, validity, or effectiveness of any agreement, contract, indenture, lease, or mortgage, or subject any properties or assets of Seller to any indenture, mortgage, contract, commitment, or agreement other than this Contract to which Seller is a party or by which Seller is bound, which in the aggregate would have a material adverse effect on the Properties or Seller's ability to perform all of its obligations hereunder

          (c) Pending Actions. No litigation actions are pending or, to Seller's knowledge, threatened against any of the Properties or Seller which would materially adversely affect either the Properties or the Seller or which challenge the execution, delivery or performance of this Contract.

     13. Representations and Warranties of Buyer. As an inducement for Seller to sell the Properties to Buyer, Buyer represents to Seller the following:

          (a) Organization and Authority.

               (i) Buyer is a corporation duly organized and validly existing under the laws of the State of California and has full corporate power and authority to carry on its business as it is now being conducted.

               (ii) Buyer has the requisite corporate power and authority to execute, deliver and perform this Contract. The execution, delivery and performance of this Contract and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Buyer. This Contract is a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

               (iii) Neither the execution and delivery of this Contract nor the consummation of the transactions contemplated hereby in the manner herein provided nor the fulfillment of or compliance with the terms and conditions hereof shall:

                    A. contravene any material provision of the Articles of
               Incorporation or Bylaws of Buyer; or

                    B. violate, be in conflict with, constitute a default under, cause the acceleration of any payments pursuant to, or otherwise impair the good standing, validity, or effectiveness of any agreement, contract, indenture, lease, or mortgage, or subject any properties or assets of Buyer to any indenture, mortgage, contract, commitment, or agreement to which Buyer is a party or by which Buyer is bound which, in the aggregate, would have a material adverse effect on Buyer's ability to perform all of its obligations hereunder.

          (b) Adequate Funds. Buyer has adequate funds or available credit resources to pay the Purchase Price at the Closing as provided hereunder.

     14. Default and Damages.

          (a) Buyer's Remedies. If Buyer shall elect to proceed with the performance of this Contract notwithstanding the failure to be satisfied of any conditions to Closing, Buyer shall be deemed to have waived the requirement that those conditions be satisfied. Buyer's sole recourse for Seller's failure to consummate the Closing if required by the terms of this Contract shall be, at Buyer's option, (i) if appropriate, to sue for specific performance hereunder, or (ii) to terminate this Contract and receive a "Termination Fee" in an amount equal to Buyer's reasonable out of pocket attorneys' fees for outside counsel incurred by Buyer in connection with the transactions contemplated by this Contract but in no event to exceed $15,000, which Termination Fee shall be in addition to the return of the Downpayment plus all accrued interest thereon and if Seller executes a contract or a letter of intent to sell the Properties within 180 days from the termination of this Contract to receive an amount equal to $209,950, as liquidated damages. Notwithstanding anything to the contrary contained in this Section 14 (a), Buyer shall be entitled to receive the Topping Fee (as hereinafter defined) to the extent provided under Section 22 (a) and (e) of this Contract. In the event that the managing general partner of Seller does not recommend or withdraws its recommendation to the limited partners of Seller to vote to grant the Partnership Consent for any reason other than as is required by its fiduciary obligations to Seller due to a change in circumstances after the date hereof, Seller shall pay to Buyer an amount equal to $209,950 plus an amount equal to Buyer's out-of-pocket attorney's fees for outside counsel incurred by Buyer in connection with the transactions contemplated by this Contract but in no event to exceed $15,000.00, as liquidated damages, together with a refund of the Downpayment and Seller shall have no further obligation to Buyer whatsoever.

          (b) Seller's Remedies. If Buyer shall be unable or unwilling to consummate the Closing hereunder in violation of the terms hereof, Seller shall have the right (i) to terminate this Contract and retain the Downpayment as liquidated and agreed upon damages, whereupon this Contract shall be and become null and void, and neither Seller nor Buyer nor any of their respective Representatives shall have any further rights or obligations hereunder.

     15. Brokers. Seller and Buyer hereby agree to defend and hold the other harmless from any claim by a broker or finder for a fee or expense which is based in any way on an agreement or understanding made or alleged to have been made by such broker or finder relating to the transaction contemplated by this Contract.

     The provisions of this Section 15 shall survive the Closing.

     16. Indemnification of Seller. Buyer agrees to indemnify and hold harmless Seller and its general partners and limited partners, their affiliates, their and their affiliates' representatives, attorneys, accountants, agents and employees and their and their affiliates' heirs, successors and assigns, from and against any claims or demands for any expense, obligation, loss, cost, damage or injury arising out of
(a) the Buyer's inspection of the Properties prior to or on the Closing Date and
(b) the Buyer's operation and maintenance of the Properties from and after the Closing Date.

     The provisions of this Section 16 shall survive the Closing.

     17. Survival of Representations, Warranties and Indemnifications. Except as otherwise expressly set forth herein, none of the representations, warranties and indemnifications contained in this Contract shall survive the Closing.

     18. Third Party Offers; Fiduciary Duties of Seller. Anything herein to the contrary notwithstanding, Seller will not initiate, solicit, negotiate with or provide information to any person (other than Buyer) concerning any merger, sale of substantial assets out of the ordinary course of business or similar transaction involving the Properties to be sold to Buyer hereunder, provided that Seller may negotiate with or furnish information to a third party if the undersigned managing general partner of Seller determines, in its sole discretion, that its fiduciary duties require it to take such actions.

     19. Reasonable Efforts; Public Announcements. Each party hereto will use all reasonable efforts to perform all acts required to consummate the transactions contemplated hereby as promptly as practicable. Such acts shall include, without limitation, the provision of any information to and submission of any filing with any governmental entity having jurisdiction. The foregoing notwithstanding, except as may be required to comply with the requirements of any applicable laws and the rules and regulations of each stock exchange upon which the securities of either of the parties is listed, no press release or similar public announcement or communication shall, if prior to the Closing, be made or caused to be made concerning this Contract or the transactions contemplated hereby, unless the parties shall have consulted in advance with respect thereto. Seller shall provide Buyer with reasonable access to the Properties and all information in its possession reasonably relating to the Properties. Buyer shall keep such information confidential and shall not disclose such information to anyone other than its agents, attorney, consultant or directors unless such information: (i) is or becomes generally known on a nonconfidential basis from a source other than as a result of a disclosure by or through the representatives, employees or agents of Buyer or (ii) becomes known by Buyer on a nonconfidential basis from a source which is not prohibited from disclosing such information by a legal, contractual, fiduciary or other obligation, or (iii) Buyer is required to disclose such information under applicable law or by a court of competent jurisdiction.

     20. Partnership Consent. Seller shall within 20 days after the date hereof file preliminary proxy materials relating to the transactions contemplated hereby with the Securities and Exchange Commission (the "SEC") and diligently pursue clearance by the SEC and upon clearance of such proxy materials by the SEC shall promptly call a meeting, or solicit consents, of its limited partners to consider such matters. Seller shall, subject to the fiduciary duties of its managing general partner, make reasonable efforts to secure the Partnership Consent as promptly as practicable. Buyer will supply Seller with such information and reasonable assistance as Seller may request in connection therewith. Buyer shall promptly deliver to the Seller or the SEC any information or materials requested by Seller or the SEC in connection with the transactions contemplated hereby.

     21. Casualty/Condemnation to the Properties. (a) If, prior to the Closing Date, any of the Properties is damaged due to a casualty (a "Casualty") and the cost of repairing such damage, in accordance with Seller's insurance claims, is less than $100,000, then Seller shall repair such Casualty prior to the Closing Date or assign to Buyer the proceeds of Seller's policy of casualty insurance and pay to Buyer the amount of any deductible. If the cost of repairing a Casualty to any Property, in accordance with Seller's insurance claims, equals or exceeds $100,000, then Seller shall have the option to repair the Casualty to such Property prior to Closing to the condition it was in prior to Closing or if Seller does not repair the Property, Buyer shall have the option to remove such Property from the transaction and adjust the Purchase Price as hereinafter provided or have Seller assign to Buyer the insurance proceeds and pay to Buyer the amount of any deductible. Notwithstanding anything herein to the contrary,
(i) Seller shall have the right to adjourn the Closing Date for such reasonable period as shall be necessary to repair any such Casualty and (ii) Seller shall have the right, subject to the terms and conditions hereof, to cause the Closing to take place with respect to the other Properties and then cause the Closing to take place with respect to the affected Property within such reasonable period as shall be necessary to repair any such Casualty.

     (b) If, prior to the Closing Date, all or any portion of any Property is condemned or taken by eminent domain, then this Contract shall nevertheless remain in full force and effect without any abatement of the Purchase Price. In such event, Seller shall convey such Property to Buyer at the Closing in its then condition, and Buyer shall be entitled to receive all net or condemnation awards otherwise payable to Seller as a result of such loss or damage and, in full satisfaction of any claims by Buyer against Seller, Seller shall assign to Buyer, without recourse or warranty of any nature whatsoever, all of Seller's right, title and interest in and to any claims Seller may have to any condemnation awards, as well as all rights or pending claims of Seller with respect to such condemnation or taking of such Property, and Seller shall pay to Buyer all payments theretofore made by such condemning authorities as a result of such loss after deducting therefrom the costs of collection thereof.

     (c) Notwithstanding anything contained herein to the contrary, if Seller delivers notice for condemnation or eminent domain proceedings which are initiated or threatened between the date of this Contract and the Closing Date, Buyer shall have the right to participate in any and all settlement discussions and other conferences relating thereto, and Seller shall not accept any settlement without Buyer's consent which shall not be unreasonably withheld or delayed.

     22. Termination. Notwithstanding anything contained herein, this Contract may be terminated as follows:

          (a) By Seller, if during the term of this Contract Seller has received a bona fide offer from an unrelated third party which the undersigned managing general partner of Seller has determined is more favorable to Seller and its partners than the terms hereof (the "Topping Offer"), provided that Seller has provided Buyer with at least 5 days written notice of the terms of such offer and the right to match the terms of such offer, and further provided that Seller shall pay to Buyer, simultaneously with the acceptance of the Topping Offer (regardless of whether the sale contemplated by the Topping Offer is consummated), an amount equal to $209,950 plus an amount equal to Buyer's reasonable out of pocket attorney's fees for outside counsel incurred by Buyer in connection with the transactions contemplated by this Contract but in no event to exceed $15,000 (the "Topping Fee").

          (b) By Seller in accordance with Section 3 and 14(b) hereof or by Buyer in accordance with Sections 14(a) hereof.

          (c) By Seller or Buyer, if a court of competent jurisdiction issues a binding and final order permanently preventing the sale of the Properties to Buyer.

          (d) By Seller or Buyer, if the Closing does not occur on or before nine months from the execution hereof, provided that the party seeking to terminate is not in breach of this Contract.

          (e) By Seller or Buyer, if the partners of Seller vote not to grant the Partnership Consent, provided that, if (i) the Closing hereunder does not occur due to a failure to obtain the Partnership Consent and (ii) the Seller enters into a contract or a letter of intent within 180 days after the termination of this Contract, to sell the Properties at a price which exceeds the Purchase Price, Seller shall pay to Buyer the Topping Fee, simultaneously with the execution of such contract or letter of intent, regardless of whether the sale contemplated by the Topping Offer is consummated.

     In the event this Contract is terminated pursuant to any of the foregoing provisions, this Contract shall thereupon become null and void and neither Seller nor Buyer nor any of their respective representatives shall have any further rights or obligations hereunder except as set forth above.

     23. Payment of Termination Fee, Topping Fee or Liquidated Damages.

          (a) In the event that Seller is obligated to pay Buyer the Termination Fee, the Topping Fee or any other amount as liquidated damages (the "Buyer Payment Amounts"), pursuant to this Contract Seller shall deposit into escrow, at Buyer's direction, an amount equal to the Buyer Payment Amounts and, subject to the terms of the escrow agreement set forth below, Buyer shall be paid out of the escrow an amount equal to the lesser of (i) the Buyer Payment Amounts or (ii) the sum of (1) the maximum amount that can be paid to Buyer without causing Buyer to fail to meet the requirements of Sections 856(c)(2) and (3) of the Internal Revenue Code of 1986, as amended (the "Code") determined as if the payment of such amount did not constitute income described in Sections 856(c)(2)(A)-(H) or 856(c)(3)(A)-(1) of the Code ("Qualifying Income"), as determined by Buyer's certified public accountants, plus (2) in the event Buyer received either (A) a letter from Buyer's counsel indicating that Buyer has received a ruling from the Internal Revenue Service (the "IRS") described in Section 23(b)(ii) an amount equal to the Buyer Payment Amounts less the amount payable under clause (1) above.

          (b) The escrow agreement shall provide that the Buyer Payment Amounts in escrow or any portion thereof shall not be released to Buyer unless the escrow agent receives any one or combination of the following: (i) a letter from Buyer's certified public accountants indicating the maximum amount that can be paid by the escrow agent to Buyer without causing Buyer to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute Qualifying Income or a subsequent letter from Buyer's accountants revising that amount, in which case the escrow agent shall release such amount to Buyer, or (ii) a letter from Buyer's counsel indicating that Buyer received a ruling from the IRS holding that the receipt by Buyer of the Buyer Payment Amounts would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code (or alternatively, Buyer's legal counsel has rendered a legal opinion to the effect that the receipt by Buyer of the Buyer Payment Amounts would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code), in which case the escrow agent shall release the remainder of the Buyer Payment Amounts to Buyer.

     Seller agrees to amend this Section 23 at the request of Buyer in order to
     (A) maximize the portion of the Buyer Payment Amounts that may be distributed to Buyer hereunder without causing Buyer to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code, (B) improve Buyer's chances of securing a favorable ruling described in this Section 23(b) or
     (C) assist Buyer in obtaining a favorable legal opinion from its counsel as described in this Section 23(b); provided that Buyer's legal counsel has rendered a legal opinion to Buyer to the effect that such amendment would not cause Buyer to fail to meet the requirements of Section 856(c)(2) or
     (3) of the Code. The escrow agreement shall also provide that any portion of the Buyer Payment Amounts held in escrow for five years shall be released by the escrow agent to the Seller. The Seller shall not be a party to such escrow agreement and shall not bear any cost of or have any liability resulting from the escrow agreement or the terms and provisions of this Section 23 so long as Seller disburses any amount due under this Contract to Buyer or to any escrow agent.

     24. Notices. Any notice which may be required or may be desired to be given pursuant to this Contract shall be in writing and shall be deemed delivered and effective upon actual receipt at the following addresses or such other addresses as the parties may notify each other by similar notice:

     If to Seller, to:

          Prudential-Bache/Watson & Taylor, Ltd.-3
          c/o Prudential-Bache Properties, Inc.
          One Seaport Plaza
          199 Water Street - 16th Floor
          New York, New York  10292 - 0116
          Attn:  Brian Martin

          With a copy to:

          Skadden, Arps, Slate, Meagher & Flom
          919 Third Avenue
          New York, New York  10022
          Attn:  James Freund

     If to Buyer, to:

          Public Storage, Inc.
          701 Western Avenue, Suite 200
          Glendale, California  91201-2397
          Attn:  Harvey Lenkin

          With a copy to:

               Andrews & Kurth LLP
               4200 Texas Commence Tower
               Houston, TX 77002
               Attn:  David G. Runnels

     25. General.

          (a) Interpretation of Words. A masculine pronoun wherever used herein shall be construed to include the feminine or neuter where appropriate. The singular form wherever used herein shall be construed to include the plural where appropriate.

          (b) Assignment; Successors and Assigns; Third Party Beneficiaries.

               (i) Neither of the parties hereto may assign its respective rights under this Contract without the consent of the other party. The foregoing notwithstanding, Buyer shall be permitted, upon five days notice to Seller, to assign its rights under this Contract to a subsidiary of Buyer that is at least 90% owned by Buyer. Such assignment, however, shall not relieve Buyer of, and Buyer shall remain liable for, all of its obligations contained in this Contract.

               (ii) Except as otherwise provided hereby, the provisions of this Contract shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives and successors in interest.

               (iii) This Contract is not intended, nor shall it be construed, to confer upon any party except the parties hereto and their heirs, successors and permitted assigns any rights or remedies under or by reason of this Contract.

          (c) Time of the Essence. Time shall be of the essence with respect to the performance of all of the obligations hereunder.

          (d) Entire Contract. Subject to the terms and conditions of the Confidentiality Agreement, this Contract represents the entire understanding between the parties with respect to the subject matter hereof, superseding all prior or contemporaneous understandings or communications of any kind, whether written or oral. This Contract may only be modified by a written agreement signed by both parties hereto.

          (e) Captions. The headings of the paragraphs herein are for convenience only; they form no part of this Contract and shall not affect its interpretation.

          (f) Governing Law. The provisions of this Contract shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements entered into and to be performed wholly therein.

          (g) Counterparts. This Contract may be executed in several counterparts, each of which shall be deemed an original. Such counterparts constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

          (h) Further Assurances. Each of the parties hereto shall, at the request of the other party, execute, acknowledge and deliver any further instruments, and take such further actions, as the requesting party may reasonably request, to carry out effectively the intent of this Contract.

     IN WITNESS WHEREOF, the parties hereto have executed this Contract as of the day and year first above written.

                                    Seller:

                                    PRUDENTIAL-BACHE/WATSON & TAYLOR, LTD.-3

                                    By:  PRUDENTIAL-BACHE PROPERTIES, INC.

                                         Its Managing General Partner

                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                    Buyer:

                                    PUBLIC STORAGE, INC.

                                    By:
                                        ---------------------------------
                                        Name:
                                        Title:

                                    EXHIBITS

Exhibit A         -       Property Description

Exhibit B         -       Escrow Agreement

Exhibit C         -       Property Value Allocations

Exhibit D         -       Instrument of Assumption

Exhibit E         -       Letter from LAW Engineering and Environmental Services

                                    EXHIBIT A

                                   PROPERTIES

         NAME                               LOCATION
         ----                               ---------
John Barrow                                 1200 John Barrow Road
                                            Little Rock, Arkansas

La Prada Business                           Park 15330 LBJ Freeway
                                            Mesquite (Dallas), Texas

S. Peoria/Tulsa                             6333 S. Peoria Drive
                                            Tulsa, Oklahoma

Joel Wheaton                                2603 Joel Wheaton Road
                                            Houston, Texas

Eastgate                                    1780 Northwest Highway
                                            Garland (Dallas), Texas

Quail Valley                                1306 FM 1092,
                                            Missouri City (Houston), Texas

Mt. Holly                                   Rt 541 By-Pass,
                                            Mount Holly Township, New Jersey

The Properties include:

     (A) All buildings and improvements located on the Properties;

     (B) All rights-of-way, alleys, waters, privileges, easements, covenants and appurtenances which are on or benefit the Properties;

     (C) All right, title and interest of Seller in and to any land lying in the bed of any public or private street, road, avenue, alley or highway, opened, closed or proposed, in front of or adjoining the Properties to the center line thereof in each case which are appurtenances to such properties;

     (D) All right, title and interest of Seller to any unpaid award to which Seller may be entitled (1) due to the taking, by condemnation or eminent domain of any right, title or interest of Seller in the Properties, and (2) for any damage to the Properties due to the change of grade of any street or highway;

     (E) All right, title and interest of Seller to any assignable licenses, permits, contract, leases, sales agreements, construction agreements, maintenance agreements, service agreements, guaranties, warranties, telephone exchanges, advertising materials and trade names with respect to the Properties except for the name "Prudential" "Bache" or "Watson & Taylor" or any combination thereof and;

     (F) All Leases and security deposits with respect to any of the Properties in which Seller holds an interest as a landlord for the use and occupancy of all or any part of the Properties.

                                    EXHIBIT B

                                ESCROW AGREEMENT

Agreement made this ______ day of ______________ 1996 by and among Public Storage, Inc. Storage Corporation, ("Purchaser"), Prudential-Bache/Watson & Taylor, Ltd.-3 ("Seller"), and Chicago Title Insurance Company, Inc., as escrow agent ("Escrow Agent").

          (i) The Parties hereto agree that the sum of $828,750 (the "Escrow Amount"), to be held pursuant to a Contract of Sale between Seller and Purchaser of even date herewith (the "Contract"), shall be held in escrow by the Escrow Agent upon the terms and conditions set forth herein.

          (ii) (A) The Escrow Agent shall deliver the Escrow Amount then in its possession in accordance with Paragraph 3 hereof to Seller (i) upon the Closing, as that term is used in and in accordance with the Contract or
     (ii) in the event that Seller makes a written demand therefor stating that Purchaser has failed to perform Purchaser's obligations under the Contract.

               (B) Escrow Agent shall return the Escrow Amount then in its possession in accordance with Paragraph 3 hereof to Purchaser in the event that Purchaser makes a written demand therefor stating (i) that Seller has failed to perform Seller's obligations under the Contract or (ii) that Purchaser is otherwise entitled to the return of the Escrow Amount in accordance with the terms of the Contract.

               (C) In the event that Escrow Agent intends to release the Escrow Amount and any interest earned thereon in accordance with Paragraph 3 hereof to either party pursuant to Paragraph 2(a)(ii) or 2(b) hereof, then Escrow Agent shall give to the other party not less than ten days prior written notice of such fact and, if Escrow Agent actually receives written notice during such ten day period that such other party objects to the release, then Escrow Agent shall not release the Escrow Amount and any such dispute shall be resolved as provided herein.

               (D) In the event that a dispute shall arise as to the disposition of the Escrow Amount or any other funds held hereunder in escrow, Escrow Agent shall have the right, at its option, to either hold the same or deposit the same with a court of competent jurisdiction pending decision of such court, and Escrow Agent shall be entitled to rely upon the decision of such court.

               (E) Escrow Agent may commingle the Escrow Amount with other funds held in its "trustees account".

               (F) Escrow Agent shall hold the Escrow Amount in a savings bank account or a liquid assets account in the City of San Francisco bearing interest at such rate as may from time to time be paid or invest the Escrow Amount in U.S. Treasury Bills or other securities guaranteed by the Government of the United States of America. The rate of interest or yield need not be the maximum available and deposits, withdrawals, purchases and sales shall be made in the sole discretion of Escrow Agent, which shall have no liability whatsoever therefor except for its gross negligence or willful misconduct. Discounts earned shall be deemed interest for the purposes hereof.

               (G) Escrow Agent shall have no liability whatsoever arising out of or in connection with its activity as Escrow Agent except for its gross negligence or willful misconduct. Seller and Purchaser jointly and severally agree to indemnify and hold harmless Escrow Agent from and against any and all loss, cost, claim, cause of action, damage, liability and expense (including attorneys' fees and court costs) which may be incurred by reason of its acting as Escrow Agent.

               (H) Escrow Agent shall be entitled to rely upon any judgment, certification, demand or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein, the propriety or validity thereof, or the jurisdiction of a court issuing any such judgment. Escrow Agent may act in reliance upon (i) any instrument or signature believed to be genuine and duly authorized, and (ii) advice of counsel in reference to any matter or matters connected herewith.

               (I) Any notice, demand or other communication to Escrow Agent hereunder shall be in writing and delivered in person or sent by certified mail, return receipt requested, postage prepaid, addressed to Escrow Agent as follows:

                           Chicago Title Insurance Company
                           388 Market Street
                           San Francisco, California
                           Attention:  Michelle Viguie

The same shall be deemed given on the date delivered, if delivered in person, or on the third business day following the date of mailing the same, if mailed.

          (iii) The interest, if any, earned on the Escrow Amount shall be for the account of Buyer. At the Closing, such interest shall be a credit against the Purchase Price.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                           Purchaser:

                           Public Storage, Inc.

                           By:
                              -------------------------------------
                              Name:
                              Title:

                           Seller:

                           Prudential-Bache/Watson & Taylor, Ltd.-3

                           By: Prudential-Bache Properties, Inc.,
                                 its managing general partner

                               By:
                                   --------------------------------
                                   Name:
                                   Title:

Chicago Title Insurance Company, Inc., as Escrow Agent

By:
   -------------------------------------
   Name:
   Title:

                                                                  (W&T, Ltd-3)

                                    EXHIBIT C

                                ALLOCATED VALUES

PROPERTY                                           PURCHASE PRICE
- --------                                           --------------
John Barrow                                          $2,600,000

La Prada Business                                    $1,650,000

S. Peoria/Tulsa                                      $1,250,000

Joel Wheaton                                         $1,550,000

Eastgate                                             $1,600,000

Quail Valley                                         $1,200,000

Mt. Holly                                            $1,200,000

                                    EXHIBIT D

                        OMNIBUS INSTRUMENT OF ASSUMPTION

     FOR GOOD AND VALUABLE CONSIDERATION, the receipt of which is hereby acknowledged, and in consideration of the assignment by Prudential-Bache/Watson & Taylor, Ltd.-3, a Texas limited partnership ("Seller"), to Public Storage Inc. a California corporation ("Buyer"), of all of Seller's right, title and interest in and to each and every one of the following:

          (i) all leases (the "Leases") of space located at the real properties more particularly described on Schedule I hereto (the "Premises") and any related security deposits Set forth on Schedule I (the "Security Deposits") in the;

          (ii) all fixtures, machinery, equipment and other personal property (the "Personalty") attached or appurtenant to the Premises;

          (iii) all service and maintenance contracts, construction contracts relating to the Premises (the "Service Contracts"); and

          (iv) all licenses, permits, consents, waiver, variances and unexpired warranties and guarantees, if any, telephone exchanges, advertisements, reports, surveys, architectural plans relating to the Premises (collectively with the Leases, Security Deposits, Personalty and Service Contracts, the "Property").

     Buyer hereby agrees to accept the foregoing assignment by Seller of the Property and assumes all liabilities and obligations whether of Seller or otherwise in connection therewith arising on or after the date hereof.

     Buyer and Seller shall, at the request of the other party, execute, acknowledge and deliver any further instruments, and take such further actions, as may reasonably be requested, to carry out effectively the intent of this Instrument.

     This Instrument shall be binding upon and shall inure to the benefit of Seller and Buyer and their successors and assigns.

     IN WITNESS WHEREOF, the undersigned has executed this Instrument as of the 10th day of June, 1996.

                                    PRUDENTIAL-BACHE/WATSON & TAYLOR, Ltd.-3

                                    By:
                                        --------------------------------
                                        Name:
                                        Title:

                                    PUBLIC STORAGE, INC.

                                    By:
                                        --------------------------------
                                        Name:
                                        Title:

                                                                  (W&T, Ltd-3)

                                   SCHEDULE I

                                   PROPERTIES

 NAME                                        LOCATION
 ----                                        --------
John Barrow                                  1200 John Barrow Road
                                             Little Rock, Arkansas

La Prada Business                            Park 15330 LBJ Freeway
                                             Mesquite (Dallas), Texas

S. Peoria/Tulsa                              6333 S. Peoria Drive
                                             Tulsa, Oklahoma

Joel Wheaton                                 2603 Joel Wheaton Road
                                             Houston, Texas

Eastgate                                     1780 Northwest Highway
                                             Garland (Dallas), Texas

Quail Valley                                 1306 FM 1092,
                                             Missouri City (Houston), Texas

Mt. Holly                                    Rt 541 By-Pass,
                                             Mount Holly Township, New Jersey

                                    EXHIBIT E

                       LETTER OF ENVIRONMENTAL CONSULTANT

                           SECONDARY CLIENT AGREEMENT

This Agreement between _____________ and Law Environmental Consultants, Inc. is being entered in consideration of $200.00, the promise and obligations herein and other good and valuable consideration, the adequacy of which is hereby acknowledged by the parties. At the express request of __________ ("Client") and with full disclosure to and approval from same, Law Environmental Consultants, Inc. ("Law") through its subsidiaries, affiliates, branches, or divisions, as an independent consultant, agrees to provide _________________, its corporate successors and assigns (collectively "Secondary Client") for its additional benefit and use, copies of certain final reports (specify reports) prepared for Client by Law. Secondary Client may rely on the contents of those reports as if those reports were expressly prepared for Secondary Client subject to any limitation placed on the scope, nature and type of Law's services as stated in Law's proposal [specify] and/or report and subject to these terms and conditions contained herein. The services provided have been performed for Client and our report may or may not be suitable for all purposes of Secondary Client.

STANDARD OF CARE AND WARRANTY. Law warrants that it has performed its services with that degree of skill and care ordinarily exercised by reputable members of the environmental engineering and scientific profession of Law or similar locality. NO OTHER WARRANTY, EXPRESSED OR IMPLIED, IS MADE OR INTENDED, except as set forth in the Reports.

DOCUMENTS. Secondary Client agrees that Law's report is intended for Client and Secondary Client's exclusive reliance and internal use, and is not for the general distribution or publication. Without the prior consent of Law, any unauthorized use or further distribution by Secondary Client shall be at Secondary Client's and recipient's sole risk and without liability to Law.

CONFLICT OF INTEREST. By request and use of the referenced report, Secondary Client expressly agrees to waive all claims of existing or potential conflicts of interest that may now exist or hereafter arise by Law's providing the requested report should any dispute arise between Client and Secondary Client.

LAW ENVIRONMENTAL CONSULTANTS, INC.  ________________________________

Signed:  ___________________  Signed: ___________________

Title:   ___________________  Title:  ___________________

Date:    ___________________  Date:   ___________________

                                      DRAFT
                                 FORM OF OPINION

Prudential-Bache Properties, Inc.
  Managing General Partner

Prudential-Bache/Watson & Taylor, Ltd.-3
One Seaport Plaza, 16th Floor
New York, New York 10292

Gentlemen:

     You have advised us that Prudential-Bache/Watson & Taylor, Ltd.-3 (the "Partnership") is entering into a transaction (the "Sale") in which the seven properties owned by the Partnership (the "Properties") will be sold to Public Storage, Inc. (the "Buyer"), for an all-cash purchase price of $11,050,000, (the "Consideration"). The limited partners of the Partnership will be asked to approve the Sale.

     Prudential-Bache Properties, Inc., in its capacity as the managing general partner of the Partnership, has requested on behalf of the Partnership that Robert A. Stanger & Co., Inc. ("Stanger") provide its opinion as to the fairness to the Partnership, from a financial point of view, of the Consideration to be received in the Sale.

     In the course of our review to render this opinion, we have, among other things:

     o Reviewed the Consent Statement related to the Sale and filed with the Securities and Exchange Commission ("SEC") on September 17, 1996;

     o Reviewed the Contract of Sale between the Partnership and the Buyer, dated June 13, 1996;

     o Reviewed the Partnership's Annual Reports filed with the SEC on Form 10-K for the years ending September 30, 1993, 1994 and 1995 and the Quarterly Reports filed with the SEC on Form 10-Q for the quarters ended December 31, 1995, March 31, 1996 and June 30, 1996, which reports the Partnership's management has indicated to be the most current financial statements available;

     o Reviewed the MAI-certified appraisals of the Properties owned by the Partnership dated September 30, 1995 performed by Cushman & Wakefield, Inc. (the "Appraisals");

     o Reviewed summary historical operating statements for each of the Properties for 1995 and the first six months of 1996 and operating budgets for 1996;

     o Performed site inspections of each of the Properties owned by the Partnership;

     o Reviewed information regarding purchases and sales of self-storage/office-warehouse properties and other information relating to acquisition criteria for self-storage/office-warehouse properties;

     o Discussed with management of the Partnership conditions in self-storage/office-warehouse property markets, conditions in the market for sales/acquisitions of properties similar to those owned by the Partnership, current and projected operations and performance, and the financial condition of the Partnership;

     o Conducted such other studies, analyses, inquiries and investigations as Stanger deemed appropriate.

     In rendering this fairness opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all financial and other information contained in the Proxy Statement or that was furnished or otherwise communicated to us by the Partnership and the property manager. We have not performed an independent appraisal of the assets and liabilities of the Partnership and have relied upon and assumed the accuracy of the Appraisals. We have also relied on the assurances of the Managing General Partner that any financial statements, projections, budgets, or value estimates contained in the Consent Statement or otherwise provided to us, were reasonably prepared on bases consistent with actual historical experience and reflecting the best currently available estimates and good faith judgments; that no material changes have occurred in the appraised value of the Properties or the information reviewed between the date of the Appraisals or the date of the other information provided and the date of this letter, and that the Managing General Partner is not aware of any information or facts that would cause the information supplied to us to be incomplete or misleading in any material respect.

         We have not been requested to, and therefore did not: (i) select the method of determining the Consideration offered in the Sale, (ii) make any recommendation to the Unitholders of the Partnership with respect to whether to approve or reject the Sale or (iii) express any opinion as to the business decision to effect the Sale, alternatives to the Sale, or tax factors resulting from the Sale. Our opinion is based on business, economic, real estate and securities markets, and other conditions as of the date of our analysis and addresses the Sale in the context of information available as of the date of our analysis. Events occurring after that date may materially affect the assumptions used in preparing the opinion.

         Based upon and subject to the foregoing, and in reliance thereon, it is our opinion that as of the date of this letter the Consideration to be received in the Sale is fair to the Partnership from a financial point of view.

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. We have advised the Partnership that our entire analysis must be considered as a whole and that selecting portions of our analysis and the factors considered by us, without considering all analyses and facts, could create an incomplete view of the evaluation process underlying this opinion.

Yours truly,



Robert A. Stanger & Co., Inc.
Shrewsbury, NJ

                                                                      ANNEX C

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 10-K

(Mark One)

[X] ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT
    OF 1934

For the fiscal year ended September 30, 1995

                                       OR

[ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
    ACT OF 1934

For the transition period from _______________________ to ______________________

Commission file number 0-14397

                    PRUDENTIAL-BACHE/WATSON & TAYLOR, LTD.-3
- --------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

Texas                                                 75-1991528
- --------------------------------------------------------------------------------
(State or other jurisdiction of incorporation        (I.R.S. Employer
     or organization)                                Identification No.)

One Seaport Plaza, New York, N.Y.                                   10292-0116
- --------------------------------------------------------------------------------
(Address of principal executive offices)                            (Zip Code)

Registrant's telephone number, including area code (212) 214-1016

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class                  Name of Each Exchange on which Registered

        None                                            None
- --------------------------------------------------------------------------------

Securities registered pursuant to Section 12(g) of the Act:

                     Units of Limited Partnership Interest
- --------------------------------------------------------------------------------
                                (Title of class)

     Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes[X] No [ ]

     Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of Registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K [X]

                      DOCUMENTS INCORPORATED BY REFERENCE

     Registrant's Annual Report to Limited Partners for the fiscal year ended September 30, 1995 is incorporated by reference into Parts I, II, and III of this Annual Report on Form 10-K



                              Index to exhibits can be found on pages 9 and 10.


                    PRUDENTIAL-BACHE/WATSON & TAYLOR, LTD.-3
                            (a limited partnership)
                               TABLE OF CONTENTS


PART I                                                                                           PAGE
                                                                                                 ----
Item 1      Business........................................................................        3
Item 2      Properties......................................................................        4
Item 3      Legal Proceedings...............................................................        5
Item 4      Submission of Matters to a Vote of Limited Partners.............................        5
PART II
Item 5      Market for the Registrant's Units and Related Limited Partner Matters...........        5
Item 6      Selected Financial Data.........................................................        6
Item 7      Management's Discussion and Analysis of Financial Condition and Results of
              Operations....................................................................        6
Item 8      Financial Statements and Supplementary Data.....................................        6
Item 9      Changes in and Disagreements with Accountants on Accounting and Financial
              Disclosure....................................................................        6
PART III
Item 10     Directors and Executive Officers of the Registrant..............................        6
Item 11     Executive Compensation..........................................................        8
Item 12     Security Ownership of Certain Beneficial Owners and Management..................        8
Item 13     Certain Relationships and Related Transactions..................................        8
PART IV
Item 14     Exhibits, Financial Statement Schedules and Reports on Form 8-K
            Financial Statements and Financial Statement Schedules..........................        9
            Exhibits........................................................................        9
            Reports on Form 8-K.............................................................       10
SIGNATURES..................................................................................       15


                                     PART I
ITEM 1. BUSINESs

General

     Prudential-Bache/Watson & Taylor, Ltd.-3 (the "Registrant"), a Texas limited partnership, was formed on November 13, 1984 and will terminate on December 31, 2050 unless terminated sooner under the provisions of the Amended and Restated Certificate and Agreement of Limited Partnership (the "Partnership Agreement"). The Registrant was formed for the purpose of acquiring, owning, developing and operating self-storage and office/showroom/warehouse complexes; investing in unimproved commercial properties; and investing in first lien mortgage loans on existing or to-be-constructed commercial income-producing properties with proceeds raised through the initial sale of units of limited partnership interest ("Units"). The Registrant's fiscal year for book and tax purposes ends on September 30.

     The Registrant operates seven improved properties consisting of three office/showroom/warehouse complexes, three mini-storage complexes, and one office complex, along with two unimproved properties. For more information regarding the Registrant's properties, see Item 2 Properties. For more information regarding the Registrant's operations, see Item 7 Management's Discussion and Analysis of Financial Condition and Results of Operations included in the Registrant's Annual Report to Limited Partners for the year ended September 30, 1995 ("Registrant's Annual Report") which is filed as an exhibit hereto. The Registrant is engaged solely in the business of real estate investment, therefore, presentation of industry segment information is not applicable.

     On December 15, 1995, the Management Committee of the Partnership determined to seek bids for all of the properties held by the Partnership. If acceptable bids are received by the Partnership, the Partnership would enter into agreements to sell the properties, subject to the approval of the limited partners owning a majority of the Units, as required by the Partnership Agreement. If such sales are approved and consummated, the Partnership would liquidate and distribute its assets to its partners. There can, of course, be no assurance that acceptable bids will be received or that any transactions will be consummated.

     For the years ended September 30, 1995, 1994 and 1993, respectively, the following improved properties' rental revenues exceeded 15% of the Registrant's total revenue:

                          1995        1994        1993
                          -----       -----       -----
Barrow Road               18.4%       18.3%       18.1%
La Prada                    --          --        15.2

     No tenant accounted for 10% or more of the total revenues for any of the three years in the period ended September 30, 1995.

General partners

     The general partners of the Registrant are Prudential-Bache Properties, Inc. ("PBP"), George S. Watson and A. Starke Taylor, III (collectively, the "General Partners"). PBP is the Managing General Partner and is responsible for the day-to-day operations of the Registrant and its investments. See Note F of the financial statements in the Registrant's Annual Report which is filed as an exhibit hereto.

Competition

     The General Partners and/or their affiliates have formed, and may continue to form, various entities to engage in businesses which may be competitive with the Registrant.

     The Registrant competes with national and regional real estate owners and operators, some of whom have significantly more experience and resources than the Registrant. Such owners and operators may include insurance companies, mortgage banks, pension funds, and other real estate investors, including foreign investors, syndicated partnerships, and real estate investment trusts. The primary factors affecting a particular property's ability to successfully compete against other properties include the location of such property, the suitability of its design to a prospective tenant's needs, the manner in which it is managed and

Marketed, and rental rates. The extent to which the Registrant is affected by competition will depend in significant part on existing market conditions. The property managers, Public Storage Management, Inc., and Public Storage Commercial Properties Group, Inc. manage other properties which compete with the Registrant's properties within the same geographical area.

Employees

   The Registrant has no employees. Management and administrative services for the Registrant are performed by the General Partners and their affiliates pursuant to the Partnership Agreement. The General Partners and/or their affiliates receive compensation and reimbursement of expenses in connection with such activities as described in Section 11.7 of the Partnership Agreement. See Note F of the financial statements in the Registrant's Annual Report which is filed as an exhibit hereto.

ITEM 2. PROPERTIES

     As of September 30, 1995 the Registrant owns the following properties:

                                       Average Occupancy
                                         Rates for the
                                           Year Ended                                       Average Monthly
                                         September 30,           Land        Rentable        Rental Rates
         Property Location                  1995 (1)          (in acres)      Units            Per Unit
- -----------------------------------    ------------------     ----------     --------    ---------------------
IMPROVED PROPERTIES
Barrow Road (Little Rock, AR)                 91%              5.3617
  Office/warehouse                                                              31           $200 - $  500
  Office/showroom                                                               14           $300 - $  640
  Mini-storage                                                                 102           $ 50 - $  132
  Retail                                                                        12           $400 - $  500
                                                                             -----
                                                                               159
                                                                             -----
La Prada (Mesquite, TX)                       93               8.6330
  Office/warehouse                                                              52           $350 - $  500
  Office                                                                        10           $125 - $  500
  Office/showroom                                                                8           $350 - $  500
                                                                             -----
                                                                                70
                                                                             -----
Tulsa Peoria (Tulsa, OK)                      87               3.2330
  Office/warehouse                                                              55           $250 - $  450
  Mini-office/warehouse                                                         10           $150 - $  500
  Mini-storage                                                                  77           $ 40 - $  155
                                                                             -----
                                                                               142
                                                                             -----
Westheimer (Houston, TX)                      76               3.5757
  Office/warehouse                                                              20           $350 - $  675
  Mini-storage                                                                 327           $ 15 - $  147
                                                                             -----
                                                                               347
                                                                             -----
Eastgate (Garland, TX)                        99               2.9000
  Office                                                                        14           $900 - $2,900
                                                                             -----
Quail Valley (Missouri City, TX)             100               4.3710
  Office/showroom                                                                3           $550 - $1,100
  Office/warehouse                                                              32           $475 - $1,100
                                                                             -----
                                                                                35
                                                                             -----

                                       Average Occupancy
                                         Rates for the
                                           Year Ended                                       Average Monthly
                                         September 30,           Land        Rentable        Rental Rates
         Property Location                  1995 (1)          (in acres)      Units            Per Unit
- -----------------------------------    ------------------     ----------     --------    ---------------------
Mt. Holly (Mt. Holly, NJ)                    93%                4.008
  Mini-storage                                                                 403             $ 40 - $  160
                                                                             -----
UNIMPROVED PROPERTIES
I-35/I-20 (Dallas, TX)                      N/A               18.6873         None
Southlake (Southlake, TX)                   N/A               14.9550         None
                                                              -------        -----
                                                              65.7247        1,170
                                                              =======        =====
- --------------------------------------------------------------------------------------------------------------

(1) Average occupancy rates are calculated by dividing occupied units by available units as of each month-end.

     The Registrant originally acquired seven properties for an aggregate purchase price (including acquisition fees) of $15,880,415. Three unimproved properties were subsequently acquired through foreclosure proceedings following the default by the borrower under a mortgage loan in which the Registrant had a participation interest. See Note D of the financial statements in the Registrant's Annual Report which is filed as an exhibit hereto. One of the unimproved properties acquired by the Partnership has been sold.

     For additional information describing the Registrant's properties, see Supplementary Schedule III-Real Estate and Accumulated Depreciation on page 13 in Item 14 Exhibits, Financial Statement Schedules and Reports on Form 8-K.

ITEM 3. LEGAL PROCEEDINGS

     This information is incorporated by reference to Note H of the financial statements in the Registrant's Annual Report which is filed as an exhibit hereto.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF LIMITED PARTNERS

     None

                                    PART II

ITEM 5. MARKET FOR THE REGISTRANT'S UNITS AND RELATED LIMITED PARTNER MATTERS

     As of December 13, 1995, there were 3,347 holders of record owning 53,855 Units, inclusive of 270, 135, and 135 equivalent limited partnership units held by PBP and Messrs. Watson and Taylor, respectively. A significant secondary market for the Units has not developed, and it is not expected that one will develop in the future. There are also certain restrictions set forth in Section
17.3 of the Partnership Agreement limiting the ability of a limited partner to transfer Units. Consequently, holders of Units may not be able to liquidate their investments in the event of an emergency or for any other reason.

     The following per Unit cash distributions were paid to limited partners on or about 45 days after the end of the specified fiscal quarter.

                   Quarter Ended       1995      1994
                   ----------------    -----     -----
                   December 31         $1.25     $2.70
                   March 31             1.25      2.50
                   June 30              1.25      2.50
                   September 30         1.25      2.50

     Distributions for the years ended September 30, 1995 and 1994 were made from cash generated by the operations of the Registrant's properties.

     There are no material restrictions upon the Registrant's present or future ability to make distributions in accordance with the provisions of the Partnership Agreement. The Registrant currently expects that cash distributions will continue to be paid in the forseeable future with cash generated by the operations of the Registrant's properties. For discussion of other factors that may affect future distributions, see Management's Discussion and Analysis of Financial Condition and Results of Operations in the Registrant's Annual Report which is filed as an exhibit hereto.

ITEM 6. SELECTED FINANCIAL DATA

     The following table presents selected financial data of the Registrant. This data should be read in conjunction with the financial statements of the Registrant and the notes thereto on pages 2 through 10 of the Registrant's Annual Report which is filed as an exhibit hereto.

                                                     Year ended September 30,
                              -----------------------------------------------------------------------
                                 1995           1994           1993           1992           1991
                              -----------    -----------    -----------    -----------    -----------
Total revenues                $ 1,987,378    $ 1,919,960    $ 1,856,624    $ 1,819,136    $ 1,743,264
                              ===========    ===========    ===========    ===========    ===========
Provision for loss on
  impairment of
  assets                      $ 2,000,000(1) $        --    $        --    $ 2,745,000    $        --
                              ===========    ===========    ===========    ===========    ===========
Net income (loss)             $(1,733,919)   $   237,617    $   246,181    $(2,539,656)   $   127,320
                              ===========    ===========    ===========    ===========    ===========
Net income (loss) per
  limited partnership unit    $   (33.07)    $      3.40    $      3.55    $    (47.88)   $      1.47
                              ===========    ===========    ===========    ===========    ===========
Total assets                  $12,742,033    $14,903,764    $15,281,959    $15,769,943    $19,244,097
                              ===========    ===========    ===========    ===========    ===========
Note payable                  $   638,000    $   638,000    $   638,000    $   638,000    $   638,000
                              ===========    ===========    ===========    ===========    ===========
Total distributions           $   364,033    $   654,082    $   715,309    $   943,060    $   692,989
                              ===========    ===========    ===========    ===========    ===========
Limited partner
  distributions per Unit      $      6.25    $     11.23    $     12.28    $     16.19    $     11.84
                              ===========    ===========    ===========    ===========    ===========
- -----------------------------------------------------------------------------------------------------

(1) Based upon estimated amounts recoverable through future operations and ultimate disposition of the properties and a reduced holding period until the properties are disposed of, an additional allowance for loss on impairment of assets of $2,000,000 was recorded as of September 30, 1995.

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     This information is incorporated by reference to pages 11 and 12 of the Registrant's Annual Report which is filed as an exhibit hereto.

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

     The financial statements are incorporated by reference to pages 2 through 10 of the Registrant's Annual Report which is filed as an exhibit hereto.

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

     None

                                    PART III

ITEM 10. DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

     There are no directors or executive officers of the Registrant. The Registrant is managed by the Managing General Partner.

     Based on a review of Forms 3 and 4 and amendments thereto furnished to the Registrant pursuant to Rule 16a-3(e) during its most recent fiscal year and Form 5 and amendments thereto furnished to the

Registrant with respect to its most recent fiscal year and written representation pursuant to Item 405(b)(2)(i) of Regulation S-K, neither PBP nor its directors, officers, or beneficial owners of more than 10% of the Units, failed to file on a timely basis reports required by Section 16(a) of the Securities Exchange Act of 1934 during the most recent fiscal or prior fiscal years. However, based on the fact that the Registrant did not receive copies of Forms 3, 4 or 5 or a written representation pursuant to Item 405(b)(2)(i) of Regulation S-K from the individual General Partners, the Registrant is unaware whether the individual General Partners filed on a timely basis reports required under Section 16(a) of the Securities Exchange Act of 1934.

Prudential-Bache Properties, Inc., Managing General Partner

     The directors and officers of PBP and their positions with regard to managing the Registrant are as follows:

            Name                            Position
            ----                            --------
Thomas F. Lynch                 President, Chief Executive Officer,
                                  Chairman of the Board of
                                  Directors and Director

Barbara J. Brooks               Vice President--Finance and
                                  Chief Financial Officer

Eugene D. Burak                 Vice President

Chester A. Piskorowski          Vice President

Frank W. Giordano               Director

Nathalie P. Maio                Director

     THOMAS F. LYNCH, III, age 36, is the President, Chief Executive Officer, Chairman of the Board of Directors and a Director of PBP. He is a Senior Vice President of Prudential Securities Incorporated ("PSI"), an affiliate of PBP. Mr. Lynch also serves in various capacities for other affiliated companies. Mr. Lynch joined PSI in November 1989.

     BARBARA J. BROOKS, age 47, is the Vice President--Finance and Chief Financial Officer of PBP. She is a Senior Vice President of PSI. Ms. Brooks also serves in various capacities for other affiliated companies. She has held several positions within PSI since 1983. Ms. Brooks is a certified public accountant.

     EUGENE D. BURAK, age 50, is a Vice President of PBP. He is a First Vice President of PSI. Prior to joining PSI in September 1995, he was a management consultant for three years and was with Equitable Capital Management Corporation from March 1990 to May 1992. Mr. Burak is a certified public accountant.

   CHESTER A. PISKOROWSKI, age 52, is a Vice President of PBP. He is a Senior Vice President of PSI. He is the Senior Manager of the Direct Investment Group Asset Management area. Mr. Piskorowski has held several positions within PSI since April 1972. Mr. Piskorowski is a member of the New York and Federal Bars.

   FRANK W. GIORDANO, age 53, is a Director of PBP. He is a Senior Vice President of PSI and General Counsel of Prudential Mutual Fund Management, Inc., an affiliate of PSI. Mr. Giordano also serves in various capacities for other affiliated companies. He has been with PSI since July 1967.

   NATHALIE P. MAIO, age 45, is a Director of PBP. She is a Senior Vice President and Deputy General Counsel of PSI and supervises virtually all of the non-litigation legal work for PSI, including all of the PSI Law Department's corporate and marketing-review activity. She joined PSI's Law Department in 1983; presently, she also serves in numerous capacities for other affiliated companies.

     There are no family relationships among any of the foregoing directors or officers. All of the foregoing officers and/or directors have indefinite terms.

Individual General Partners

     George S. Watson, age 55, is a financial specialist and a certified public accountant. He is also a member of the board of directors of Lyco Energy Corporation as well as the Advisory Council of the University of Texas Business School and a member of its Chancellor's Council. Mr. Watson attended the University of

Texas in Austin, graduating summa cum laude in 1963 with a B.B.A. in accounting and finance. He received his M.B.A. in accounting and finance from the University of Texas in 1965, graduating first in his class and summa cum laude. He has received various awards and scholarships and is a member of many fraternal organizations including Phi Kappa Phi, the honorary scholastic fraternity.

     A. Starke Taylor, III, age 52, holds a bachelor of business administration degree from Southern Methodist University which was awarded in 1966. He is past president of the North Dallas Chamber of Commerce. Active in the community, Mr. Taylor is the chairman of the board of Priority One, an international missionary organization, the founding chairman of the board of the Park Central Athletic Association, a member of the Dallas regional board of the Salvation Army, and a board member of the Dallas Theological Seminary. Mr. Taylor was recognized in 1983 by D Magazine as one of Dallas' 10 most outstanding young business leaders.

ITEM 11. EXECUTIVE COMPENSATION

     The Registrant does not pay or accrue any fees, salaries or any other form of compensation to directors and officers of the Managing General Partner or to the individual General Partners for their services. Certain officers and directors of the Managing General Partner receive compensation from affiliates of the Managing General Partner, not from the Registrant, for services performed for various affiliated entities, which may include services performed for the Registrant; however, the Managing General Partner believes that any compensation attributable to services performed for the Registrant is immaterial (see also
Item 13 Certain Relationships and Related Transactions for information regarding reimbursement to the General Partners for services provided to the Partnership).

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     As of December 13, 1995, no individual General Partner or director or officer of the Managing General Partner owns directly or beneficially any interest in the voting securities of the Managing General Partner.

     As of December 13, 1995, no individual General Partner or director or officer of the Managing General Partner owns directly or beneficially any of the Units issued by the Registrant. However, the General Partners have contributed to the Registrant and, based on such contribution, they are allowed to participate in the distributions to the limited partners and in the Registrant's profits and losses in the same proportion that the General Partners' capital contribution bears to the total capital contributions of the limited partners. The Managing General Partner retained its right to receive funds from the Registrant, such as General Partner distributions and reimbursement of expenses, but waived its right to share in any limited partner cash distributions and allocation of Registrant's profits and losses.

     As of December 13, 1995, no beneficial owner who is neither an individual General Partner nor a director or officer of the Managing General Partner beneficially owns more than five percent (5%) of the Units issued by the Registrant.

ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Registrant has and will continue to have certain relationships with the General Partners and their affiliates. However, there have been no direct financial transactions between the Registrant and the individual General Partners or the directors or officers of the Managing General Partner.

     Reference is made to Notes A and F of the financial statements in the Registrant's Annual Report which is filed as an exhibit hereto, which identify the related parties and discuss the services provided by these parties and the amounts paid or payable for their services.

                                    PART IV
                                                                        Page in
                                                                         Annual
                                                                         Report
                                                                        --------
ITEM 14. EXHIBITS, FINANCIAL STATEMENT SCHEDULES AND
         REPORTS ON FORM 8-K

(a)     1. Financial Statements and Independent Auditors' Report--
           Incorporated by reference to Registrant's Annual Report which is filed as an exhibit hereto

           Independent Auditors' Report                                       2

           Financial Statements:

           Statements of Financial Condition--September 30, 1995 and 1994     3

           Statements of Operations--Three years ended September 30, 1995     4

           Statements of Changes in Partners' Capital--Three years ended
           September 30, 1995                                                 5

           Statements of Cash Flows--Three years ended September 30, 1995     6

           Notes to Financial Statements                                      7

        2. Financial Statement Schedules and Independent Auditors' Report on Schedules

           Independent Auditors' Report on Schedules

           Schedules:

           II--Valuation and Qualifying Accounts and Reserves--Three years ended September 30, 1995

           III--Real Estate and Accumulated Depreciation at September 30, 1995 Notes to Schedule III--Real Estate and Accumulated Depreciation

           All other schedules have been omitted because they are not applicable or the required information is included in the financial statements or the notes thereto.

        3. Exhibits

           Description:

           3.01 Amended and Restated Certificate and Agreement of Limited Partnership (1)

            3.02 Amendment to the Amended and Restated Certificate and Agreement
                 of Limited Partnership (5)

            4.01 Certificate of Limited Partnership Interest (1)

           10.01 Management Agreement and Guaranty (1)

           10.02 Construction Contract dated August 9, 1985, for the Barrow Road Business Center (2)

           10.03 Construction Contract dated October 31, 1985, for the LaPrada Business Center (2)

           10.04 Construction Contract dated October 16, 1984, for the Peoria Office and Storage Park (2)

           10.05 Construction Contract dated October 17, 1984, for the Westheimer West Business Center (2)

           10.11 Opinion of The Lomas & Nettleton Advisory Group, Inc. (3)

           10.12 Property Management Agreement dated as of November 1, 1988 by and between the Registrant and Public Storage Commercial Properties Group, Inc. (4)

           10.13 Property Management Agreement dated as of November 1, 1988 by and between the Registrant and Public Storage Management, Inc. (4)

           10.15 Assignment of Deed of Trust, Mortgage, Promissary Note and Other Documents dated December 5, 1988 by First Commonwealth Mortgage Trust to the Registrant (4)

           10.16 Promissory Note in the principal amount of $638,000 executed by the Registrant in favor of First Commonwealth Mortgage Trust (4)

           10.17 Deed of Trust, Security Agreement and Assignment of Rents dated December 7, 1988 by the Registrant to John M. Walker, Jr., Trustee for the benefit of First Commonwealth Mortgage Trust (4)

           10.18 Deed of Trust, Security Agreement and Assignment of Rents dated January 4, 1989 by the Registrant to John M. Walker, Jr., Trustee for the benefit of First Commonwealth Mortgage Trust (5)

           10.19 Mortgage Security Agreement and Assignment of Rents dated July 11, 1989 by the Registrant to First Commonwealth Mortgage Trust (5)

           13.01 Annual Report for the year ended September 30, 1995 (filed herewith). (With the exception of the information and data incorporated by reference in Items 3, 7, and 8 of this Annual Report on Form 10-K, no other information or data appearing in the 1995 Annual Report to Limited Partners is to be deemed filed as part of this report.)

           27    Financial Data Schedule

(b)        Reports on Form 8-K

           Registrant's Current Report on Form 8-K dated December 6, 1995, as filed with the Securities and Exchange Commission on December 6, 1995, relating to Item 5 regarding the communication of certain information to the limited partners.
           Registrant's Current Report on Form 8-K dated December 15, 1995, as filed with the Securities and Exchange Commission on December 26, 1995, relating to Item 5 regarding the intention of the Partnership to solicit bids for the Partnership's properties.

- ------------------

(1) Filed as an exhibit to Registration Statement on Form S-11 (No. 2-94976) and incorporated herein by reference.

(2) Filed as an exhibit to Registrant's Form 10-K for the year ended September 30, 1985 and incorporated herein by reference.

(3) Filed as an exhibit to Registrant's Form 8-K filed with the Commission on March 19, 1986 and incorporated herein by reference.

(4) Filed as an exhibit to Registrant's Form 10-K for the year ended September 30, 1988 and incorporated herein by reference.

(5) Filed as an exhibit to Registrant's Form 10-K for the year ended September 30, 1989 and incorporated herein by reference.

(LOGO)                     1211 Avenue of the Americas    Phone: 212 403-5200
                           New York, New York 10036       Fax:   212 404-5700

                            CONSENT OF INDEPENDENT AUDITORS

To the Partners
Prudential-Bache/Watson & Taylor, Ltd.-3

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Prudential-Bache/Watson & Taylor, Ltd.-3 of our report dated November 6, 1995, included in the 1995 Annual Report to Limited Partners of Prudential-Bache/Watson & Taylor, Ltd.-3.

Our audits also included the financial statement schedules of Prudential-Bache/Watson & Taylor Ltd.-3 listed in Item 14(a). These schedules are the responsibility of the Partnership's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.


                                          Ernst & Young LLP

December 27, 1995

                    PRUDENTIAL-BACHE/WATSON & TAYLOR, LTD.-3
                            (a limited partnership)
          SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS AND RESERVES
- --------------------------------------------------------------------------
Allowance for Loss on Impairment of Assets

                                                                  Deductions-Amounts
  Year Ended          Balance at          Additions-Amounts       Written-off During      Balance at
 September 30      Beginning of Year     Reserved During Year            Year            End of Year
- ---------------    -----------------     --------------------     ------------------     ------------
     1993             $ 2,745,000                     --                 --               $2,745,000
     1994             $ 2,745,000                     --                 --               $2,745,000
     1995             $ 2,745,000             $2,000,000                 --               $4,745,000

- --------------------------------------------------------------------------------

                    PRUDENTIAL-BACHE/WATSON & TAYLOR, LTD.-3
                            (a limited partnership)
             SCHEDULE III--REAL ESTATE AND ACCUMULATED DEPRECIATION
                               September 30, 1995

                                                           Costs
                                                        capitalized
                              Initial cost to              (sold)                          Gross amount at which carried at
                                Registrant             subsequent to     Permanent                  close of period
                      -----------------------------    acquisition      writedown    -------------------------------------------
                                      Buildings       --------------   of impaired                   Buildings          Total
Description (NOTE C)     Land      and Improvements    Improvements      assets         Land      and Improvements    (NOTE A)
- ---------------------  ----------   ----------------   --------------   -----------   ----------   ----------------   ----------
IMPROVED PROPERTIES:

Barrow Road
Little Rock, Arkansas  $  855,013      $       --       $  2,887,734     $      --    $  861,681     $  2,881,066     $ 3,742,747

La Prada
Mesquite, Texas         1,115,034              --          2,327,661            --     1,123,319        2,319,376       3,442,695

Tulsa Peoria
Tulsa, Oklahoma           271,869         558,438          1,401,346            --       275,613        1,956,040       2,231,653

Westheimer
Houston, Texas            866,561         488,841          1,089,466            --       872,985        1,571,883       2,444,868

Eastgate
Garland, Texas            730,000       1,070,000            101,975            --       730,000        1,171,975       1,901,975

Quail Valley
Missouri City, Texas      375,000       1,125,000             87,647            --       375,000        1,212,647       1,587,647

Mt. Holly
Mt. Holly, New Jersey     260,000       1,583,521             21,162            --       260,000        1,604,683       1,864,683

UNIMPROVED
PROPERTIES:

I-820/377
Haltom City, Texas      1,100,465              --        (1,100,465)            --            --               --              --

I-35/I-20
Dallas, Texas           2,583,194              --             26,477            --     2,609,671               --       2,609,671

Southlake
Southlake, Texas        1,670,925              --             12,578      (340,000)    1,343,503               --       1,343,503
                       ----------      ----------       ------------     ---------    ----------     ------------     -----------
                TOTAL  $9,828,061      $4,825,800       $  6,855,581     $(340,000)   $8,451,772     $ 12,717,670     $21,169,442
                       ==========      ==========       ============     =========    ==========     ============     ===========
- ---------------------------------------------------------------------------------------------------------------------------------

                                                               Life on which
                                                                depreciation
                                                                 in latest
                       Accumulated                                 income
                       depreciation    Date of        Date       statement
Description (NOTE C)    (NOTE B)     construction   acquired    is computed
- ---------------------  -----------   ------------   --------   --------------
IMPROVED PROPERTIES:

Barrow Road                                                           5 to
Little Rock, Arkansas  $1,110,120        1985         1985        25 years

La Prada                                                              5 to
Mesquite, Texas           934,545        1985         1985        25 years

Tulsa Peoria                                                          5 to
Tulsa, Oklahoma           826,136        1985         1985        25 years

Westheimer                                                            5 to
Houston, Texas            675,981        1985         1985        25 years

Eastgate                                                              5 to
Garland, Texas            349,801          --         1988        25 years

Quail Valley                                                          5 to
Missouri City, Texas      380,691          --         1988        25 years

Mt. Holly                                                             5 to
Mt. Holly, New Jersey     426,374          --         1989        25 years

UNIMPROVED
PROPERTIES:

I-820/377
Haltom City, Texas             --          --         1985             N/A

I-35/I-20
Dallas, Texas                  --          --         1985             N/A

Southlake
Southlake, Texas               --          --         1985             N/A
                       ----------
                TOTAL  $4,703,648
                       ==========
- --------------------------------------------------------------------------------

                            See notes on following page

                    PRUDENTIAL-BACHE/WATSON & TAYLOR, LTD.-3
                            (a limited partnership)
                             NOTES TO SCHEDULE III
                               September 30, 1995

NOTE A--RECONCILIATION SUMMARY OF TRANSACTIONS--REAL ESTATE

                                                                   Year ended September 30,
                                                           -----------------------------------------
                                                              1995           1994           1993
                                                           -----------    -----------    -----------
Balance at beginning of period..........................   $21,059,431    $20,971,114    $20,948,850
Net additions during the period.........................       110,011         88,317         22,264
                                                           -----------    -----------    -----------
Balance at close of period..............................   $21,169,442    $21,059,431    $20,971,114
                                                           ===========    ===========    ===========


     An additional allowance for loss on impairment of $2,000,000 was provided on the above assets in 1995, bringing the total allowance for loss on impairment to $4,745,000 as of September 30, 1995. See Note C of the financial statements in the Registrant's Annual Report which is filed as an exhibit hereto.

     The aggregate cost of land, buildings and improvements, and furniture and fixtures for Federal income tax purposes for the tax year ended September 30, 1995 was $22,051,986.

NOTE B--RECONCILIATION SUMMARY OF TRANSACTIONS--ACCUMULATED DEPRECIATION

                                                                   Year ended September 30,
                                                           -----------------------------------------
                                                              1995           1994           1993
                                                           -----------    -----------    -----------
Balance at beginning of period..........................   $ 4,174,673    $ 3,653,135    $ 3,131,669
Depreciation during the period charged to
  expense...............................................       528,975        521,538        521,466
                                                           -----------    -----------    -----------
Balance at close of period..............................   $ 4,703,648    $ 4,174,673    $ 3,653,135
                                                           ===========    ===========    ===========


NOTE C--The Eastgate, Quail Valley and Mt. Holly properties have been pledged as collateral for the Registrant's $638,000 promissory note. See Note D of the financial statements in the Registrant's Annual Report which is filed as an exhibit hereto.

                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Prudential-Bache/Watson & Taylor, Ltd.-3

By: Prudential-Bache Properties, Inc.,
    A Delaware corporation,
    Managing General Partner

    By: /s/ EUGENE D. BURAK                             Date: December 28, 1995
    -----------------------------------------------
    EUGENE D. BURAK
    VICE PRESIDENT
    CHIEF ACCOUNTING OFFICER FOR THE REGISTRANT

     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities (with respect to the General Partners) and on the dates indicated.

By: Prudential-Bache Properties, Inc.,
    A Delaware corporation,
    Managing General Partner

    By: /s/ THOMAS F. LYNCH                             Date: December 28, 1995
    -----------------------------------------------
    THOMAS F. LYNCH
    PRESIDENT, CHIEF EXECUTIVE OFFICER,
    CHAIRMAN OF THE BOARD OF DIRECTORS AND DIRECTOR
    (PRINCIPAL EXECUTIVE OFFICER)

    By: /s/ BARBARA J. BROOKS                           Date: December 28, 1995
    -----------------------------------------------
    BARBARA J. BROOKS
    VICE PRESIDENT-FINANCE AND
    CHIEF FINANCIAL OFFICER
    (PRINCIPAL FINANCIAL OFFICER)

    By: /s/ EUGENE D. BURAK                             Date: December 28, 1995
    -----------------------------------------------
    EUGENE D. BURAK
    VICE PRESIDENT
    CHIEF ACCOUNTING OFFICER FOR THE REGISTRANT

    BY: /S/ FRANK W. GIORDANO                           Date: December 28, 1995
    -----------------------------------------------
    FRANK W. GIORDANO
    DIRECTOR

    By: /s/ NATHALIE P. MAIO                            Date: December 28, 1995
    -----------------------------------------------
    NATHALIE P. MAIO
    DIRECTOR
                                      C-15

                                         1995
- ----------------------------------------------------------------
PRUDENTIAL-BACHE/                        ANNUAL
WATSON & TAYLOR, LTD.-3                  REPORT

                    PRUDENTIAL-BACHE/WATSON & TAYLOR, LTD.-3

                               1995 ANNUAL REPORT

                                                                    January 1996

     Enclosed are the financial statements and Management's Discussion and Analysis of Financial Condition and Results of Operations of
Prudential-Bache/Watson & Taylor, Ltd.-3 for the fiscal year ended September 30, 1995.

     On December 15, 1995, the Management Committee of the Partnership determined to seek bids for all of the properties held by the Partnership. If acceptable bids are received by the Partnership, the Partnership will enter into agreements to sell the properties, subject to the approval of the limited partners owning a majority of the Units, as required by the Partnership Agreement. If such sales are approved and consummated, the Partnership will liquidate and distribute its assets to its partners. There can, of course, be no assurance that acceptable bids will be received or that any transactions will be consummated.

     The Partnership's net income before depreciation and a provision for loss on impairment of assets increased by approximately $36,000 for the year ended September 30, 1995 ("fiscal 1995") as compared to the year ended September 30, 1994 ("fiscal 1994").

     Rental income increased by approximately $63,000 in fiscal 1995 as compared to fiscal 1994. Increases in rental revenues at the Eastgate, Quail Valley and Mr. Holly properties were due to increases in average occupancies and increased rental revenues at the Tulsa Peoria and Barrow Road properties were due to improved rental rates. Rental revenues at La Prada and Westheimer remained stable.

     Property operating expenses increased by approximately $35,000 in fiscal 1995 as compared to fiscal 1994 primarily due to increased payroll costs at the properties. Interest expense increased by approximately $17,000 as compared to the prior year as a result of increased cash flows at the three properties which collateralize the note. (Interest expense on the note accrues as a percentage of net cash flow).

     General and administrative expenses decreased by approximately $19,000 in fiscal 1995 compared to fiscal 1994 primarily due to the accrual of prior periods' general, administrative and monitoring expense reimbursements in the second quarter of fiscal 1994 offset by higher office expenses at the properties and an increase in professional fees in fiscal 1995.

     A provision for loss on impairment of assets for $2,000,000 was recorded in fiscal 1995 based upon estimated amounts recoverable through future operations and ultimate disposition of the properties and a reduced holding period until the properties are disposed.

     The distribution to limited partners for the fourth quarter, which was paid in November 1995, was $1.25 per $500 unit. This distribution was funded form cash generated by the operations of the Partnership's properties. Your Prudential Securities account was credited with this distribution unless you previously instructed otherwise.

     We encourage you to read the attached report for a more complete discussion of the Partnership's results of operations. For tax planning purposes, your Schedule K-1 (Form 1065) will be mailed in March. Should you have any questions concerning your investment or your account status, please contact Prudential Securities' Client Services Department at 1-800-535-2077.

                                 AUDIT OPINION

                    PRUDENTIAL-BACHE/WATSON & TAYLOR, LTD.-3
                            (a limited partnership)
                       STATEMENTS OF FINANCIAL CONDITION


                                                                              September 30,
                                                                       ---------------------------
                                                                          1995            1994
                                                                       -----------     -----------
ASSETS
Investment in property:
Land                                                                   $ 8,451,772     $ 8,451,772
Buildings and improvements                                              12,368,563      12,277,288
Furniture, fixtures and equipment                                          349,107         330,371
Less: Accumulated depreciation and amortization                         (4,703,648)     (4,174,673)
      Allowance for loss on impairment of assets                        (4,745,000)     (2,745,000)
                                                                       -----------     -----------
Net investment in property                                              11,720,794      14,139,758
Cash and cash equivalents                                                1,008,091         708,909
Other assets                                                                13,148          55,097
                                                                       -----------     -----------
Total assets                                                           $12,742,033     $14,903,764
                                                                       ===========     ===========

LIABILITIES AND PARTNERS' CAPITAL
Liabilities
Note payable                                                           $   638,000     $   638,000
Accounts payable and accrued expenses                                      157,860         279,503
Accrued real estate taxes                                                  142,130         144,899
Deposits due to tenants                                                     95,365          79,924
Due to affiliates                                                           78,018          40,285
Unearned rental income                                                      32,944          25,485
                                                                       -----------     -----------
Total liabilities                                                        1,144,317       1,208,096
                                                                       -----------     -----------
Contingencies
Partners' capital

Limited partners (53,855 limited and equivalent units issued and
  outstanding)                                                          11,394,078      13,501,222
General partners                                                           203,638         194,446
                                                                       -----------     -----------
Total partners' capital                                                 11,597,716      13,695,668
                                                                       -----------     -----------
Total liabilities and partners' capital                                $12,742,033     $14,903,764
                                                                       ===========     ===========
- --------------------------------------------------------------------------------------------------

             The accompanying notes are an integral part of these statements

                    PRUDENTIAL-BACHE/WATSON & TAYLOR, LTD.-3
                            (a limited partnership)
                            STATEMENTS OF OPERATIONS


                                                                   Year ended September 30,
                                                           -----------------------------------------
                                                              1995            1994           1993
                                                           -----------     ----------     ----------
REVENUES
Rental income                                              $ 1,953,727     $1,890,856     $1,834,820
Interest                                                        18,910         11,738         12,663
Other                                                           14,741         17,366          9,141
                                                           -----------     ----------     ----------
                                                             1,987,378      1,919,960      1,856,624
                                                           -----------     ----------     ----------
EXPENSES
Property operating                                             690,174        654,914        560,550
Depreciation and amortization                                  528,975        521,538        521,466
Real estate taxes                                              210,381        212,206        245,550
General and administrative                                     238,637        257,627        242,215
Interest                                                        53,130         36,058         40,662
Provision for loss on impairment of assets                   2,000,000             --             --
                                                           -----------     ----------     ----------
                                                             3,721,297      1,682,343      1,610,443
                                                           -----------     ----------     ----------
Net income (loss)                                          $(1,733,919)    $  237,617     $  246,181
                                                           ===========     ==========     ==========
ALLOCATION OF NET INCOME (LOSS)
Limited partners                                           $(1,772,234)    $  182,100     $  189,984
                                                           ===========     ==========     ==========
General partners                                           $    38,315     $   55,517     $   56,197
                                                           ===========     ==========     ==========
Net income (loss) per limited partnership unit             $    (33.07)    $     3.40     $     3.55
                                                           ===========     ==========     ==========
- ----------------------------------------------------------------------------------------------------

         The accompanying notes are an integral part of these statements

                    PRUDENTIAL-BACHE/WATSON & TAYLOR, LTD.-3
                            (a limited partnership)

                   STATEMENTS OF CHANGES IN PARTNERS' CAPITAL


                                                              Limited       General
                                                             Partners       Partners        Total
                                                            -----------     --------     -----------
Partners' capital--September 30, 1992                       $14,388,918     $192,343     $14,581,261
Net income                                                      189,984       56,197         246,181
Distributions                                                  (658,024)     (57,285)       (715,309)
                                                            -----------     --------     -----------
Partners' capital--September 30, 1993                        13,920,878      191,255      14,112,133
Net income                                                      182,100       55,517         237,617
Distributions                                                  (601,756)     (52,326)       (654,082)
                                                            -----------     --------     -----------
Partners' capital--September 30, 1994                        13,501,222      194,446      13,695,668
Net income (loss)                                            (1,772,234)      38,315      (1,733,919)
Distributions                                                  (334,910)     (29,123)       (364,033)
                                                            -----------     --------     -----------
Partners' capital--September 30, 1995                       $11,394,078     $203,638     $11,597,716
                                                            ===========     ========     ===========
- ----------------------------------------------------------------------------------------------------

               The accompanying notes are an integral part of these statements

                    PRUDENTIAL-BACHE/WATSON & TAYLOR, LTD.-3
                            (a limited partnership)
                            STATEMENTS OF CASH FLOWS


                                                                   Year ended September 30,
                                                           -----------------------------------------
                                                              1995            1994           1993
                                                           -----------     ----------     ----------
CASH FLOWS FROM OPERATING ACTIVITIES

Rental income and deposits received                        $ 2,018,576     $1,885,101     $1,804,988
Interest received                                               18,910         11,738         12,663
Other income received                                           14,741         17,366          9,141
Property operating expenses paid                              (818,900)      (576,135)      (498,474)
Real estate taxes paid                                        (213,150)      (222,935)      (235,079)
General and administrative expenses paid                      (193,821)      (259,751)      (275,629)
Interest paid                                                  (53,130)       (36,647)       (29,479)
                                                           -----------     ----------     ----------
Net cash provided by operating activities                      773,226        818,737        788,131
                                                           -----------     ----------     ----------
CASH FLOWS FROM INVESTING ACTIVITIES

Property improvements                                         (110,011)       (88,317)       (22,264)
                                                           -----------     ----------     ----------
CASH FLOWS FROM FINANCING ACTIVITIES

Distributions paid                                            (364,033)      (687,731)      (785,178)
                                                           -----------     ----------     ----------
Net increase (decrease) in cash and cash equivalents           299,182         42,689        (19,311)
Cash and cash equivalents at beginning of year                 708,909        666,220        685,531
                                                           -----------     ----------     ----------
Cash and cash equivalents at end of year                   $ 1,008,091     $  708,909     $  666,220
                                                           ===========     ==========     ==========
- ----------------------------------------------------------------------------------------------------
RECONCILIATION OF NET INCOME (LOSS) TO NET CASH
PROVIDED BY OPERATING ACTIVITIES
Net income (loss)                                          $(1,733,919)    $  237,617     $  246,181
                                                           -----------     ----------     ----------
Adjustments to reconcile net income (loss) to net cash
 provided by operating activities:

Depreciation and amortization                                  528,975        521,538        521,466
Provision for loss on impairment of assets                   2,000,000             --             --
Changes in:
Other assets                                                    41,949        (12,337)       (30,529)
Accounts payable and accrued expenses                         (121,643)        77,452         82,810
Accrued real estate taxes                                       (2,769)       (10,729)        10,471
Due to affiliates                                               37,733         (1,386)       (42,965)
Deposits due to tenants                                         15,441         22,086         (1,240)
Unearned rental income                                           7,459        (15,504)         1,937
                                                           -----------     ----------     ----------
Total adjustments                                            2,507,145        581,120        541,950
                                                           -----------     ----------     ----------
Net cash provided by operating activities                  $   773,226     $  818,737     $  788,131
                                                           ===========     ==========     ==========
- ----------------------------------------------------------------------------------------------------
SUPPLEMENTAL SCHEDULE OF NONCASH FINANCING ACTIVITIES

Distributions to partners                                  $  (364,033)    $ (654,082)    $ (715,309)
Decrease in distribution payable                                    --        (33,649)       (69,869)
                                                           -----------     ----------     ----------
Distributions paid to partners                             $  (364,033)    $ (687,731)    $ (785,178)
                                                           ===========     ==========     ==========
- ----------------------------------------------------------------------------------------------------

            The accompanying notes are an integral part of these statements

                    PRUDENTIAL-BACHE/WATSON & TAYLOR, LTD.-3
                            (a limited partnership)

                         NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1995

A. GENERAL

     Prudential-Bache/Watson & Taylor, Ltd.-3 (the "Partnership") is a Texas limited partnership formed on November 13, 1984 which will terminate on December 31, 2050 unless terminated sooner under the provisions of the Amended and Restated Certificate and Agreement of Limited Partnership (the "Partnership Agreement"). The Partnership was formed for the purpose of acquiring, owning, developing and operating self-storage and office/showroom warehouse complexes; investing in unimproved commercial properties; and investing in first lien mortgage loans on existing or to-be-constructed commercial income-producing properties. The general partners of the Partnership are Prudential-Bache Properties, Inc. ("PBP"), a wholly-owned subsidiary of Prudential Securities Group Inc., George S. Watson, and A. Starke Taylor, III (collectively, the "General Partners"). PBP is the Managing General Partner and is responsible for the day-to-day operations of the Partnership and its investments. At September 30, 1995 the Partnership owned nine properties.

B. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of accounting

     The books and records of the Partnership are maintained on the accrual basis of accounting in accordance with generally accepted accounting principles. The Partnership's fiscal year for both book and tax purposes ends on September 30.

     Certain balances from prior years have been reclassified to conform with the current year's financial statement presentation.

Property and equipment

     Property investments are carried at the lower of depreciated cost or estimated amounts recoverable through future operations and ultimate disposition of the property. Property investments are depreciated or amortized using the straight-line method over their estimated economic lives which range from 5 to 25 years depending on property type. A valuation allowance is recorded when estimated amounts recoverable through future operations and ultimate disposition of the property are below depreciated cost.

     The Financial Accounting Standards Board has issued Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," which will be adopted by the Partnership as of October 1, 1995 for its financial statements for the year ended September 30, 1996. Under SFAS No. 121, impairment for properties to be held and used is determined to exist when estimated amounts recoverable through future operations on an undiscounted basis are below the property's carrying value. If a property is determined to be impaired, it should be recorded at the lower of its carrying value or its fair value. For properties that are held for sale, SFAS No. 121 proscribes that they should be reported at the lower of carrying amount or fair value less cost to sell. The Partnership believes that the implementation of SFAS No. 121 will not have a material effect on the Partnership's results of operations or financial position (see Note J).

Cash and cash equivalents

     Cash and cash equivalents include money market funds whose cost approximates market.

Income taxes

     The Partnership is not required to provide for, or pay, any Federal or state income taxes. Income tax attributes that arise from its operations are passed directly to the individual partners. The Partnership may be subject to other state and local taxes in jurisdictions in which it operates.

Profit and loss allocations and distributions

     Net operating income before depreciation is allocated 92% to the limited partners and 8% to the General Partners. Net operating loss, provision for loss on impairment of assets, and depreciation are allocated 99% to the limited partners and 1% to the General Partners.

     Distributions of cash are made in accordance with the Partnership Agreement and are allocated 92% to the limited partners and 8% to the General Partners.

     Net income (loss) per limited partnership unit for the year ended September 30, 1995 is based on 53,585 limited and equivalent units outstanding, which excludes 270 equivalent units held by PBP (see Note F) for which PBP has waived all of its rights therein. Prior years' per unit amounts have been restated to eliminate the equivalent units held by PBP.

C. INVESTMENT IN PROPERTY

     The Partnership's properties at September 30, 1995 and 1994 were:

                                                     1995             1994
                                                  -----------      -----------
IMPROVED PROPERTIES:
     Barrow Road - Little Rock, Arkansas          $ 2,632,627      $ 2,694,631
     La Prada - Mesquite, Texas                     2,508,150        2,585,605
     Tulsa Peoria - Tulsa, Oklahoma                 1,405,517        1,474,119
     Westheimer - Houston, Texas                    1,768,887        1,823,370
     Eastgate - Garland, Texas                      1,552,174        1,595,311
     Quail Valley - Missouri City, Texas            1,206,956        1,256,732
     Mt. Holly - Mt. Holly, New Jersey              1,438,309        1,501,816
                                                  -----------      -----------
                                                   12,512,620       12,931,584
                                                  -----------      -----------
UNIMPROVED PROPERTIES:

     I-35/I-20 - Dallas, Texas                      2,609,671        2,609,671
     Southlake - Southlake, Texas                   1,343,503        1,343,503
                                                  -----------      -----------
                                                    3,953,174        3,953,174
                                                  -----------      -----------
LESS: allowance for loss on impairment of
  assets                                           (4,745,000)      (2,745,000)
                                                  -----------      -----------
                                                  $11,720,794      $14,139,758
                                                  ===========      ===========

     Based upon estimated amounts recoverable through future operations and ultimate disposition of the properties and a reduced holding period until the properties are disposed of, an additional allowance for loss on impairment of assets of $2,000,000 was recorded as of September 30, 1995.

D. NOTE PAYABLE

     On March 5, 1986, the Partnership purchased an 88.81% participating interest in a $5,700,000 loan (the "Loan") from First Commonwealth Mortgage Trust (the "Lender") to TriProperties, Ltd. (the "Borrower"), an affiliate of Messrs. Watson and Taylor. The Loan was secured by the Mt. Holly, Eastgate and Quail Valley properties (collectively, the "Mortgaged Properties").

     On December 5, 1988, following the default by the Borrower under the Loan, the Partnership and the Lender entered into an agreement whereby the Lender assigned the note evidencing the Loan to the Partnership in exchange for the Partnership's issuance to the Lender of a promissory note in the amount of $638,000. The Partnership's promissory note bears interest, payable quarterly, at a rate equal to 11.19% of net cash flow from the Mortgaged Properties and the full amount thereof is due on January 30, 1999, the maturity date of the Loan. Subsequently, the Partnership foreclosed and took title to each of the Mortgaged Properties and granted a first lien on such properties to the Lender as collateral for the Partnership's $638,000 promissory note.

     Interest expense on the promissory note was $53,130, $36,058 and $40,662 for the years ended September 30, 1995, 1994 and 1993, respectively.

E. MINIMUM FUTURE LEASE REVENUES

     The Partnership earns a portion of its rental income from month-to-month leasing arrangements; however, the Partnership also has certain noncancellable operating leases with tenants at the Partnership's properties. The minimum future rental revenues receivable under these noncancellable operating leases at the Partnership's improved properties are approximately $516,000 and $136,000 for the years ending September 30, 1996 and 1997, respectively.

F. RELATED PARTIES

     PBP and its affiliates perform services for the Partnership which include, but are not limited to: accounting and financial management, transfer and assignment functions, asset management (including direct management of the Partnership's unimproved properties), investor communications, printing and other administrative services. PBP and its affiliates receive reimbursements for costs incurred in connection with these services, the amount of which is limited by the provisions of the Partnership Agreement. The costs and expenses incurred on behalf of the Partnership which are reimbursable to PBP and its affiliates for the years ended September 30, 1995, 1994 and 1993 were approximately $97,000, $102,000, and $89,000, respectively.

     Affiliates of Messrs. Watson and Taylor, the individual General Partners, also perform certain administrative and monitoring functions on behalf of the Partnership. The Partnership recorded $25,850 relating to the reimbursement for these services for the period from November 1988 through December 1993 during the three months ended March 31, 1994. Beginning January 1, 1994, the Partnership has incurred $1,250 quarterly for the continuing reimbursement of these services.

     PBP and Messrs. Watson and Taylor, the individual General Partners of the Partnership, own 270, 135 and 135 equivalent limited partnership units, respectively. PBP receives funds from the Partnership, such as General Partner distributions and reimbursement of expenses, but has waived all of its rights resulting from its ownership of equivalent limited partnership units. Accordingly, limited partner distributions per Unit and net income (loss) per Unit are calculated net of 270 equivalent limited partnership Units.

     Prudential Securities Incorporated ("PSI"), an affiliate of PBP, owns 253 limited partnership units at September 30, 1995.

G. INCOME TAXES

     The following is a reconciliation of net income (loss) for financial reporting purposes to net income for tax reporting purposes for the years ended September 30, 1995, 1994 and 1993, respectively:


                                                                  1995           1994         1993
                                                               -----------     --------     --------
Net income (loss) per financial statements                     $(1,733,919)    $237,617     $246,181
Book depreciation and amortization in excess of tax                 84,391       82,243       82,498
Carrying costs on land held for investment, capitalized for
  tax purposes                                                      53,926       54,303       54,812
Rent received in advance, reported as income for tax
  purposes                                                          32,944       25,485       40,989
Reversal of prior years' rents received in advance, reported
  as taxable income in prior years                                 (25,485)     (40,989)     (39,052)
Tax depreciation and amortization in excess of book                (29,326)     (31,529)     (31,126)
Additional expenses included in taxable income                      (6,144)      (6,022)      (6,022)
Provision for loss on impairment of assets                       2,000,000           --           --
                                                               -----------     --------     --------
Tax basis net income                                           $   376,387     $321,108     $348,280
                                                               ===========     ========     ========

     The differences between the tax basis and book basis of partners' capital are primarily attributable to the cumulative effect of book to tax income adjustments.

H. CONTINGENCIES

     By order of the Judicial Panel on Multidistrict Litigation dated April 14, 1994, a number of purported class actions then pending in various federal district courts were transferred to a single judge of the United States

District Court for the Southern District of New York and consolidated for pretrial proceedings under the caption In re Prudential Securities Incorporated Limited Partnerships Litigation (MDL Docket No. 1005).

     On June 8, 1994 plaintiffs in the transferred cases filed a complaint that consolidated the previously filed complaints and named as defendants, among others, PSI, certain of its present and former employees, and PBP. The Partnership was not named a defendant in the consolidated complaint, but the name of the Partnership was listed as being among the limited partnerships at issue in the case. On August 9, 1995 PBP, PSI and other Prudential defendants entered into a Stipulation and Agreement of Partial Compromise and Settlement with legal counsel representing plaintiffs in the consolidated actions. The court preliminarily approved the settlement agreement by order dated August 29, 1995 and, following a hearing held November 17, 1995, found that the agreement was fair, reasonable, adequate and in the best interests of the plaintiff class. The court gave final approval to the settlement, certified a class of purchasers of specific limited partnerships, including the Partnership, released all settled claims by members of the class against the PSI settling defendants and permanently barred and enjoined class members from instituting, commencing or prosecuting any settled claim against the released parties. The full amount due under the settlement agreement has been paid by PSI.

I. SUBSEQUENT EVENT

     In November 1995, distributions of approximately $67,000 and $6,000 were paid to the Limited Partners and the General Partners, respectively, for the quarter ended September 30, 1995.

J. EVENT SUBSEQUENT TO DATE OF AUDITORS' REPORT

     On December 15, 1995, the Management Committee of the Partnership determined to seek bids for all of the properties held by the Partnership. If acceptable bids are received by the Partnership, the Partnership would enter into agreements to sell the properties, subject to the approval of the limited partners owning a majority of the Units, as required by the Partnership Agreement. If such sales are approved and consummated, the Partnership would liquidate and distribute its assets to its partners. There can, of course, be no assurance that acceptable bids will be received or that any transactions will be consummated.

                    PRUDENTIAL-BACHE/WATSON & TAYLOR, LTD.-3
                            (a limited partnership)

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

LIQUIDITY AND CAPITAL RESOURCES

     The Partnership owns and operates three office/showroom/warehouse facilities, three mini-storage complexes, and one office facility, along with two parcels of undeveloped land. On December 15, 1995, the Management Committee of the Partnership determined to seek bids for all of the properties held by the Partnership. If acceptable bids are received by the Partnership, the Partnership would enter into agreements to sell the properties, subject to the approval of the limited partners owning a majority of the Units, as required by the Partnership Agreement. If such sales are approved and consummated, the Partnership would liquidate and distribute its assets to its partners. There can, of course, be no assurance that acceptable bids will be received or that any transactions will be consummated.

     During the year ended September 30, 1995 ("fiscal 1995"), the Partnership's cash and cash equivalents increased by approximately $299,000 to $1,008,000 due to cash flows from operations for the quarter ended September 30, 1995 in excess of distributions and capital expenditures and cash retained for future property improvements. Distributions paid during the year ended September 30, 1995 totaled approximately $364,000, of which $335,000 and $29,000 were paid to the limited partners and General Partners, respectively. These distributions were funded from cash generated by the operations of its properties.

     The Partnership believes that it will continue to be able to meet its cash requirements in the foreseeable future with cash generated by the operations of its properties. However, the Partnership's ability to make future distributions to the partners and the amount of the distributions that may be made will be affected by the amount of cash generated by the Partnership from operations of the properties, the amount expended for capital improvements and the amount set aside for budgeted capital improvements.

     Capital improvements are currently budgeted at approximately $256,000 for calendar year 1996. Included in the calendar year 1996 budget, is an estimate for a roof replacement at the Eastgate property, the need for which has been accelerated by storm damage.

RESULTS OF OPERATIONS

     Average occupancies for the years ended September 30, 1995, 1994 and 1993 were as follows:


               Property               1995         1994         1993
               --------               ----         ----         ----
               Barrow Road             91%          92%          89%
               La Prada                93           95           94
               Tulsa Peoria            87           90           94
               Westheimer              76           81           83
               Eastgate                99           96           90
               Quail Valley           100           98           94
               Mt. Holly               93           88           83

              (Occupancies are calculated by dividing occupied units by available units.)

1995 vs. 1994

     Net income decreased by approximately $1,972,000 for fiscal 1995 as compared to the year ended September 30, 1994 ("fiscal 1994") primarily due to the additional $2,000,000 allowance for loss on impairment of assets as further discussed in Note C to the financial statements. Before the provision for loss on impairment of assets, net income increased by approximately $28,000 for fiscal 1995 as compared to fiscal 1994 for the reasons discussed below.

     Rental income increased by approximately $63,000 for fiscal 1995 as compared to fiscal 1994. Rental income increased at the Eastgate, Quail Valley, and Mt. Holly properties primarily due to increased average occupancies. Rental income was up at Tulsa Peoria and Barrow Road due to increased rental rates. Rental income at La Prada and Westheimer remained stable as lower occupancies offset higher rental rates.

     Interest income increased approximately $7,000 during fiscal 1995 as compared to fiscal 1994 because of increases in average cash balances available to be invested in short-term investments.

     Property operating expenses increased approximately $35,000 during fiscal 1995 as compared to fiscal 1994 primarily due to increases in property payroll costs at Westheimer, Tulsa Peoria, La Prada, and Quail Valley partially offset by decreases in repairs and maintenance and utilities expenses at the majority of the properties.

     General and administrative expenses decreased approximately $19,000 during fiscal 1995 as compared to fiscal 1994 primarily due to the accrual of prior periods' general, administrative and monitoring expense reimbursements in the second quarter of fiscal 1994 as further discussed in Note F to the financial statements offset by increased professional fees and by increased office expenses at the property level.

     Interest expense on the Partnership's note payable is calculated as a percentage of net cash flow from the three properties (Eastgate, Quail Valley and Mt. Holly) which collateralize the note. Interest expense increased by approximately $17,000 in fiscal 1995 as compared to fiscal 1994 as a result of increased cash flows from operations at the three properties.

1994 vs. 1993

     Net income decreased by approximately $9,000 for fiscal 1994 as compared to the year ended September 30, 1993 ("fiscal 1993") for the reasons discussed below.

     Rental income increased approximately $56,000 for fiscal 1994 as compared to fiscal 1993 primarily due to additional revenue derived from the Quail Valley, Eastgate and Mt. Holly properties resulting from increased average occupancies. Rental income at the Barrow Road, Westheimer and La Prada properties remained stable from year to year. Rental income at the Tulsa Peoria property decreased due to lower average occupancies.

     Other income increased approximately $8,000 during fiscal 1994 as compared to fiscal 1993 primarily due to billboard advertising revenue recognized during the current period.

     Property operating expenses increased by approximately $94,000 during fiscal 1994 as compared to fiscal 1993 due to increases in repairs and maintenance, property-related payroll expenses and leasing commissions of approximately $41,000, $26,000, and $9,000, respectively, as well as increases in insurance and utilities of approximately $7,000 and $21,000, respectively, due to higher rates.

     Real estate taxes decreased approximately $33,000 due to reassessed property values, and to a lesser extent, lower tax rates during fiscal 1994.

     General and administrative expenses increased by approximately $15,000 in fiscal 1994 as compared to fiscal 1993 primarily due to the accrual of current and prior periods' general, administrative and monitoring expense reimbursements in the second quarter of fiscal 1994 as further discussed in Note F to the financial statements. This increase was partially offset by lower professional fees.

                               OTHER INFORMATION

     The Partnership's Annual Report on Form 10-K as filed with the Securities and Exchange Commission is available to limited partners without charge upon written request to:

        Prudential-Bache/Watson & Taylor, Ltd.-3
        P.O. Box 2016
        Peck Slip Station
        New York, NY 10272-2016
                                      C-29

                                                                  ANNEX D

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 10-Q

(MARK ONE)

/X/ QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
    ACT OF 1934

For the quarterly period ended June 30, 1996

/ / TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
    ACT OF 1934

For the transition period from _______________________ to ______________________

Commission file number: 0-14397

                    PRUDENTIAL-BACHE/WATSON & TAYLOR, LTD.-3
- --------------------------------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Texas                                                                 75-1991528
- --------------------------------------------------------------------------------
(STATE OR OTHER JURISDICTION OF INCORPORATION                   (I.R.S. EMPLOYER
 OR ORGANIZATION)                                            IDENTIFICATION NO.)

One Seaport Plaza, New York, NY                                       10292-0116
- --------------------------------------------------------------------------------
(Address of principal executive offices)                              (Zip Code)

Registrant's telephone number, including area code (212) 214-1016

                                      N/A
- --------------------------------------------------------------------------------
               FORMER NAME, FORMER ADDRESS AND FORMER FISCAL YEAR,
                          IF CHANGED SINCE LAST REPORT.

     Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes [x] No [ ]

                         Part I. FINANCIAL INFORMATION
                          ITEM 1. FINANCIAL STATEMENTS
                    PRUDENTIAL-BACHE/WATSON & TAYLOR, LTD.-3
                            (a limited partnership)
                       STATEMENTS OF FINANCIAL CONDITION
                                  (UNAUDITED)

                                                    June 30,       September 30,
                                                      1996             1995
                                                   -----------     -------------
ASSETS
Property held for sale                             $10,721,990      $11,720,794
Cash and cash equivalents                            1,147,692        1,008,091
Other assets                                            47,613           13,148
                                                   -----------      -----------
Total assets                                       $11,917,295      $12,742,033
                                                   ===========      ===========
LIABILITIES AND PARTNERS' CAPITAL
Liabilities
Note payable                                       $   638,000      $   638,000
Accounts payable and accrued expenses                  318,462          157,860
Accrued real estate taxes                              175,581          142,130
Deposits due to tenants                                102,684           95,365
Due to affiliates, net                                  99,110           78,018
Unearned rental income                                  23,865           32,944
                                                   -----------      -----------
Total liabilities                                    1,357,702        1,144,317
                                                   -----------      -----------
Partners' capital
Limited partners (53,855 limited and
  equivalent units issued and
  outstanding)                                      10,349,475       11,394,078
General partners                                       210,118          203,638
                                                   -----------      -----------
Total partners' capital                             10,559,593       11,597,716
                                                   -----------      -----------
Total liabilities and partners' capital            $11,917,295      $12,742,033
                                                   ===========      ===========
- -------------------------------------------------------------------------------

         The accompanying notes are an integral part of these statements

                    PRUDENTIAL-BACHE/WATSON & TAYLOR, LTD.-3
                            (a limited partnership)
                            STATEMENTS OF OPERATIONS
                                  (UNAUDITED)




                                                     Nine Months Ended          Three Months Ended
                                                         June 30,                    June 30,
                                                 -------------------------     ---------------------
                                                    1996           1995          1996         1995
                                                 ----------     ----------     --------     --------
REVENUES
Rental income                                    $1,510,354     $1,461,017     $501,945     $501,213
Interest                                             20,797         12,784        7,935        4,518
Other                                                11,326         10,941        3,779        3,812
                                                 ----------     ----------     --------     --------
                                                  1,542,477      1,484,742      513,659      509,543
                                                 ----------     ----------     --------     --------
EXPENSES

Property operating                                  541,624        516,180      172,435      165,330
General and administrative                          479,311        178,625      249,945       62,231
Real estate taxes                                   184,457        154,859       51,260       52,166
Depreciation                                        136,271        394,548           --      133,072
Interest                                             20,624         37,022       (2,877)      12,483
                                                 ----------     ----------     --------     --------
                                                  1,362,287      1,281,234      470,763      425,282
                                                 ----------     ----------     --------     --------
Net income                                       $  180,190     $  203,508     $ 42,896     $ 84,261
                                                 ==========     ==========     ========     ========

ALLOCATION OF NET INCOME
Limited partners                                 $  156,236     $  159,609     $ 39,464     $ 68,205
                                                 ==========     ==========     ========     ========
General partners                                 $   23,954     $   43,899     $  3,432     $ 16,056
                                                 ==========     ==========     ========     ========
Net income per limited partnership unit          $     2.92     $     2.98     $    .74     $   1.27
                                                 ==========     ==========     ========     ========
- ----------------------------------------------------------------------------------------------------



                   STATEMENT OF CHANGES IN PARTNERS' CAPITAL
                                  (UNAUDITED)

                                                             Limited       General
                                                            Partners       Partners        Total
                                                           -----------     --------     -----------

Partners' capital--September 30, 1995                      $11,394,078     $203,638     $11,597,716
Net income                                                     156,236       23,954         180,190
Distributions                                               (1,200,839)     (17,474)     (1,218,313)
                                                           -----------     --------     -----------
Partners' capital--June 30, 1996                           $10,349,475     $210,118     $10,559,593
                                                           ===========     ========     ===========
- ---------------------------------------------------------------------------------------------------

                 The accompanying notes are an integral part of these statements

                    PRUDENTIAL-BACHE/WATSON & TAYLOR, LTD.-3
                            (a limited partnership)
                            STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                                              Nine Months Ended
                                                                                  June 30,
                                                                          -------------------------
                                                                             1996           1995
                                                                          ----------     ----------
CASH FLOWS FROM OPERATING ACTIVITIES
Rental income and deposits received                                       $1,474,128     $1,486,748
Interest received                                                             20,797         12,784
Other income received                                                         11,326         10,941
Property operating expenses paid                                            (525,474)      (639,170)
Real estate taxes paid                                                      (151,006)      (183,224)
General and administrative expenses paid                                    (294,778)      (197,173)
Interest paid                                                                (39,612)       (37,022)
                                                                          ----------     ----------
Net cash provided by operating activities                                    495,381        453,884
CASH FLOWS FROM INVESTING ACTIVITIES
Net proceeds from sale of land                                             1,000,000             --
Property improvements                                                       (137,467)       (74,273)
                                                                          ----------     ----------
Net cash provided by (used in) investing activities                          862,533        (74,273)
CASH FLOWS FROM FINANCING ACTIVITIES
Distributions paid to partners                                            (1,218,313)      (291,227)
                                                                          ----------     ----------
Net increase (decrease) in cash and cash equivalents                         139,601         88,384
Cash and cash equivalents at beginning of period                           1,008,091        708,909
                                                                          ----------     ----------
Cash and cash equivalents at end of period                                $1,147,692     $  797,293
                                                                          ==========     ==========
- ---------------------------------------------------------------------------------------------------
RECONCILIATION OF NET INCOME TO NET CASH
PROVIDED BY OPERATING ACTIVITIES

Net income                                                                $  180,190     $  203,508
                                                                          ----------     ----------
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation                                                                 136,271        394,548
Changes in:
Other assets                                                                 (34,465)        10,536
Accounts payable and accrued expenses                                        160,602       (145,354)
Accrued real estate taxes                                                     33,451        (28,365)
Due to affiliates, net                                                        21,092          3,816
Deposits due to tenants                                                        7,319         16,344
Unearned rental income                                                        (9,079)        (1,149)
                                                                          ----------     ----------
Total adjustments                                                            315,191        250,376
                                                                          ----------     ----------
Net cash provided by operating activities                                 $  495,381     $  453,884
                                                                          ==========     ==========
- ---------------------------------------------------------------------------------------------------

         The accompanying notes are an integral part of these statements

                    PRUDENTIAL-BACHE/WATSON & TAYLOR, LTD.-3
                            (a limited partnership)
                         NOTES TO FINANCIAL STATEMENTS
                                 JUNE 30, 1996
                                  (UNAUDITED)

A. GENERAL

     These financial statements have been prepared without audit. In the opinion of Prudential-Bache Properties, Inc. ("Managing General Partner") ("PBP"), the financial statements contain all adjustments (consisting of only normal recurring adjustments) necessary to present fairly the financial position of Prudential-Bache/Watson & Taylor, Ltd.-3 (the "Partnership") as of June 30, 1996 and the results of its operations for the nine and three months ended June 30, 1996 and 1995, and its cash flows for the nine months ended June 30, 1996 and 1995. However, the operating results for the interim periods may not be indicative of the results expected for the full year.

     Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles have been omitted. It is suggested that these financial statements be read in conjunction with the financial statements and notes thereto included in the Partnership's Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended September 30, 1995.

     On December 15, 1995, the Management Committee of the Partnership determined to seek bids for all the properties held by the Partnership. On June 10, 1996, the Partnership entered into a contract with Public Storage, Inc., the current property manager of the Partnership's properties, for the sale of substantially all the Partnership's properties for an aggregate sales price of $11,050,000. This sale is subject to the approval by the limited partners holding a majority of the limited partnership units and certain other conditions and potential price adjustments.

     The Partnership anticipates sending proxy statements in August 1996 or as soon thereafter as practicable for the purpose of advising limited partners of the terms of the agreement and to solicit their consent of the proposed sale. It is expected that, if approved, the sale will close before December 31, 1996. Following the closing, the Partnership will make one or more cash distributions to the limited partners. The bulk of the distributions are expected to occur shortly after the closing with the remainder expected to be distributed within twelve months after the closing, at which time the Partnership would then be liquidated.

B. RELATED PARTIES

     PBP and its affiliates perform services for the Partnership which include, but are not limited to: accounting and financial management, transfer and assignment functions (including direct management of the Partnership's unimproved property), asset management, investor communications, printing and other administrative services. PBP and its affiliates receive reimbursements for costs incurred in connection with these services, the amount of which is limited by the provisions of the Partnership Agreement. The costs and expenses incurred on behalf of the Partnership which are reimbursable to PBP and its affiliates for the nine months ended June 30, 1996 and 1995 were approximately $96,000 and $66,000, respectively, and for the three months ended June 30, 1996 and 1995, were approximately $35,000 and $12,000, respectively.

     Affiliates of Messrs. Watson and Taylor, the individual General Partners, also perform certain administrative and monitoring functions on behalf of the Partnership. Relating to the reimbursement of these services, the Partnership recorded approximately $24,000 and $4,000 for the nine months ended June 30, 1996 and 1995, respectively and for the three months ended June 30, 1996 and 1995 recorded approximately $18,000 and $1,000, respectively.

     PBP and the two individual General Partners of the Partnership own 270, 135 and 135 equivalent limited partnership units, respectively. PBP receives funds from the Partnership, such as General Partner distributions and reimbursement of expenses, but has waived all of its rights resulting from its ownership of equivalent limited partnership units. Accordingly, the 270 units owned by PBP have been excluded from the calculation of net income per limited partnership unit and distributions per limited partnership unit.

     Prudential Securities Incorporated ("PSI"), an affiliate of PBP, owns 253 limited partnership units at June 30, 1996.

C. SUBSEQUENT EVENT

     In August 1996, distributions of approximately $67,000 and $6,000 were paid to the limited partners and the General Partners, respectively, for the quarter ended June 30, 1996.

                    PRUDENTIAL-BACHE/WATSON & TAYLOR, LTD.-3
                            (a limited partnership)

           ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

LIQUIDITY AND CAPITAL RESOURCES

     The Partnership owns and operates three office/showroom/warehouse facilities, three mini-storage complexes and one office facility, along with one parcel of undeveloped land. On December 15, 1995, the Management Committee of the Partnership determined to seek bids for all of the properties held by the Partnership. On June 10, 1996, the Partnership entered into a contract with Public Storage, Inc., the current property manager of the Partnership's properties, for the sale of substantially all the Partnership's properties for an aggregate sales price of $11,050,000. This sale is subject to the approval by the limited partners holding a majority of the limited partnership units and certain other conditions and potential price adjustments. The Partnership anticipates sending proxy statements in August 1996 or as soon thereafter as practicable for the purpose of advising limited partners of the terms of the agreement and to solicit their consent of the proposed sale. It is expected that, if approved, the sale will close before December 31, 1996. Following the closing, the Partnership will make one or more cash distributions to the limited partners. The bulk of the distributions are expected to occur shortly after the closing with the remainder expected to be distributed within twelve months after the closing, at which time the Partnership would then be liquidated.

     During the nine months ended June 30, 1996, the Partnership's cash and cash equivalents increased by approximately $140,000 due to cash flow from property operations and net proceeds from the sale of land in excess of distributions to partners and capital expenditures. Distributions made during the three months ended June 30, 1996 totaled approximately $1,073,000 of which $1,067,000 and $6,000 were paid to the limited partners and General Partners, respectively. These distributions were funded from current property operations and from the net proceeds of approximately $1,000,000 from the sale of the Southlake, Texas unimproved land in April 1996.

     The Partnership's ability to make future distributions to the partners and the amount that may be made will be affected not only by the amount of cash generated by the Partnership from the operations of its properties including the amount expended for property improvements, but also by the amount from and the timing of any sale of the Partnership's properties.

RESULTS OF OPERATIONS

     Average occupancy rates for the nine months ended June 30, 1996 and 1995 were as follows:

                                                              June 30,
                                                        --------------------
Property                                                1996           1995
- --------                                                ----           ----
Barrow Road                                             95.0%          90.3%
La Prada                                                94.7           95.3
Tulsa Peoria                                            94.8           91.1
Westheimer                                              85.6           78.4
Eastgate                                                93.2           98.6
Quail Valley                                            99.7          100.0
Mt. Holly                                               88.4           92.1
- ---------------------------------------------------------------------------

(Average occupancy rates are calculated by averaging the monthly occupancies determined by dividing occupied square footage by available square footage as of each month-end.)

     Net income decreased by approximately $23,000 and $41,000 for the nine and three months ended June 30, 1996, as compared to the corresponding periods in fiscal 1995 primarily for the reasons discussed below.

     Rental income increased by approximately $49,000 for the nine months ended June 30, 1996, as compared to the same period in fiscal 1995 (the three month comparable periods were similar.) The nine month increase was primarily due to increased revenue at the Barrow Road, La Prada and Westheimer properties as a result of increased rental rates and average occupancies, principally during the first and second quarters. Rental income at the remaining properties remained relatively stable for the nine and three months ended June 30, 1996 as compared to the same periods in fiscal 1995.

     Property operating expenses increased by approximately $25,000 and $7,000 for the nine and three months ended June 30, 1996, as compared to the same periods in fiscal 1995 due to increases in property payroll, utilities and insurance expenses.

     General and administrative expenses increased by approximately $301,000 and $188,000 for the nine and three months ended June 30, 1996, as compared to the same periods in fiscal 1995. This variance was primarily due to the accrual of professional fees and other costs relating to the anticipated solicitation of the consent of the limited partners for the sale of the properties.

     Real estate taxes increased by approximately $30,000 and were essentially flat for the nine and three months ended June 30, 1996, as compared to the same periods in fiscal 1995. This was due to higher actual payments made during the first quarter of 1996 for 1995 taxes which were higher than had been accrued for in 1995 as well as a proportionate increase in tax accruals for 1996.

     Depreciation expense decreased by approximately $258,000 and $133,000 for the nine and three months ended June 30, 1996, as compared to the corresponding periods in fiscal 1995 due to the reclassification of the Partnership's properties from held for use to held for sale as of December 31, 1995. Under generally accepted accounting principles, such properties are no longer depreciated and, therefore, no depreciation expense has been recorded for the six months ended June 30, 1996.

     Interest expense decreased in the nine and three months ended June 30, 1996 by approximately $16,000 and $15,000. This was due to the negative cash flow caused by capital improvements on the Eastgate property which, in turn, reduced the interest on the note payable in the third quarter of fiscal 1996.

                           PART II. OTHER INFORMATION


Item 1. Legal Proceedings--None

Item 2. Changes in Securities--None

Item 3. Defaults Upon Senior Securities--None

Item 4. Submission of Matters to a Vote of Security Holders--None

Item 5. Other Information--None

Item 6. (a) Exhibits and Reports on Form 8-K

        Description:

        3.01 Amended and Restated Certificate and Agreement of Limited Partnership (filed as an exhibit to Registration Statement on Form S-11 (No. 2-94976) and incorporated herein by reference)

        3.02 Amendment to the Amended and Restated Certificate and Agreement of Limited Partnership (filed as an exhibit to Registrant's Form 10-K for the year ended September 30, 1989 and incorporated herein by reference)

        4.01 Certificate of Limited Partnership interest (filed as an exhibit to Registration Statement on Form S-11 (No. 2-94976) and incorporated herein by reference)

        27.1 Financial Data Schedule (filed herewith)

       (b) Reports on Form 8-K

          Registrant's Current Report on Form 8-K dated June 14, 1996, as filed with the Securities and Exchange Commission on June 20, 1996, relating to Item 5 regarding the Registrant's entering into a contract of sale for substantially all of the Registrant's properties.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Prudential-Bache/Watson & Taylor, Ltd.-3

By: Prudential-Bache Properties, Inc.
    A Delaware corporation,
    Managing General Partner

    By: /s/ Eugene D. Burak                      Date: August 14, 1996
    ----------------------------------------
    EUGENE D. BURAK
    VICE PRESIDENT
    CHIEF ACCOUNTING OFFICER FOR THE
    REGISTRANT

                                                                         Annex E

                            Ernst & Young Tax Letter

To the Partners of Prudential-Bache/Watson & Taylor, Ltd.-3
New York, New York

At your request, we have determined the estimated loss for federal income tax purposes resulting from the sale of the assets of Prudential-Bache/Watson & Taylor, Ltd.-3 ("the Partnership"). In determining such estimated loss we have considered the following:

     1.   Contract of Sale

     2.   Partnership Agreement as we understand it to be in effect

     3. Prior years' federal income tax returns and related supporting analyses

     4.   Estimated Expenses of Sale

     5. The Partnership's assumptions made with respect to 1996 results of operations and asset additions and disposals.

Based upon our consideration of such information provided by the Partnership and discussions related thereto, the total loss on the sale of the assets of the Partnership allocable to the unitholders will approximate $4.8 million or an average loss of $85 per taxable unit and $95 per nontaxable unit. This estimate is based upon the Internal Revenue Code of 1986, as amended, existing final, temporary and proposed Treasury regulations thereunder, published rulings and practices of the Internal Revenue Service, and court decisions, all as currently in effect. There can be no assurance that future legislation or administrative changes or court decisions will not significantly modify the federal income tax law regarding the determination of the estimated loss, potentially with retroactive effect.

September 17, 1996

                             [FORM OF FRONT OF CARD]

                    PRUDENTIAL-BACHE/WATSON & TAYLOR, LTD.-3

                                  CONSENT CARD

CONSENT IS SOLICITED ON BEHALF OF PRUDENTIAL-BACHE PROPERTIES, INC. AS THE MANAGING GENERAL PARTNER ("PB PROPERTIES") OF PRUDENTIAL-
BACHE/WATSON & TAYLOR, LTD.-3 (THE "PARTNERSHIP"). THE GENERAL PARTNERS RECOMMEND CONSENT ON THE PROPOSAL.

Unitholders should not send any Certificates with this Consent Card. Unitholders are urged to mark, sign, date and mail promptly this Consent Card in the envelope provided. Consent Card must be received by 10:00 a.m. New York time on Friday, October 18, 1996, unless the time is extended.

THIS CARD, IF SIGNED AND RETURNED, SHALL BE DEEMED TO APPROVE THE PROPOSAL IF NOT INDICATED TO THE CONTRARY.

EACH CONSENT CARD MUST BE SIGNED AND DATED.

Sign exactly as addressed to you. Joint owners should each sign. If signing as executor, administrator, attorney, trustee, or guardian, give title as such. If a corporation, sign in full corporate name by authorized officer. If a partnership, sign in the name of authorized person.

                             [FORM OF BACK OF CARD]

     SALE OF ASSETS AND LIQUIDATION

     The undersigned hereby votes all Units beneficially owned by the undersigned on the proposed Sale of Assets and Liquidation as follows:

         / / Approve       / / Disapprove       / / Abstain

         the sale of substantially all of the assets of the Partnership as contemplated by the Contract of Sale by and between the Partnership and Public Storage, Inc. and the complete liquidation and dissolution of the Partnership, all as more fully described in the Consent Statement dated September 17, 1996.


                                               SIGNATURE

                                               __________________________

                                               __________________________


                                               Date: _____________ , 1996


     PLEASE SIGN, DATE AND RETURN THIS CONSENT CARD USING THE ENCLOSED ENVELOPE.